                                                                   DRAFT 6/18/96

                                                                 EXHIBIT 10.4(a)

                                CREDIT AGREEMENT

                                  by and among

                           VIACOM INTERNATIONAL INC.
                       (name to be changed to TCI PACIFIC
                   COMMUNICATIONS, INC. immediately following
                        the Transaction Effective Date)
                                      and
                        on and after the TCI Cosign Date
                        TCI PACIFIC, INC., as Borrowers,

                          THE SIGNATORY BANKS HERETO,

                 THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA,
                     CIBC INC., NATIONSBANK OF TEXAS, N.A.
                         and THE TORONTO-DOMINION BANK,
                              as Arranging Agents,

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                  BANK OF MONTREAL, BANQUE NATIONALE DE PARIS,
            BARCLAYS BANK PLC, CHEMICAL BANK, CORESTATES BANK, N.A.,
CREDIT LYONNAIS NEW YORK BRANCH, DEUTSCHE BANK AG, THE FUJI BANK, LIMITED,
                    THE INDUSTRIAL BANK OF JAPAN, LIMITED,
             THE LONG TERM CREDIT BANK OF JAPAN, MELLON BANK, N.A.,
             PNC BANK, NATIONAL ASSOCIATION, ROYAL BANK OF CANADA,
                   SOCIETE GENERALE, THE SUMITOMO BANK, LTD.
                     and SWISS BANK CORPORATION, as Agents,

                                      and

                             THE BANK OF NEW YORK,
                            as Administrative Agent


                                   FACILITY A

                           --------------------------
                                 $1,400,000,000
                           -------------------------



                        Dated as of              , 1996
                                    -------------

                              TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS.......................................................  1

ARTICLE 2. LOANS; LOAN COMMITMENT AMOUNTS.................................... 25
  2.1. Revolving Loans; Revolving Commitment Amounts......................... 25
  2.2. Term Loans; Term Commitment Amounts................................... 27

ARTICLE 3. INTEREST RATES ON LOANS........................................... 27
  3.1. Interest Rate......................................................... 27
  3.2. Interest Rate After Maturity.......................................... 28

ARTICLE 4. LOAN PROCEDURES, NOTES AND PAYMENT OF INTEREST.................... 28
  4.1. Amount of Revolving Loans............................................. 28
  4.2. Borrowing Requests.................................................... 28
  4.3. Disbursement of Proceeds.............................................. 29
  4.4. Notes................................................................. 30
  4.5. Limitation on Interest Rate Options and Maximum Interest Rate......... 31
  4.6. Interest Payment Periods.............................................. 32
  4.7. Funding............................................................... 32

ARTICLE 5. PAYMENT, CONTINUATION OR CONVERSION, AND PRE
      PAYMENT OF LOANS....................................................... 33
  5.1. Payments.............................................................. 33
  5.2. Late Payments......................................................... 33
  5.3. Continuation or Conversion............................................ 34
  5.4. Prepayments........................................................... 34
  5.5. Application of Payments............................................... 35
  5.6. Sharing of Payments................................................... 35

ARTICLE 6. FEES AND TAXES.................................................... 36
  6.1. Commitment Fee........................................................ 36
  6.2. Taxes and Duties; Counterclaims....................................... 36
  6.3. Tax Forms............................................................. 37

ARTICLE 7. COST PROTECTION................................................... 38
  7.1. Change in Circumstances; Reserve Costs................................ 38
  7.2. Change in Legality.................................................... 39
  7.3. Responsibility of Affected Bank....................................... 40
  7.4. Cost of Funds......................................................... 41

ARTICLE 8. CONDITIONS OF LENDING AND RELEASE................................. 42
  8.1. Conditions Precedent to First Funding................................. 42
  8.2. Conditions Precedent to all Loans..................................... 45
  8.3. Release of Cash Collateral Account.................................... 46
  8.4. Notice to Banks....................................................... 47
  8.5. Tax Forms............................................................. 47

ARTICLE 9. REPRESENTATIONS AND WARRANTIES...................................  47
  9.1. Subsidiaries ........................................................  47
  9.2. Corporate Existence and Power........................................  48
  9.3. Corporate Authority..................................................  48
  9.4. Binding Agreement....................................................  48
  9.5. Litigation...........................................................  48
  9.6. No Conflicting Agreements............................................  49
  9.7. Taxes................................................................  49
  9.8. Compliance with Applicable Laws......................................  49
  9.9. Governmental Regulations.............................................  50
  9.10. Property............................................................  50
  9.11. Federal Reserve Regulations; Use of Proceeds of Loans...............  50
  9.12. ERISA...............................................................  51
  9.13. Franchises, Etc.....................................................  51
  9.14. Burdensome Obligations..............................................  51
  9.15. Financial Statements................................................  52
  9.16. FCC and Copyright Matters...........................................  53
  9.17. Capital Stock of the Borrowers......................................  53
  9.18. Use of Proceeds.....................................................  53
  9.19. Business of Borrowers...............................................  54
  9.20. Ranking of Loans; Joint and Several Liability.......................  54
  9.21. No Misrepresentation................................................  54
  9.22. Environmental Law...................................................  55

ARTICLE 10. AFFIRMATIVE CONVENANTS..........................................  55
  10.1. Legal Existence.....................................................  55
  10.2. Taxes...............................................................  55
  10.3. Insurance...........................................................  55
  10.4. Payment of Indebtedness and Performance of Obligations..............  56
  10.5. Maintenance of Property.............................................  56
  10.6. Observance of Legal Requirements....................................  56
  10.7. Financial Statements and Other Information..........................  56
  10.8. Inspection; Confidentiality.........................................  60
  10.9. Leverage Ratio......................................................  60
  10.10. Annualized Cash Flow to Pro-Forma Debt Service.....................  61
  10.11. Franchises, Etc....................................................  61
  10.12. Restricted/Unrestricted Designation of Subsidiaries................  61
  10.13. Ownership of Restricted Subsidiaries...............................  62
  10.14. Environmental Compliance...........................................  62
  10.15. Interest Rate Protection Arrangements..............................  62
  10.16. TCI Cosign Date....................................................  62

ARTICLE 11. NEGATIVE COVENANTS..............................................  63
  11.1. Borrowing...........................................................  64
  11.2. Liens...............................................................  64
  11.3. Merger and Acquisition..............................................  65
  11.4. Restricted Payments; Other Payment Limitations......................  66

  11.5. Investments, Loans, Etc.............................................. 67
  11.6. Sales and Exchanges.................................................. 68
  11.7. Amendment of Parent Preferred Stock or Intercompany
        Subordinated Debt Agreement.......................................... 69
  11.8. Transactions with Affiliates......................................... 69
  11.9. Limitation on Other Business......................................... 70
  11.10. ERISA............................................................... 70
  11.11. Consolidated Tax Returns............................................ 70
  11.12. Sale or Discount of Receivables..................................... 70
  11.13. Guaranties.......................................................... 71
  11.14. Limitation on Upstream Dividends by Restricted Subsidiaries......... 71
  11.15. Management Fees..................................................... 71
  11.16. Amendment of Transaction Documents.................................. 72

ARTICLE 12. EVENTS OF DEFAULT................................................ 72
  12.1. Events of Default.................................................... 72
  12.2. Consequences of an Event of Default.................................. 75
  12.3. Waiver of Defaults................................................... 76

ARTICLE 13. THE ADMINISTRATIVE AGENT, ARRANGING AGENTS AND
       AGENTS................................................................ 76
  13.1. The Administrative Agent............................................. 76
  13.2. Delegation of Duties, Etc............................................ 76
  13.3. Indemnification...................................................... 76
  13.4. Exculpatory Provisions............................................... 77
  13.5. Knowledge of Default................................................. 78
  13.6. Administrative Agent in Its Individual Capacity...................... 78
  13.7. Payee of Note Treated as Owner....................................... 78
  13.8. Resignation or Removal of Administrative Agent....................... 78
  13.9. The Arranging Agents................................................. 79
  13.10. The Agents.......................................................... 79

ARTICLE 14. MISCELLANEOUS.................................................... 79
  14.1. Notices.............................................................. 79
  14.2. Term of Agreement.................................................... 80
  14.3. Copies of Certificates, Etc.......................................... 80
  14.4. No Waivers; Rights Cumulative........................................ 80
  14.5. Changes, Waivers, Amendments, Etc.................................... 80
  14.6. Rights of Set-Off.................................................... 81
  14.7. Integration and Severability......................................... 81
  14.8. Assignments and Participations; Successors and Assigns............... 81
  14.9. JURISDICTION; WAIVER OF JURY TRIAL................................... 84
  14.10. Headings; Plurals................................................... 84
  14.11. Applicable Law...................................................... 84
  14.12. Counterparts; When Effective........................................ 84
  14.13. Payment of Expenses; Indemnity by Borrower.......................... 84
  14.14. Liability of VI..................................................... 86

EXHIBITS
- --------

Exhibit A         Form of Borrowing Request, Payment Notice and Continuation
                    Notice
Exhibit B-1       Form of Revolving Note
Exhibit B-2       Form of Replacement Revolving Note
Exhibit B-3       Form of Term Note
Exhibit B-4       Form of Replacement Term Note
Exhibit C         Form of Leverage Ratio Certificate
Exhibit D         Form of Intercompany Debt Subordination Agreement
Exhibit E         Form of Security Agreement
Exhibit F         Form of VI Indemnity Agreement
Exhibit G         Form of Assignment and Acceptance Agreement
Exhibit H-1       Form of Opinion of General Counsel to Old VII and VI
Exhibit H-2       Form of Opinion of Regulatory Counsel to the Borrowers
Exhibit H-3       Form of Opinion of Counsel to TCI Pacific
Exhibit I         Form of Opinion of Special Counsel
Exhibit J         Transaction Matters
Exhibit K         Form of TCIC Certificate
Exhibit L         Form of Restated Certificate of Incorporation
Exhibit M         Form of Parent Environmental Certificate

SCHEDULES
- ---------

Schedule 1.1(T)   List of Transaction Documents
Schedule 2.1      List of Commitments/Lending Offices
Schedule 9.1      List of Subsidiaries
Schedule 9.5      List of Litigation
Schedule 9.6      List of Conflicting Agreements
Schedule 9.1      List of Capital Stock of the Borrowers
Schedule 11.1     Listed of Existing Indebtedness
Schedule 11.5     List of Existing Investments
Schedule 14.1     List of Addresses for Notices

                                                                   DRAFT 6/18/96

                               CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (this "Agreement") is made and dated as of
                                  ---------
           , 1996, by and among VIACOM INTERNATIONAL INC. (name to be changed
- -----------
to TCI PACIFIC COMMUNICATIONS, INC. immediately following the Transaction Effective Date), a Delaware corporation ("Parent"), and, on and after the TCI
                                           ------
Cosign Date, TCI PACIFIC, INC., a Delaware corporation ("TCI Pacific") (each a
                                                         -----------
"Borrower" and collectively, the "Borrowers"), the banks and other lenders from
 --------                         ---------
time to time party hereto, together with their respective successors and assigns as determined pursuant to the terms hereof (each a "Bank" and
                                                            ----
collectively the "Banks"), THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA, CIBC
                  -----
INC., NATIONSBANK OF TEXAS, N.A. and THE TORONTO-DOMINION BANK (each an

"Arranging Agent" and collectively the "Arranging Agents"), BANK OF AMERICA
- ----------------                        ----------------
NATIONAL TRUST AND SAVINGS ASSOCIATION, BANK OF MONTREAL, BANQUE NATIONALE DE PARIS, BARCLAYS BANK PLC, CHEMICAL BANK, CORESTATES BANK, N.A., CREDIT LYONNAIS NEW YORK BRANCH, DEUTSCHE BANK AG, THE FUJI BANK, LIMITED, THE INDUSTRIAL BANK OF JAPAN, LIMITED, THE LONG TERM CREDIT BANK OF JAPAN, MELLON BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, ROYAL BANK OF CANADA, SOCIETE GENERALE, THE SUMITOMO BANK, LTD. and SWISS BANK CORPORATION (each an "Agent" and
                                                         -----
collectively the "Agents"), and THE BANK OF NEW YORK, as administrative agent
                  ------
for the Banks (in such capacity, the "Administrative Agent"). Capitalized terms
                                      --------------------
used herein are used with the meanings given such terms when they first appear or in Article 1 hereof.

                                   RECITALS

     A. The Borrowers have requested that the Banks through their Applicable Lending Offices extend credit to the Borrowers in order to enable them to borrow up to an aggregate principal amount of (i) $1,050,000,000 on a revolving credit basis and (ii) $350,000,000 on a term loan basis.

     B. The Banks through their Applicable Lending Offices are willing to extend such revolving credit loans and term loans on the terms and conditions set forth herein.

     C. As used herein, the terms "Borrower" and "Borrowers" shall mean (i) prior to the TCI Cosign Date, Parent and (ii) on and after the TCI Cosign Date, Parent or TCI Pacific, as the case may be, and Parent and TCI Pacific, respectively.


                                  AGREEMENT

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.  DEFINITIONS.
            -----------

     For the purposes of this Agreement unless the context otherwise requires, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the respective meanings accorded to them therein.

     "Accountants" shall mean prior to the Transaction Effective Date, Price
      -----------
Waterhouse, and on and after the Transaction Effective Date, KPMG Peat Marwick, or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Borrowers and satisfactory to the Majority Banks.

     "Accumulated Funding Deficiency" shall mean a funding deficiency described
      ------------------------------
in Section 302 of ERISA.

     "Administrative Agent" shall have the meaning assigned to such term in the
      --------------------
preamble hereto.

     "Affected Bank" shall have the meaning assigned to such term in Section
      -------------
7.2.

     "Affected Principal Amount" shall mean: (a) in the event that any Borrower
      -------------------------
shall fail for any reason to make a borrowing, continuation or conversion after it shall have delivered to the Administrative Agent a Borrowing Request or Continuation Notice, an amount equal to the amount requested pursuant to such Borrowing Request or Continuation Notice; (b) in the event that notice shall be given to any Borrower pursuant to Section 7.2(b) prior to the last day of the applicable Interest Period, the principal amount of the borrowings affected; and (c) in the event that any Borrower shall prepay or repay all or any part of the principal amount of Loans prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount so prepaid or repaid.

     "Affiliate" shall mean any Person directly or indirectly controlling,
      ---------
controlled by, or under direct or indirect common control with either Borrower, excluding any Restricted Subsidiary. A Person shall be deemed to control a corporation (hereinafter, "Control") if such Person (acting alone or with a
                           -------
group of Persons acting in concert) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall have the meaning assigned to such term in the preamble
      -----
hereof.

     "Aggregate Commitments" shall mean the sum of the Aggregate Revolving
      ---------------------
Commitments and the Aggregate Term Loan Commitments of all Banks.

     "Aggregate Revolving Commitments" shall mean the sum of the Revolving
      -------------------------------
Commitments of all Banks set forth on Schedule 2.1, as the same may be adjusted from time to time pursuant to the provisions of Sections 2.1(c), 2.1(d), 7.1,
7.2 and 14.8 and as otherwise provided in this Agreement.

     "Aggregate Term Loan Commitments" shall mean the sum of the Term Loan
      -------------------------------
Commitments of all Banks set forth on Schedule 2.1, as the same may be adjusted from time to time pursuant to the provisions of Sections 7.1, 7.2 and 14.8 and as otherwise provided in this Agreement.

     "Agreement" shall have the meaning set forth in the preamble hereof.
      ---------

     "Annual Pro-Forma Interest Expense" shall mean, as of any date of
      ---------------------------------
determination, Pro-Forma Interest Expense for the four complete fiscal quarters immediately succeeding such date of determination.

     "Annualized Cash Flow" shall mean:
      --------------------

     (i) solely for purposes of determining compliance with Section 10.10, as of any date of determination, (a) Cash Flow of TCI Pacific and its Restricted Subsidiaries for the fiscal quarter ending on such date of determination or most recently ended prior to such date of determination multiplied by (b) four, less tax expense (net of deferred taxes) excluding all capital gains taxes resulting from the sale or other disposition of assets, of the Borrowers and the Restricted Subsidiaries for the four fiscal quarter period ending on such date of determination or most recently ended prior to such date of determination; and

     (ii) for all other purposes, as of any date of determination, (a) Cash Flow of TCI Pacific and its Restricted Subsidiaries for the fiscal quarter ending on such date of determination or most recently ended prior to such date of determination multiplied by (b) four.

     Notwithstanding the foregoing, for the period from and including the First Funding Date to the delivery of the quarterly compliance certificate for the first fiscal quarter following the First Funding Date, Annualized Cash Flow shall be based on the Cash Flow of Parent and its Restricted Subsidiaries as determined pursuant to paragraph (b) of the definition of Cash Flow (as adjusted to reflect the items set forth on Schedule 1.1A) multiplied by four.

     "Applicable Lending Office" shall mean in relation to a Bank, its offices
      -------------------------
for CD Rate Loans, for LIBOR Rate Loans and for Base Rate Loans specified in
Schedule 2.1 hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Administrative Agent and the Borrowers and subject to the provisions of Article 7, be changed by such Bank.

     "Applicable Leverage Ratio" shall mean, at any time, the maximum Leverage
      -------------------------
Ratio permitted to be maintained at such time pursuant to Section 10.9.

     "Applicable Margin" shall mean:
      -----------------

     (i) prior to the Transaction Effective Date, with respect to the unpaid principal amount of the Loans which are subject to a LIBOR Rate Option, 0.500%, and with respect to the unpaid principal amount of the Loans which are subject to a Base Rate Option, 0.000%; and

     (ii) on and after the Transaction Effective Date, with respect to the unpaid principal amount of the Loans which are subject to a LIBOR Rate Option, a CD Rate Option or a Base Rate Option, a percentage equal to, at all times during the applicable periods set forth below, (a) with respect to the unpaid principal amount of the Loans which are subject to a LIBOR Rate Option, the applicable percentage set forth below in the column entitled "LIBOR Margin";
(b) with respect to the unpaid principal amount of the Loans which are subject to a CD Rate Option, the applicable percentage set forth below in the column entitled "CD Margin"; and (c) with respect to the unpaid principal amount of the Loans which are subject to a Base Rate Option, the applicable percentage set forth below in the column entitled "Base Rate Margin".

(x) In the case of Revolving Loans:

                                                   LIBOR      Base Rate       CD
                          Period                   Margin      Margin       Margin
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)6.75:1.0             1.625%      0.500%       1.750%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)6.5:1.0 and
                (less than or equal)6.75:1.0       1.500%      0.375%       1.625%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)6.0:1.0 and
                (less than or equal)6.5:1.0        1.375%      0.250%       1.500%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)5.5:1.0 and
                (less than or equal)6.0:1.0        1.125%      0.000%       1.250%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)5.0:1.0 and
                (less than or equal)5.5:1.0        1.000%      0.000%       1.125%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)4.5:1.0 and
                (less than or equal)5.0:1.0        0.750%      0.000%       0.875%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (less than or equal)4.5:1.0        0.500%      0.000%       0.625%
- -----------------------------------------------------------------------------------

(y) In the case of Term Loans:

                                                   LIBOR      Base Rate       CD
                          Period                   Margin      Margin       Margin
- -----------------------------------------------------------------------------------
                (greater than)6.75:1.0             2.000%      0.875%       2.125%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)6.5:1.0 and
                (less than or equal)6.75:1.0       1.875%      0.750%       2.000%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)6.0:1.0 and
                (less than or equal)6.5:1.0        1.750%      0.625%       1.875%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)5.5:1.0 and
                (less than or equal)6.0:1.0        1.500%      0.375%       1.625%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)5.0:1.0 and
                (less than or equal)5.5:1.0        1.375%      0.250%       1.500%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (greater than)4.5:1.0 and
                (less than or equal)5.0:1.0        1.125%      0.000%       1.250%
- -----------------------------------------------------------------------------------
                Leverage Ratio
                (less than or equal)4.5:1.0        0.875%      0.000%       1.000%
- -----------------------------------------------------------------------------------

     Leverage Ratio information shall be taken from the Leverage Ratio Certificate most recently delivered to the Administrative Agent, beginning with the Leverage Ratio Certificate provided by the Borrowers pursuant to Section 8.1; changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective three Business Days following the delivery by the Borrowers to the Administrative Agent of a new Leverage Ratio Certificate pursuant to Section 10.7(e) evidencing a change in the Leverage Ratio. If the Borrowers shall fail to deliver a Leverage Ratio Certificate within 75 days after the end of any of the first three fiscal quarters (or within 120 days after the end of the last fiscal quarter), as required by Section 10.7(e), the Leverage Ratio from and including the 76th day (or 121st day, in the case of the last quarter) after the end of such fiscal quarter to the third Business Day following the delivery by the Borrowers to the Administrative Agent of a Leverage Ratio Certificate shall be conclusively presumed to be greater than 6.75:1.0.

     "Assessment Rate" means, for any CD Interest Period, the assessment rate
      ---------------
per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) payable to the Federal Deposit Insurance Corporation (or any successor) for the insurance of domestic time deposits of the Administrative Agent during the calendar year in which the first day of such CD Interest Period falls, as estimated by the Administrative Agent on the first day of such CD Interest Period.

     "Assignment and Acceptance" shall mean the Assignment and Acceptance in
      -------------------------
the form of Exhibit G to this Agreement.

     "Available Commitments" shall mean, with respect to each Bank, its
      ---------------------
Available Revolving Commitment and its Available Term Loan Commitment.

     "Available Revolving Commitment" shall mean, during the Revolving
      ------------------------------
Commitment Period, with respect to each Bank having a Revolving Commitment on the date of determination thereof, the amount by which (a) the Revolving Commitment of such Bank on such date exceeds (b) the sum of such Bank's Revolving Loans outstanding on such date.

     "Available Term Loan Commitment" shall mean, during the Term Loan
      ------------------------------
Commitment Period, with respect to each Bank having a Term Loan Commitment on the date of determination thereof, the amount of the Term Loan Commitment of such Bank on such date.

     "Bank" and "Banks" shall have the meanings set forth in the preamble
      ----       -----
hereof.

     "Base Rate" shall mean, as determined by the Administrative Agent on a
      ---------
daily basis (such determination to be conclusive absent manifest error), a rate per annum equal to the higher of (i) the Prime Rate in effect on such day or
(ii) the Federal Funds Effective Rate in effect on such day plus .50 of 1% per annum. All interest based on the Base Rate shall be calculated on the basis of a 365/366 day year for the actual number of days elapsed.

     "Base Rate Loan" shall mean the portion of any Loan subject to a Base Rate
      --------------
Option which bears interest at the Base Rate.

     "Base Rate Option" shall mean the option granted to the Borrowers pursuant
      ----------------
to Sections 3.1 and 4.2 to have interest on all or a portion of the outstanding principal balance of the Loans computed with reference to the Base Rate.

     "Basic Subscriber" shall mean (a) each dwelling unit, including a separate
      ----------------
apartment within an apartment building, in respect of which the Borrowers and the Restricted Subsidiaries are paid the full monthly price for their basic services offered in a Cable System in accordance with standard basic rates generally charged by the Borrowers and the Restricted Subsidiaries in respect of such Cable System, none of which is more than 60 days delinquent in its payment for basic service and (b) each Equivalent Subscriber.

     "Borrowing Date" shall mean any date on which the Banks shall make Loans
      --------------
hereunder.

     "Borrowing Request" shall have the meaning assigned to such term in
      -----------------
Section 4.2.

     "Business Day" shall mean any day other than a Saturday, Sunday or other
      ------------
day on which banks in New York are authorized to close their regular banking business and which, in the case of a LIBOR Rate Loan or LIBOR Interest Period, is a Eurodollar Business Day.

     "Cable Systems" shall mean all cable television facilities that are
      -------------
operated and maintained by either Borrower or a Restricted Subsidiary pursuant to the terms of the related licenses, franchises and permits issued under federal, state or municipal laws from time to time in effect, which authorize a person to receive or distribute, or both, by cable or otherwise, audio and visual signals within a defined geographical area for the purpose of providing entertainment or other services, together with all the property, tangible and intangible, owned or used in connection with the services provided pursuant to said licenses, franchises and permits, and each other cable television facility from time to time operated by the Borrowers and the Restricted Subsidiaries. A Cable System means one of such Cable Systems.

     "Capitalized Lease Obligations" shall mean all rental obligations which,
      -----------------------------
under GAAP, are required to be capitalized on the books of the obligor, in each case taking as the amount thereof the amount which would be treated as indebtedness (net of interest expense) in accordance with GAAP.

     "Cash Collateral Account" shall have the meaning assigned to such term in
      -----------------------
Section 4.3.

     "Cash Flow" shall mean:
      ---------

     (a) for TCI Pacific and its Restricted Subsidiaries shall mean, for the period stated, Operating Income of TCI Pacific and the Restricted Subsidiaries (excluding Operating Income attributable to Unrestricted Subsidiaries) for such period, plus the sum of depreciation, amortization, deferred management fees
        ----
and other non-cash charges (in each case to the extent deducted in determining such Operating Income) for such period (or less such amounts to the extent that deferred management fees or other non-cash charges become a non-cash contribution to such Operating Income); excluding all extraordinary or non-recurring items and calculated after giving effect to acquisitions, exchanges and dispositions of assets of TCI Pacific or any of the Restricted Subsidiaries (and designations of Restricted Subsidiaries and Unrestricted Subsidiaries) during such period as if such transactions had occurred on the first day of such period;

     (b) for Parent and its Restricted Subsidiaries shall mean the amount set forth in the Parent Cable 5/31/96 Summary of Operations under the heading "Op. Income (EBITDA)" for the three month period ending May 31, 1996; and

     (c) for any other Person shall mean, for the period stated, Operating Income of such Person for such period, plus the sum of depreciation,
                                       ----
amortization, deferred management fees and other non-cash charges (in each case to the extent deducted in determining such Operating Income) for such period (or less such amounts to the extent that deferred management fees or other non-cash charges become a non-cash contribution to such Operating Income); excluding all extraordinary or non-recurring items and calculated after giving effect to acquisitions, exchanges and dispositions of assets of such Person during such period as if such transactions had occurred on the first day of such period.

     "Cash Management Affiliate" shall mean (a) TCIC, (b) TCI Holdings, so long
      -------------------------
as it is a direct or indirect wholly-owned subsidiary of TCIC, or (c) any other wholly-owned subsidiary of TCIC which is designated by the Borrowers in writing to the Administrative Agent as a Cash Management Affiliate and which is acceptable to the Majority Banks.

     "Cash Manager Significant Default" shall mean (i) the failure of any Cash
      --------------------------------
Management Affiliate to pay, or if required to purchase or otherwise acquire, to purchase or otherwise acquire, when due (after the expiration of any grace period for the payment or purchase thereof) any amount of principal or interest in respect of obligations for the payment of Indebtedness for Borrowed Money in an aggregate principal amount of $20,000,000 or more unless such failure or default is waived by or on behalf of the holders of such obligations, (ii) the failure of any Cash Management Affiliate to perform or observe any other agreement, term or condition contained in one or more documents evidencing or securing Indebtedness for Borrowed Money having a then outstanding aggregate principal amount of $20,000,000 or more if the effect of such failure is (a) to cause, or permit the holders of such Indebtedness to cause, any payment in respect of such Indebtedness to become due prior to its stated date of maturity, or (b) to cause the Cash Management Affiliate to be required to purchase or otherwise acquire such Indebtedness, unless, in either case, such failure or default is waived by or on behalf of the holders of such Indebtedness, or (iii) the occurrence with respect to any Cash Management Affiliate of any of the events of the type and duration set forth in Section 12.1(i) or (j) of this Agreement. The term "Cash Management Affiliate," as used in this definition, shall include TCIC regardless of whether or not TCIC has been so designated as a Cash Management Affiliate or is actually performing cash management functions.

     "Cash Management Suspension Notice" shall mean a notice delivered to the
      ---------------------------------
Borrowers executed by the Majority Banks following the occurrence of a Default stating that it is a "Cash Management Suspension Notice." Such Cash Management Suspension Notice shall be in effect from the time such notice is sent until the earlier of (a) such time as it is revoked by notice delivered to the Borrowers executed by the Administrative Agent at the request of the Majority Banks, or (b) such time as the event to which it relates is cured or waived in accordance with the terms of this Agreement and the Borrowers have given the Administrative Agent and the Banks written notice of the Borrowers' intent to resume their ordinary cash management practices.

     "CD Interest Period" shall mean, with respect to any Loan subject to a CD
      ------------------
Rate Option, any 30, 60, 90 or, if made available by each Bank, 180 day period selected by the Borrowers, commencing on a Business Day and ending on the 30th, 60th, 90th or 180th day thereafter, as the case may be, provided that:

          (a) no CD Interest Period (i) for a Revolving Loan shall end later than the Revolving Commitment Expiration Date or (ii) for a Term Loan shall end later than the Term Loan Maturity Date;

          (b) if a CD Interest Period so selected would otherwise end on a date which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day; and

          (c) no CD Interest Period shall end later than, with respect to any Revolving Loans, any Revolving Commitment Reduction Date if the effect of establishing such an Interest Period would be that the aggregate unpaid principal amount of all Revolving Loans subject to a CD Rate Option or a LIBOR Rate Option and having Interest Periods ending after such date would exceed the amount of the Aggregate Revolving Commitments as reduced on such date.

     "CD Rate" shall mean, with respect to a CD Rate Loan for the relevant CD
      -------
Interest Period, a rate per annum equal to the sum of (i) the Assessment Rate applicable to the relevant CD Interest Period and (ii) the product of (x) the rate determined by the Administrative Agent to be the arithmetic average of the rates reported to the Administrative Agent by the Reference Banks (or, if any Reference Bank fails to provide such quotation, the rate reported to the Administrative Agent by the remaining Reference Banks) as the lowest prevailing bid rate for the purchase at face value at or before 10:00 a.m. on the first day of the relevant CD Interest Period, by three certificate of deposit dealers in New York of recognized standing selected by the Reference Banks, of certificates of deposit of such Reference Bank in the approximate amount of such Reference Bank's relevant CD Rate Loan and having a maturity approximately equal to the relevant CD Interest Period and (y) Statutory Reserves, if any, relating to such CD Rate Loan. The CD Rate shall be rounded, if necessary, to the next higher 1/100 of 1%. All interest based on the CD Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     "CD Rate Loan" shall mean the portion of any Loan subject to a CD Rate
      ------------
Option which bears interest at the CD Rate.

     "CD Rate Option" shall mean the option granted to the Borrowers pursuant
      --------------
to Sections 3.1 and 4.2 to have interest on all or a portion of the outstanding principal balance of the Loans computed with reference to the CD Rate.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the
      ----
rules and regulations issued thereunder, as from time to time in effect.

     "Commission" shall mean the Securities and Exchange Commission and any
      ----------
other similar or successor agency of the federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as each shall be amended from time to time.

     "Commitment Expiration Date" shall mean, with respect to the Revolving
      --------------------------
Commitment, the Revolving Credit Maturity Date and, with respect to the Term Loan Commitments, the earlier to occur of July 31, 1996 or the First Funding Date.

     "Commitments" shall mean for each Bank, the sum of the Bank's Revolving
      -----------
Commitment and Term Loan Commitment.

     "Commitment Fee" shall have the meaning assigned to such term in Section
      --------------
6.1(a).

     "Communications Act" shall mean the Communications Act of 1934, as
      ------------------
amended, and the rules and regulations issued thereunder, as from time to time in effect.

     "Consolidated" shall mean (i) when used in connection with the
      ------------
determination of the standard for materiality, the Borrowers and the Restricted Subsidiaries taken as a whole and (ii) in all other cases, the aggregate for two or more Persons of the amounts signified by such term for all such Persons, in each case consolidated in accordance with GAAP.

     "Continuation Notice" shall mean a request for continuation or conversion
      -------------------
of a Loan as set forth in Section 5.3.

     "Control" shall have the meaning assigned to such term in the second
      -------
sentence of the definition of the term "Affiliate".

     "Copyright Act" shall mean Title 17 of the United States Code, as amended,
      -------------
and the rules and regulations issued thereunder, as from time to time in effect.

     "Credit Exposure":  shall mean, with respect to any Bank at any time, the
      ---------------
sum of (i) the Revolving Credit Commitment or, if no Revolving Credit Commitment, the outstanding Revolving Credit Loans and (ii) the Term Loan Commitment or, if no Term Loan Commitment, the outstanding Term Loan, as the case may be, of such Bank at such time.

     "Default" shall mean any Event of Default, and any event which, with the
      -------
passage of time or giving of notice or both, would constitute an Event of Default.

     "Dollars" and the symbol "$" shall mean the lawful currency of the United
      -------
States of America.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the
      -----------------
laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the laws of any other country, or a political subdivision of any such country, having total assets in excess of $1,000,000,000 or the equivalent thereof; or (iii) with respect to the Term Loans, any other entity which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

     "Eligible Institution" shall mean a bank organized under the laws of the
      --------------------
United States of America or any state thereof or a country which is a member of the Organization for Economic Cooperation and Development and (i) whose long term debt rating is rated A- or better by Standard and Poor's Ratings Group or A3 or better by Moody's Investor Services, Inc. and (ii) which has a combined capital, surplus and undivided profits of not less than $500,000,000 or the equivalent thereof in Dollars.

     "Environmental Law" shall mean any federal, state or local statute, law,
      -----------------
ordinance, rule, regulation or decree regulating or relating to industrial hygiene or the protection of the environment or imposing liability or standards of conduct with respect to the use, generation, handling, storage, treatment, transport, or disposal, or otherwise concerning, any hazardous, toxic or dangerous waste, substance or material, now or at any time hereafter in effect.

     "Equivalent Subscribers" shall mean all subscribers deemed to make up bulk
      ----------------------
subscribers (such as hotels and apartment buildings) of bulk basic subscription services offered in a Cable System, where the number of Equivalent Subscribers with respect to a bulk subscriber in such Cable System is deemed to consist of the number obtained by dividing the monthly revenues for such bulk subscriber by the average monthly basic subscription price for individual subscribers in such Cable System. "Equivalent Subscriber" shall mean each subscriber deemed
                     ---------------------
to make up a bulk subscriber.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended, and the rules and regulations issued thereunder as from time to time in effect. Any reference herein to any specific ERISA section or form shall refer to such new or analogous section or form should such section or form be modified, amended or replaced.

     "ERISA Affiliate" shall mean each trade or business, including each
      ---------------
Borrower or any Restricted Subsidiary, whether or not incorporated, which together with either Borrower or any Restricted Subsidiary would be treated as a single employer under Section 4001(b) of ERISA.

     "Eurodollar Business Day" shall mean any day on which banks are open for
      -----------------------
dealings in dollar deposits in the London Interbank Market.

     "Event of Default" shall mean any of the events specified as such in
      ----------------
Section 12.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      ------------
and the rules and regulations issued thereunder, as from time to time in effect.

     "Exchange Offer"  shall have the meaning specified in the Parents
      --------------
Agreement.

     "Exchange Time"  shall have the meaning specified in the Parents
      -------------
Agreement.

     "Execution Closing Date" shall have the meaning assigned to such term in
      ----------------------
Section 14.12.

     "Expiration Time" shall have the meaning specified in the Parents
      ---------------
Agreement.

     "Facility B" shall mean the Credit Agreement, dated as of the date hereof,
      ----------
among Parent, the lenders party thereto, The Bank of New York, The Bank of Nova Scotia, CIBC Inc., NationsBank of Texas, N.A. and The Toronto Dominion Bank, as arranging agents, and The Bank of New York, as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

     "Facility B Cash Collateral Account" shall mean the cash collateral
      ----------------------------------
account maintained in connection with Facility B.

     "Facility B Loans" shall mean the loans made under Facility B.
      ----------------

     "Facility B Notes" shall mean the notes issued under  Facility B.
      ----------------

     "FCC" shall mean the Federal Communications Commission or any successor
      ---
thereto.

     "Federal Funds Effective Rate" shall mean, for any period, a fluctuating
      ----------------------------
interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Financial Officer" of any corporation shall mean its chief financial
      -----------------
officer, senior vice president-finance, vice president-finance, finance director, principal accounting officer, treasurer or assistant treasurer.

     "Financial Statements" shall mean the Parent Cable Carve-Out 12/31/95
      --------------------
Financial Statements, the Parent Cable Carve-Out 3/31/96 Financial Statements, the Parent Cable Special Purpose 12/31/95 Financial Statements, the Parent Cable Special Purpose 3/31/96 Financial Statements, the Parent Cable 5/31/96 Summary of Operations and the Pro-Forma Financial Statements.

     "First Funding Date" shall mean the date on which the first Loans are made
      ------------------
hereunder and in no event later than July 31, 1996.

     "Funded Debt" shall mean, in respect of the Borrowers and the Restricted
      -----------
Subsidiaries, the aggregate outstanding amount of all Indebtedness for Borrowed Money (excluding Parent Preferred Stock to the extent it would constitute Indebtedness for Borrowed Money), all as determined on a Consolidated basis, excluding Indebtedness for Borrowed Money constituting Intercompany Subordinated Debt.

     "GAAP" shall mean generally accepted accounting principles as from time to
      ----
time in effect which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

     "Governmental Body" shall mean any foreign, federal, state, municipal or
      -----------------
other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

     "Gross Revenues" for any period shall mean the gross revenues from
      --------------
continuing operations of the Borrowers and the Restricted Subsidiaries for such period prior to deducting operating expenses, overhead, cost of goods sold, provisions for taxes and reserves or any other deduction, all determined and Consolidated in accordance with GAAP after eliminating all intercompany items and all interest accrued on Indebtedness of an Affiliate owed to either Borrower or to any Restricted Subsidiary.

     "Guaranty" of any Person shall mean and include as of any date as of which
      --------
the amount thereof is to be determined, without duplication, (a) all obligations of such Person to purchase any materials, supplies or other property, or to obtain the services of any other Person, or for the sale or use of any materials, supplies or other property, or the rendering of services, if payment or performance under or in respect of the relevant contract or other property to be purchased, or services to be rendered, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered or if payments for such materials, supplies or other property to be sold or used, or payment for such services to be rendered shall be subordinated to any Indebtedness of such Person owed to the purchaser or user of such materials, supplies or other property, or the beneficiary of such services, (b) all obligations of such Person to advance or supply funds to, or to purchase property or services from, any other Person, if the purpose is to enable such other Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses of such other Person or to assure such other Person or any third party against any liability or loss, including, without limitation, obligations under any agreement or understanding, oral or written, pursuant to which such Person is obligated to advance funds to or on behalf of any other Person upon the happening of one or more stated events, (c) all contracts for the rental or lease (as lessee) of any real or personal property which provide that the payment obligations thereunder are absolute and unconditional under conditions not customarily found in commercial leases then in general use or require that the lessee purchase or otherwise acquire securities or obligations of the lessor, and (d) all guaranties, endorsements and other contingent obligations, direct or indirect, on the part of such Person (other than endorsements of negotiable instruments for collection in the ordinary course of business) for the payment, discharge or satisfaction of Indebtedness of others, including any agreement, contingent or otherwise, to (x) purchase such Indebtedness of others, or (y) purchase or sell property or sell property or services primarily to permit the debtor in respect of such Indebtedness of others to pay the same or the owner of such Indebtedness of others to avoid loss, or (z) supply funds to or invest in any such debtor.

     For purposes of this Agreement, a Guaranty shall not include (i) any bond obligation of, or any Guaranty of or letter of credit securing performance by, either Borrower or any Restricted Subsidiary undertaken or incurred in the ordinary course of its or their business (other than in connection with the borrowing of money or obtaining of credit) as presently conducted for or on behalf of the either Borrower or a Restricted Subsidiary and (ii) a guaranty or other obligation consisting of a pledge of such Person's interest in any Unrestricted Subsidiary Equity, provided that recourse under any such guaranty or obligation secured by such pledge shall be limited solely to such Person's interest in such Unrestricted Subsidiary Equity so pledged.

     "Homes Passed" shall mean dwelling units, including separate units within
      ------------
an apartment building, passed by an operational portion of a Cable System operated and maintained by the Borrowers or any Restricted Subsidiary.

     "Implementation Agreement" shall mean the Implementation Agreement
      ------------------------
described in Schedule 1.1(T), as the same may be amended, supplemented or otherwise modified in accordance with Section 11.16.

     "Indebtedness" shall mean, as of the date of determination, all
      ------------
liabilities, obligations and reserves, contingent or otherwise, including Money Market Preferred Stock.

     "Indebtedness for Borrowed Money" shall mean, as of the date of
      -------------------------------
determination, without duplication, all Indebtedness other than TCI Pacific Group Debt (a) in respect of money borrowed, (b) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, the Notes), (c) in respect of Capitalized Lease Obligations, (d) in respect of obligations under conditional sales or other title retention agreements, (e) in respect of the par value or other value of Money Market Preferred Stock as to which dividends and other payments are calculated, (f) in respect of the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course), and (g) all Guaranties in respect of any of the foregoing and all Guaranties incurred pursuant to Section 11.13(c) hereof. For purposes of this Agreement, Indebtedness for Borrowed Money shall not include (i) any bond obligation of, or any Guaranty of or letter of credit securing performance by, either Borrower or any Restricted Subsidiary undertaken or incurred in the ordinary course of its or their business (other than in connection with the borrowing of money or obtaining of credit) as presently conducted for or on behalf of either Borrower or a Restricted Subsidiary and (ii) a guaranty or other obligation consisting of a pledge of such Person's interest in any Unrestricted Subsidiary Equity, provided that recourse under any such guaranty or obligation secured by such pledge shall be limited solely to such Person's interest in such Unrestricted Subsidiary Equity so pledged.

     "Indemnified Liabilities" shall have the meaning assigned to such term in
      -----------------------
Section 14.13(d).

     "Indemnified Parties" shall have the meaning assigned to such term in
      -------------------
Section 14.13(d).

     "Intercompany Debt Subordination Agreement" shall mean the agreement by
      -----------------------------------------
and among the Borrowers, TCIC, and any other Person who becomes a party thereto from time to time, substantially in the form of Exhibit D hereto.

     "Intercompany Subordinated Debt" shall mean, and include at any date as of
      ------------------------------
which a determination is to be made, any Indebtedness of either Borrower or any Restricted Subsidiary related to or resulting from any loan or advance from, or any non-equity investment by, or any management or similar fees payable to, or any obligation to pay for goods or services to, an Affiliate (excluding, however, any obligation of either Borrower or a Restricted Subsidiary to pay for programming arising out of a transaction entered into in the ordinary course of such Borrower's or such Restricted Subsidiary's business with an Affiliate, provided that such obligation was incurred in accordance with
Section 11.8 hereof); provided that to qualify as Intercompany Subordinated Debt the full amount of any such Indebtedness shall be subordinated to the full payment and performance of the Obligations in accordance with the terms of the Intercompany Debt Subordination Agreement; and provided further that such Borrower, such Affiliate and such Restricted Subsidiary, as applicable, is, and during such time as any such Indebtedness remains outstanding continues to be, a party to the Intercompany Debt Subordination Agreement.

     "Interest Deficit" shall have the meaning assigned to such term in Section
      ----------------
4.5(b).

     "Interest Determination Date" shall mean with respect to any LIBOR Rate
      ---------------------------
Loans, the date which is two Eurodollar Business Days prior to the first day of each LIBOR Interest Period.

     "Interest Period" shall mean a CD Interest Period or a LIBOR Interest
      ---------------
Period, as applicable.

     "Interest Rate Protection Arrangement" shall mean any interest rate swap,
      ------------------------------------
cap or collar arrangement or any other derivative product customarily offered by banks to their customers in order to reduce the exposure of such customers to interest rate fluctuations, as the same may be amended, supplemented or otherwise modified from time to time.

     "Investments" shall have the meaning assigned to such term in Section
      -----------
11.5.

     "IRS" shall mean the Internal Revenue Service of the United States or any
      ---
successor thereto.

     "IRS Ruling" shall mean                .
      ----------             ---------------

     "Leverage Ratio" shall mean, as of any date of calculation, the ratio of
      --------------
Funded Debt to Annualized Cash Flow as of such date.

     "Leverage Ratio Certificate" shall mean a certificate substantially in the
      --------------------------
form of Exhibit C delivered pursuant to Sections 8.1(d) or 10.7(e).

     "LIBID Rate" shall mean, with respect to a LIBOR Rate Loan for the
      ----------
relevant Interest Period, the rate per annum determined by the Administrative Agent as follows:

          (a) the Administrative Agent shall obtain the bid quotation(s) that appear on the Reuter's Screen for Dollar deposits for a period comparable to such Interest Period. If at least two such bid quotations appear on the Reuter's Screen, the LIBID Rate shall be the arithmetic average (rounded up to the nearest 1/16th of 1%) of such bid quotations, as determined by the Administrative Agent;

          (b) if the Reuter's Screen is not available or has been discontinued, the LIBID Rate shall be the rate per annum that the Administrative Agent determines to be the arithmetic average (rounded as aforesaid) of the per annum rates of interest reported to the Administrative Agent by each Reference Bank (or, if either Reference Bank fails to provide such quotation, on the basis of the rate reported to the Administrative Agent by the remaining Reference Bank) as the bid rate for deposits in Dollars given by such Reference Banks in the London Interbank Market at 11:00 a.m., London time, on the date of determination in the approximate amount of such Reference Bank's relevant LIBOR Rate Loan and having a maturity approximately equal to the relevant Interest Period; and

          (c) if the Administrative Agent is not able to obtain quotations for the determination of the LIBID Rate pursuant to subsection (a) or (b) above, the LIBID Rate shall be the rate per annum which the Administrative Agent in good faith determines to be the arithmetic average (rounded as aforesaid) of bid quotations for Dollar deposits in an amount comparable to the Administrative Agent's share of the relevant amount in respect of which the LIBID Rate is being determined for a period comparable to the relevant Interest Period that leading banks in New York City selected by the Administrative Agent are quoting at 11:00 a.m. on the date of determination in the New York Interbank Market to major international banks.

     Each determination by the Administrative Agent of the LIBID Rate shall be conclusive in the absence of manifest error. All interest based on the LIBID Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     "LIBOR Interest Period" shall mean, with respect to any Loan subject to a
      ---------------------
LIBOR Rate Option (i) for the period commencing on the First Funding Date and ending on the Transaction Effective Date, any seven day period and (ii) at all other times, any one, two, three, six or, if made available by each Bank, nine or twelve month period, selected by the Borrowers, commencing on a Eurodollar Business Day and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the first, second, third, sixth, ninth or twelfth calendar month thereafter, as the case may be, provided that:

          (a) no LIBOR Interest Period (i) for a Revolving Loan shall end later than the Commitment Expiration Date with respect to the Revolving Commitment, or (ii) for a Term Loan shall end later than the Term Loan Maturity Date.

          (b) if a LIBOR Interest Period so selected would otherwise end on a date which is not a Eurodollar Business Day, such LIBOR Interest Period shall be extended to the next succeeding Eurodollar Business Day, unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day; and

          (c) no LIBOR Interest Period shall end later than, with respect to any Revolving Loans, any Revolving Commitment Reduction Date if the effect of establishing such an Interest Period would be that the aggregate unpaid principal amount of all Revolving Loans subject to a LIBOR Rate Option or a CD Rate Option and having Interest Periods ending after such date would exceed the amount of the Aggregate Revolving Commitments as reduced on such date.

     "LIBOR Rate" shall mean, with respect to a LIBOR Rate Loan for the
      ----------
relevant LIBOR Interest Period, the rate per annum determined by the Administrative Agent as follows:

          (a) on the Interest Determination Date relating to such Interest Period, the Administrative Agent shall obtain the offered quotation(s) that appear on the Reuter's Screen for Dollar deposits for a period comparable to such Interest Period. If at least two such offered quotations appear on the Reuter's Screen, the LIBOR Rate shall be the arithmetic average (rounded up to the nearest 1/16th of 1%) of such offered quotations, as determined by the Administrative Agent;

          (b) if the Reuter's Screen is not available or has been discontinued, the LIBOR Rate shall be the rate per annum that the Administrative Agent determines to be the arithmetic average (rounded as aforesaid) of the per annum rates of interest reported to the Administrative Agent by each Reference Bank (or, if any Reference Bank fails to provide such quotation, on the basis of the rates reported to the Administrative Agent by the remaining Reference Banks) as the rate at which deposits in Dollars are offered to such Reference Banks in the London Interbank Market at 11:00 a.m., London time, on the Interest Determination Date in the approximate amount of such Reference Bank's relevant LIBOR Rate Loan and having a maturity approximately equal to the relevant LIBOR Interest Period; and

          (c) if the Administrative Agent is not able to obtain quotations for the determination of the LIBOR Rate pursuant to subsection (a) or (b) above, the LIBOR Rate shall be the rate per annum which the Administrative Agent in good faith determines to be the arithmetic average (rounded as aforesaid) of the offered quotations for Dollar deposits in an amount comparable to the Administrative Agent's share of the relevant amount in respect of which the LIBOR Rate is being determined for a period comparable to the relevant LIBOR Interest Period that leading banks in New York City selected by the Administrative Agent are quoting at 11:00 a.m. on the Interest Determination Date in the New York Interbank Market to major international banks.

     Each determination by the Administrative Agent of the LIBOR Rate shall be conclusive in the absence of manifest error. All interest based on the LIBOR Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     "LIBOR Rate Loan" shall mean the portion of any Loan subject to a LIBOR
      ---------------
Rate Option which bears interest at the LIBOR Rate.

     "LIBOR Rate Option" shall mean the option granted to the Borrowers
      -----------------
pursuant to Sections 3.1 and 4.2 to have interest on all or a portion of the outstanding principal balance of the Revolving Loans or Term Loans computed with reference to a LIBOR Rate.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance,
      ----
lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or title retention agreement and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

     "Loan" and "Loans" shall mean the Revolving Loans and/or the Term Loans,
      ----       -----
as the context may require.

     "Loan Documents" shall mean this Agreement, the Notes, the Security
      --------------
Agreement, the VI Indemnity Agreement and the Intercompany Debt Subordination Agreement.

     "Majority Banks" shall mean, at any time when no Loans are outstanding,
      --------------
Banks having Commitments equal to more than 50% of the Aggregate Commitments, and at any time when Loans are outstanding, Banks with outstanding Loans having an unpaid principal balance equal to more than 50% of all Loans outstanding, excluding from such calculation Banks which have failed or refused to fund a Loan and which are subject to the voting restrictions set forth in the last sentence of Section 4.3(b) hereof.

     "Margin Stock" shall have the meaning assigned to such term in Regulation
      ------------
U of the Board of Governors of the Federal Reserve System, as amended.

     "Material Adverse Change" shall mean  (i) at any time on or prior to the
      -----------------------
First Funding Date, a material adverse change in the business, financial condition or results of operations of Parent Cable from that reflected in the Parent Cable Carve-Out 12/31/95 Financial Statements, except for (a) changes in, or changes required in order to comply with, any adjustment in subscriber rates implemented in a manner consistent with the rate regulations promulgated under the Cable Television Consumer Protection and Competition Act of 1992, as amended, and (b) changes resulting from technological changes generally applicable to the cable television industry, and (ii) at any time after the Transaction Effective Date, a material adverse change in the business, operations, condition (financial or otherwise) or Property of the Borrowers and the Restricted Subsidiaries on a Consolidated basis. Notwithstanding the foregoing, the mere enactment of the Telecommunications Act of 1996 shall not in and of itself be deemed to constitute a Material Adverse Change.

     "Material Adverse Effect" shall mean  (i) at any time on or prior to the
      -----------------------
First Funding Date, a material adverse effect in the business, financial condition or results of operations of Parent Cable from that reflected in the Parent Cable Carve-Out 12/31/95 Financial Statements, except for (a) changes in, or changes required in order to comply with, any adjustment in subscriber rates implemented in a manner consistent with the rate regulations promulgated under the Cable Television Consumer Protection and Competition Act of 1992, as amended, and (b) changes resulting from technological changes generally applicable to the cable television industry, and (ii) at any time after the Transaction Effective Date, a material adverse effect on the business, operations, condition (financial or otherwise) or Property of the Borrowers and the Restricted Subsidiaries on a Consolidated basis. Notwithstanding the foregoing, the mere enactment of the Telecommunications Act of 1996 shall not in and of itself be deemed to constitute a Material Adverse Effect.

     "Maturity" shall mean the Revolving Credit Maturity Date or the Term Loan
      --------
Maturity Date, as the context requires.

     "Maximum Permitted Funded Debt" shall mean, at any time, an amount equal
      -----------------------------
to the product of (i) Annualized Cash Flow at such time and (ii) the Applicable Leverage Ratio in effect on the date of determination.

     "Minimum Condition"  shall have the meaning specified in the Parents
      -----------------
Agreement.

     "Money Market Preferred Stock" shall mean preferred stock issued on terms
      ----------------------------
where the rate of dividend paid thereon is determined by either (i) reference to a recognized financial index or (ii) through an auction mechanism conducted by a recognized financial institution, provided that the Parent Preferred Stock shall not constitute Money Market Preferred Stock.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
      ------------------
Section 4001(a)(3) of ERISA under which either Borrower or any ERISA Affiliate is required to contribute on behalf of its employees.

     "Net Unrestricted Designated Subsidiaries Three Month Cash Flow" shall
      --------------------------------------------------------------
mean, for any period, the excess, if any, of (i) the Three Month Cash Flow attributable to all Restricted Subsidiaries which have been designated during such period as Unrestricted Subsidiaries pursuant to Section 10.12, including, if applicable, the Three Month Cash Flow attributable to any Restricted Subsidiary which is then being designated as an Unrestricted Subsidiary pursuant to Section 10.12 (calculated at the time of each such designation), over (ii) the sum of (A) the Three Month Cash Flow attributable to all Unrestricted Subsidiaries which have been designated during such period as Restricted Subsidiaries pursuant to Section 10.12, including, if applicable, the Three Month Cash Flow attributable to any Unrestricted Subsidiary which is then being designated as a Restricted Subsidiary pursuant to Section 10.12 (calculated at the time of each such designation) plus (B) the Three Month Cash Flow attributable to the Cable Systems, if any, owned by TCI Pacific or a Restricted Subsidiary and acquired after the Transaction Effective Date.

     "New VII" shall mean Viacom International Services Inc., a Delaware
      -------
corporation.

     "Note" and "Notes" shall mean one or more of the Revolving Notes, the Term
      ----       -----
Notes, or both as the context requires.

     "Obligations" shall mean (i) all payment and performance obligations of
      -----------
the Borrowers under the Loan Documents, as they may be amended from time to time, or as a result of making the Loans and (ii) the obligation to pay an amount equal to the amount of all damages which the Administrative Agent, the Arranging Agents, the Agents and the Banks may suffer by reason of any breach by the Borrowers of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

     "Operating Income"  (a) (i) with respect to the period prior to the TCI
      ----------------
Cosign Date, for Parent and its Restricted Subsidiaries (to the extent allocable to the Transaction Cable Systems) and (ii) with respect to the period on and after the TCI Cosign Date, for TCI Pacific and its Restricted Subsidiaries, shall mean operating income as determined on a Consolidated basis in accordance with GAAP and in a manner consistent with the calculation of operating income as set forth in the 1995 annual audited financial statements of TCIC as contained in the 1995 10-K of TCIC less, to the extent not deducted
                                              ----
in connection with the determination thereof, all management fees, plus all
                                                                   ----
operating income attributable to cable assets transferred by Parent to New VII on the Transaction Effective Date pursuant to the Transaction Documents due to the failure to obtain necessary consents and approvals, but only to the extent that Parent or TCI Pacific, as the case may be, or any of its Restricted Subsidiaries actually receives the revenues from such cable assets either directly or from New VII, and excluding all operating income attributable to Untransferred Non-Cable Assets; and

     (b) for any other Person shall mean operating income of such Person as determined in accordance with GAAP and in a manner consistent with the calculation of operating income as set forth in the 1995 annual audited financial statements of TCIC as contained in the 1995 10-K of TCIC less, to the
                                                                   ----
extent not deducted in connection with the determination thereof, all management fees.

     "Parent Cable" shall mean Parent and its Subsidiaries after giving effect
      ------------
to the Conveyance of Assets and Assumption of Liabilities (as each such term is used in the

Parents Agreement) and the distribution by Parent of all of the common stock of New VII to VI as contemplated by the Transaction.

     "Parent Cable Carve-Out 12/31/95 Financial Statements" shall have the
      ----------------------------------------------------
meaning assigned to such term in Section 9.15(a).

     "Parent Cable Carve-Out 3/31/96 Financial Statements" shall have the
      ---------------------------------------------------
meaning assigned to such term in Section 9.15(c).

     "Parent Cable Special Purpose 12/31/95 Financial Statements"  shall have
      ----------------------------------------------------------
the meaning assigned to such term in Section 9.15(b).

     "Parent Cable Special Purpose 3/31/96 Financial Statements"  shall have
      ---------------------------------------------------------
the meaning assigned to such term in Section 9.15(d).

     "Parent Cable 5/31/96 Summary of Operations"  shall have the meaning
      ------------------------------------------
assigned to such term in Section 9.15(e).

     "Parent Debt Release Agreements"  shall have the meaning assigned to such
      ------------------------------
term in Section 8.1(p).

     "Parent Management Fee"  shall mean any management or similar fee paid to
      ---------------------
the Parent by TCI Pacific or any Restricted Subsidiary of TCI Pacific.

     "Parent Preferred Stock" shall mean the Class A Senior Cumulative
      ----------------------
Exchangeable Preferred Stock of the Parent (exchangeable into TCI Series A Group Stock) into which the Class A common Stock of the Parent will be automatically converted as part of the Transaction on the Transaction Effective Date, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 11.7.

     "Parents Agreement"  shall mean the Parents Agreement described in
      -----------------
Schedule 1-1(T), as the same may be amended, supplemented or otherwise modified in accordance with Section 11.16.

     "Payment Notice" shall mean a notice of payment as set forth in Section
      --------------
5.1.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established
      ----
pursuant to Subtitle A of Title IV of ERISA, or any Governmental Body succeeding to the functions thereof.

     "Permitted Control Stockholders" shall mean any one or more of the
      ------------------------------
following: (i) TCIC or any wholly-owned direct or indirect subsidiary of TCIC;
(ii) John C. Malone or Bob Magness; or (iii) the legal heirs of John C. Malone or Bob Magness following the death of such Person, so long as, in the case of this clause (iii), TCIC continues to manage or appoint the management of Parent.

     "Permitted Sale Representations" shall have the meaning set forth in
      ------------------------------
Section 11.6(a)(vi)(2).

     "Person" shall mean and include any individual, firm, partnership, joint
      ------
venture, corporation, association, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" shall mean any plan (other than a Multiemployer Plan) subject to
      ----
Title IV of ERISA maintained for employees of either Borrower or any ERISA Affiliate (and any such plan no longer maintained by a Borrower or any of its ERISA Affiliates to which such Borrower or any of its ERISA Affiliates has made or was required to make any contributions within any of the preceding five years).

     "Prime Rate" shall mean the prime commercial lending rate of the
      ----------
Administrative Agent as publicly announced in New York City to be in effect from time to time, such rate to be adjusted on and as of the effective date of any change in the Prime Rate. The Prime Rate is only one of the bases for computing interest on loans made by the Banks, and by basing interest on the unpaid principal amount of the Loans not subject to a CD Rate Option or a LIBOR Rate Option on the Prime Rate, the Banks have not committed to charge, and the Borrowers have not in any way bargained for, interest based on a lower or the lowest rate at which the Banks may now or in the future make loans to other borrowers.

     "Pro-Forma Debt Service" shall mean, in respect of the Borrowers and the
      ----------------------
Restricted Subsidiaries, determined on a Consolidated basis, the sum of all Annual Pro-Forma Interest Expense and scheduled principal payments, including the current maturities thereof, due on Funded Debt for the four complete fiscal quarters immediately succeeding the date of any determination thereof, but excluding, without duplication, (i) the principal amount of the Facility B Loans, (ii) the principal amount of the Term Loans, payable on the Term Loan Maturity Date, and (iii) Annual Pro-Forma Interest Expense and scheduled principal payments, in each case payable on short term Funded Debt (including the current portion of long term Funded Debt) that could be refinanced on the date of determination by Funded Debt under a committed credit facility under which there are sufficient unused commitments on such date of determination and as to which the conditions precedent to funding can be satisfied on such date of determination ("Substitute Long Term Funded Debt"), provided that the
                   --------------------------------
applicable scheduled payments of principal and interest with respect to such Substitute Long Term Funded Debt are included in the calculation of Pro-Forma Debt Service.

     "Pro-Forma Financial Statements"  shall have the meaning assigned such
      ------------------------------
term in Section 9.15(f).

     "Pro-Forma Interest Expense" shall mean, for any period for which a
      --------------------------
determination thereof is to be made, the sum of (i) the amount of all interest on Funded Debt (excluding the Facility B Loans) of the Borrowers and the Restricted Subsidiaries on a Consolidated basis which, without duplication, is scheduled to be paid or will accrue during such period, including, without limitation, in respect of the Loans (ii) all commitment or line of credit fees (no matter how designated) scheduled or required to be paid by either Borrower or any Restricted Subsidiary to any lender in exchange for such lender's commitment to lend to either Borrower or such Restricted Subsidiary, including, without limitation, the Commitment Fee in respect of the Loans and the Commitments, which is scheduled or required to be paid by the Borrowers or any Restricted Subsidiary during such period and (iii) all dividends or other distributions scheduled or required to be made or paid by either Borrower or any Restricted Subsidiary during such period in respect of Money Market Preferred Stock. For purposes of calculating Pro-Forma Interest Expense (i) where any item of interest on any Funded Debt varies or depends upon a variable rate of interest (including, without limitation, the Base Rate, a LIBOR Rate or a CD Rate), such rate shall be assumed to equal the rate in effect on the date of calculation thereof and (ii) the principal amount outstanding under any revolving or line of credit facility shall be assumed to be the outstanding principal balance thereunder on the last day of the fiscal quarter immediately preceding the period in respect of which the calculation of Pro-Forma Interest Expense is being determined or, if less, the aggregate commitment under such revolving or line of credit facility as of the date of any determination thereof, in each case adjusted to give effect to any mandatory commitment reductions which are scheduled to occur during such period in respect of which the calculation of Pro-Forma Interest Expense is being determined.

     "Prohibited Transaction" shall mean any transaction described in Section
      ----------------------
406 of ERISA that is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c) of the Code that is not exempt by reason of
Section 4975(c)(2) or Section 4975(d) of the Code or the transitional rules of
Section 2003(c) of ERISA.

     "Property" shall mean, in respect of any Person, all types of real,
      --------
personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

     "Reference Banks" shall mean the Administrative Agent, NationsBank of
      ---------------
Texas, N.A. and The Toronto-Dominion Bank.

     "Register" shall have the meaning assigned to such term in Section 14.8.
      --------

     "Regulation G" shall mean Regulation G of the Board of Governors of the
      ------------
Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board of Governors of the
      ------------
Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board of Governors of the
      ------------
Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Remaining Interest Period" shall mean: (a) in the event that a Borrower
      -------------------------
shall fail for any reason to make a borrowing, continuation or conversion after it delivers to the Administrative Agent of a Borrowing Request or Continuation Notice, a period equal to the Interest Period that the Borrowers elected (from and including the first day of such Interest Period to but excluding the last day of such Interest Period); (b) in the event that notice shall be given to the Borrowers pursuant to Section 7.2 prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such notice to but excluding the last day of such Interest Period as if such Interest Period had not been so terminated; and (c) in the event that a Borrower shall prepay or repay or give notice of prepayment of all or any part of the principal amount of the Loans prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment or date notified as the date of such prepayment (whichever is earlier) to but excluding the last day of such Interest Period.

     "Reportable Event" shall mean any of the events set forth in Section
      ----------------
4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, a cessation of operations described in
Section 4068(f) or 4062(c) of ERISA, an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code and either Borrower's failure to post such security thereafter or a failure to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

     "Restricted Payment" shall have the meaning set forth in Section 11.4
      ------------------
hereof.

     "Restricted Subsidiary" shall mean (a) prior to the TCI Cosign Date, each
      ---------------------
of the Subsidiaries designated as such on Schedule 9.1 hereto and (b) on and after the TCI Cosign Date, (i) each of the Subsidiaries of TCI Pacific designated as such on Schedule 9.1 hereto and (ii) any other Subsidiary of TCI Pacific organized under the laws of any state of the United States or the District of Columbia which has been designated as a Restricted Subsidiary in accordance with Section 10.12, unless and until designated as an Unrestricted Subsidiary pursuant to Section 10.12; provided that not less than 80% of the voting control thereof and not less than 80% of the overall economic equity therein, at the time of which any determination is being made, is owned, directly or indirectly, beneficially and of record by the Borrowers or (1) not less than seventy-five percent (75%) of the voting control thereof and not less than seventy-five percent (75%) of the overall economic equity therein, at the time of which any determination is being made, is owned, directly or indirectly, beneficially and of record by the Borrowers and (2) the Borrowers represent and warrant, in connection with the designation thereof as a Restricted Subsidiary, that the Borrowers directly or indirectly (through one or more Restricted Subsidiaries) are entitled to receive one hundred percent (100%) of the cash flow of such Restricted Subsidiary.

     "Reuter's Screen" shall mean the display designated at page "LIBO" on the
      ---------------
Reuter Monitor System or such other display on the Reuter Monitor System as may replace such page displaying the London interbank bid or offered rates, as the case may be, as of 11:00 a.m., London time, on the day on which the relevant determination is made.

     "Revolving Commitment" shall mean the commitment of each Bank listed on
      --------------------
Schedule 2.1 under the heading "Revolving Commitment" to make Revolving Loans hereunder through its Applicable Lending Office as set forth in Schedule 2.1, as the same shall be adjusted from time to time pursuant to Sections 2.1(c), 2.1(d), 7.1, 7.2 and 14.8 and as otherwise provided in this Agreement.

     "Revolving Commitment Expiration Date" shall mean September 30, 2004, or
      ------------------------------------
such earlier date as the Aggregate Revolving Commitments shall expire (whether by acceleration, reduction to zero pursuant to Section 2.1(c) or otherwise).

     "Revolving Commitment Percentage" shall mean, with respect to each Bank,
      -------------------------------
the percentage equivalent of the ratio which such Bank's Revolving Commitment bears to the Aggregate Revolving Commitments, as such Bank's Revolving Commitment and the Aggregate Revolving Commitments may be adjusted from time to time pursuant to the terms hereof.

     "Revolving Commitment Period" shall mean the period commencing on the
      ---------------------------
Execution Closing Date and ending on the Revolving Commitment Expiration Date.

     "Revolving Commitment Reduction Date" shall have the meaning assigned to
      -----------------------------------
such term in Section 2.1(c).

     "Revolving Commitment Reduction Notice" shall have the meaning assigned to
      -------------------------------------
such term in Section 2.1(d).

     "Revolving Credit Maturity Date" shall mean, in respect of any Revolving
      ------------------------------
Note, the earliest of (i) September 30, 2004, (ii) the date such Revolving Note shall become due and payable, whether by acceleration or otherwise, or (iii) ten Business Days after the First Funding Date in the event that the Transaction shall not have been consummated on or before such tenth Business Day.

     "Revolving Loan" and "Revolving Loans" shall have the meanings assigned to
      --------------       ---------------
such terms in Section 2.1(a).

     "Revolving Note" and "Revolving Notes" shall have the meanings assigned to
      --------------       ---------------
such terms in Section 4.4(a) and shall include the replacement Revolving Notes delivered pursuant to Section 10.16.

     "Sale Guaranty" shall mean a Guaranty by either Borrower of Permitted Sale
      -------------
Representations.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Security Agreement" shall mean the Security Agreement substantially in
      ------------------
the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time.

     "Significant Default" shall mean the occurrence of any of the events
      -------------------
described in Sections 12.1(a), (b), (i) or (j), unless the occurrence of such event is waived in accordance with this Agreement.

     "Single Employer Plan" shall mean any Plan which is not a Multiemployer
      --------------------
Plan.

     "Statutory Reserves" shall mean (a) with respect to a CD Rate, the
      ------------------
quotient (expressed as a decimal, rounded to the nearest 1/100 of 1%) obtained by dividing (i) the number one by (ii) the number one minus the aggregate of the reserve percentages expressed as a decimal established by the Board of Governors of the Federal Reserve System for new non-personal negotiable time deposits in dollars over $100,000 with maturities approximately equal to the CD Interest Period in question, such reserve percentages including, without limitation, those imposed under Regulation D of said Board of Governors and (b) with respect to a LIBOR Rate, the quotient (expressed as a decimal, rounded to the nearest 1/100 of 1%) obtained by dividing (i) the number one by (ii) one minus the aggregate of the reserve percentages expressed as a decimal established by the Board of Governors of the Federal Reserve System for Eurocurrency Liabilities as prescribed under Regulation D of said Board of Governors.

     "Stock" shall mean any and all shares, interests, participations or other
      -----
equivalents (however designated) of corporate stock.

     "Subscriber Information" shall mean, at any time for which a determination
      ----------------------
thereof is to be made, the number of Homes Passed, the number of Basic Subscribers, the number of Basic Subscribers as a percentage of the number of Homes Passed, and the number of pay-TV subscriptions and the number of pay-TV subscriptions as a percentage of Basic Subscribers for the Cable Systems owned by the Borrowers and any of the Restricted Subsidiaries.

     "Subscription Agreement"  shall mean the Subscription Agreement described
      ----------------------
in Schedule 1-1(T), as the same may be amended, supplemented or otherwise modified in accordance with Section 11.16.

     "Subsidiary" shall mean any corporation, association, partnership, joint
      ----------
venture or other business entity of which a Borrower and/or any Subsidiary of a Borrower, directly or indirectly, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

     "Substitute Long Term Funded Debt" shall have the meaning assigned to such
      --------------------------------
term in the definition of Pro-Forma Debt Service.

     "Taxes" shall have the meaning assigned to such term in Section 6.2.
      -----

     "TCI" shall mean Tele-Communications, Inc., a Delaware corporation.
      ---

     "TCIC" shall mean TCI Communications, Inc., a Delaware corporation.
      ----

     "TCI Cosign Date" shall mean the business day immediately succeeding the
      ---------------
Transaction Effective Date.

     "TCI Holdings" shall mean TCI Holdings, Inc., a Colorado corporation.
      ------------

     "TCIC Subscription" shall mean the purchase by TCIC from the Parent on the
      -----------------
Transaction Effective Date of 100 shares of the Class B common Stock of the Parent for a purchase price of $350 million pursuant to the Subscription Agreement.

     "TCI Pacific Group Debt" shall mean indebtedness for borrowed money of TCI
      ----------------------
Pacific owed solely to a Restricted Subsidiary of TCI Pacific and indebtedness for borrowed money of any Restricted Subsidiary owed solely to TCI Pacific or another Restricted Subsidiary of TCI Pacific.

     "TCI Series A Group Stock"  shall mean the Series A TCI Group Common
      ------------------------
Stock, $1.00 par value per share, of TCI.

     "Termination Event" shall mean (a) a Reportable Event, (b) the institution
      -----------------
of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (c) the appointment by the PBGC of a trustee to administer any Single Employer Plan, or (d) the existence of any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Plan.

     "Term Loan" and "Term Loans" shall have the meanings assigned to such
      ---------       ----------
terms in Section 2.2(a).

     "Term Loan Commitment"  shall mean the commitment of each Bank listed on
      --------------------
Schedule 2.1 under the heading "Term Loan Commitment" to make a Term Loan hereunder through its Applicable Lending Office as set forth in Schedule 2.1, as the same shall be adjusted from time to time pursuant to Sections 7.1, 7.2 and 14.8 and as otherwise provided in this Agreement.

     "Term Loan Commitment Percentage" shall mean, with respect to each Bank,
      -------------------------------
the percentage equivalent of the ratio which such Bank's Term Loan Commitment bears to the Aggregate Term Loan Commitments, as such Bank's Term Loan Commitment and the Aggregate Term Loan Commitments may be adjusted from time to time pursuant to the terms hereof.

     "Term Loan Commitment Period" shall mean the period commencing on the
      ---------------------------
Execution Closing Date and ending on the Commitment Expiration Date for the Term Loan Commitment.

     "Term Loan Maturity Date" shall mean, in respect of any Term Loan Note,
      -----------------------
the earliest of (i) December 31, 2004, (ii) the date such Term Note shall become due and payable, whether by acceleration or otherwise, or (iii) ten Business Days after the First Funding Date in the event that the Transaction shall not have been consummated on or before such tenth Business Day.

     "Term Note" and "Term Notes" shall have the meanings assigned to such
      ---------       ----------
terms in Section 4.4(a) and shall include the replacement Term Notes delivered pursuant to Section 10.16.

     "Three Month Cash Flow" shall mean for a Person or group of Persons or the
      ---------------------
assets of any Person as the context requires, that portion of Cash Flow derived from or produced by such Person, Persons or assets for the three month period ending on the last day of the month immediately preceding the date of designation, transfer, sale or exchange of such Person, Persons or assets or, in the case of TCI Pacific and its Restricted Subsidiaries, immediately prior to the date of determination thereof, less tax expense (net of deferred taxes), excluding all capital gains taxes resulting from the sale or disposition of assets, of such Person or Persons or allocable to such assets for such three month period.

     "Transaction" shall mean the Conveyance of Assets, the Assumption of
      -----------
Liabilities, the Loans, the Exchange Offer, the sale of the Shares and all other transactions contemplated by the Transaction Documents (as each such term is used in the Parents Agreement).

     "Transaction Cable Systems" shall mean the Bay Area System, the Dayton
      -------------------------
System, the Nashville System, the Northern California System, the Puget Sound System and the Salem System, as each such term is used in the Implementation Agreement.

     "Transaction Documents" shall mean the documents listed on Schedule
      ---------------------
1.1(T), in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 11.16.

     "Transaction Effective Date" shall mean the date on which the Transaction
      --------------------------
shall have been consummated in accordance with the Transaction Documents.

     "Unrestricted Subsidiary" shall mean any Subsidiary that is not designated
      -----------------------
as a Restricted Subsidiary or that is designated as an Unrestricted Subsidiary in accordance with the terms hereof.

     "Unrestricted Subsidiary Equity" shall mean any capital Stock of, or
      ------------------------------
limited partnership or debt interest in, an Unrestricted Subsidiary or a Person that is not a Borrower or a Subsidiary.

     "Untransferred Non-Cable Assets" shall mean Untransferable Assets as such
      ------------------------------
term is defined in the Implementation Agreement.

     "Upstream Dividends" shall have the meaning assigned to such term in
      ------------------
Section 11.14.

     "VI" shall mean Viacom Inc., a Delaware corporation.
      --

     "VI Indemnity Agreement" shall mean the Indemnity Agreement substantially
      ----------------------
in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

     "Zero-Rated Jurisdiction" shall mean any of the following countries each
      -----------------------
of which has a treaty with the United States which, in general, as of the Execution Closing Date, fully eliminates United States withholding tax on interest, subject to compliance with treaty conditions: Austria, Denmark, Finland, France, Federal Republic of Germany, Greece, Hungary, Iceland, Ireland, Luxembourg, Netherlands, Norway, Poland, Sweden and the United Kingdom.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements referred to herein and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices, except as otherwise specified herein.

     Unless otherwise specified, all references to times of day shall be to New York City, New York time.

     Each definition of an agreement or instrument in this Article 1 shall include such agreement as amended from time to time in accordance with this Agreement.


ARTICLE 2.  LOANS; LOAN COMMITMENT AMOUNTS.
            ------------------------------

     2.1. Revolving Loans; Revolving Commitment Amounts.
          ---------------------------------------------

          (a) Subject to the terms and conditions of this Agreement, each Bank severally agrees to make loans on a revolving credit basis through its Applicable Lending Office to the Borrowers from time to time from the Execution Closing Date to but excluding the Revolving Commitment Expiration Date, during which period the Borrowers may borrow, prepay and reborrow such loans (each a

"Revolving Loan", and collectively the "Revolving Loans") in accordance with
- ---------------                         ---------------
the provisions of this Agreement. The principal amount of each Bank's Revolving Loan made on a Borrowing Date shall be an amount equal to the product of (a) such Bank's Revolving Commitment Percentage (expressed as a fraction) and (b) the total amount of the Revolving Loan or Revolving Loans requested; provided that in no event shall any Bank be obligated to make a Revolving Loan if after giving effect to such Revolving Loan such Bank's Revolving Loans outstanding would exceed its Revolving Commitment or if the amount of such requested Revolving Loan is in excess of such Bank's Available Revolving Commitment. Prior to the TCI Cosign Date, all borrowings hereunder shall be made by Parent. Prior to the TCI Cosign Date, the only borrowings hereunder shall be made on the First Funding Date. On and after the TCI Cosign Date, all borrowings hereunder shall be made by TCI Pacific.

          (b) The amount of each Bank's initial Revolving Commitment and the Revolving Commitment Percentage of each Bank shall be as set forth on Schedule
2.1 hereto.

          (c) On each of the following dates (each such date a "Revolving
                                                                ---------
Commitment Reduction Date"), the Aggregate Revolving Commitments as then in
- -------------------------
effect shall be reduced to the amounts (unless the Aggregate Revolving Commitments have been previously reduced pursuant to Section 2.1(d) or (e) to such amount or less) set forth in the following schedule for the applicable Revolving Commitment Reduction Date:


            Revolving                           Aggregate
            Commitment                          Revolving
            Reduction Date                     Commitments
            --------------                    --------------

            June 30, 1998                     $1,035,000,000
            December 31, 1998                 $1,020,000,000

            June 30, 1999                     $  965,000,000
            December 31, 1999                 $  910,000,000

            June 30, 2000                     $  842,500,000
            December 31, 2000                 $  775,000,000

            June 30, 2001                     $  700,000,000
            December 31, 2001                 $  625,000,000

            June 30, 2002                     $  525,000,000
            December 31, 2002                 $  425,000,000

            June 30, 2003                     $  320,000,000
            December 31, 2003                 $  215,000,000

            June 30, 2004                     $  107,500,000
            September 30, 2004                $            0

          (d) At the Borrowers' option and upon at least two Business Days' prior irrevocable written notice to the Administrative Agent, with such notice specifying the amount and the date of such reduction (a "Revolving Commitment
                                                         --------------------
Reduction Notice"), the Borrowers may permanently reduce the Aggregate
- ----------------
Revolving Commitments in whole at any time or in part from time to time; provided, however, that each partial reduction of the Aggregate Revolving Commitments pursuant to this Section 2.1(d) shall be in an aggregate amount equal to at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and provided further that any reduction of the Aggregate Revolving Commitments made pursuant to this Section 2.1(d) shall require a simultaneous mandatory prepayment of the Term Loans pursuant to Section 5.4(b).

          (e) Simultaneously with each voluntary prepayment of the Term Loans pursuant to Section 5.4(a), the Aggregate Revolving Commitments shall be automatically and simultaneously reduced by an amount equal to the amount of the Aggregate Revolving Commitments in effect immediately prior to such voluntary Term Loan prepayment multiplied by a fraction the numerator of which is the amount of such voluntary Term Loan prepayment and the denominator of which is the outstanding principal amount of the Term Loans in effect immediately prior to such voluntary Term Loan prepayment.

          (f) Reductions of the Aggregate Revolving Commitments pursuant to
Section 2.1(c), (d) or (e) shall automatically effect a reduction of the Revolving Commitment of each Bank to an amount equal to the product of (i) the Aggregate Revolving Commitments of all Banks, as reduced pursuant to Section 2.1(c), (d) or (e), as the case may be, and (ii) the Revolving Commitment Percentage of such Bank, in each case determined immediately prior to such reduction of the Aggregate Revolving Commitments on such date. The Administrative Agent shall promptly notify each Bank (by telecopy or by telephone promptly confirmed by telecopy) of the contents of each Revolving Commitment Reduction Notice.

          (g) Upon each reduction of the Aggregate Revolving Commitments the Borrowers shall (i) pay the Commitment Fee accrued on the amount of the Aggregate Revolving Commitments so reduced through the date of such reduction,
(ii) prepay the amount, if any, by which the aggregate unpaid principal amount of the Revolving Loans exceeds the amount of the Aggregate Revolving Commitments as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment, (iii) compensate the Banks for their funding costs, if any, in accordance with Section 7.4, and (iv) prepay the Term Loans as required pursuant to Section 5.4(b).

          (h) Neither the Administrative Agent nor any Bank shall be responsible for the obligations or Available Revolving Commitment of any other Bank hereunder, nor will the failure of any Bank to comply with the terms of this Agreement relieve any other Bank or the Borrowers of their obligations under this Agreement and the other Loan Documents.

          (i) The Revolving Commitment of each Bank and the Aggregate Revolving Commitments shall terminate on the Revolving Commitment Expiration Date.

     2.2. Term Loans; Term Commitment Amounts.
          -----------------------------------

          (a) Subject to the terms and conditions of this Agreement, each Bank severally agrees to make term loans through its Applicable Lending Office to the Borrowers on the First Funding Date (each a "Term Loan" and collectively
                                                 ---------
the "Term Loans") in accordance with the provisions of this Agreement.  The
     ----------
principal amount of each Bank's Term Loan shall be an amount equal to the product of (a) such Bank's Term Loan Commitment Percentage (expressed as a fraction) and (b) the total amount of the Term Loan or Term Loans requested; provided that in no event shall any Bank be obligated to make a Term Loan in an amount greater than such Bank's Term Loan Commitment. The Term Loans shall be payable in full on the Term Loan Maturity Date.

          (b) The amount of each Bank's Term Loan Commitment and the Term Loan Commitment Percentage of each Bank shall be as set forth on Schedule 2.1 hereto.

          (c) Neither the Administrative Agent nor any Bank shall be responsible for the obligations or Term Loan Commitment of any other Bank hereunder, nor will the failure of any Bank to comply with the terms of this Agreement relieve any other Bank or the Borrowers of their obligations under this Agreement and the other Loan Documents.

          (d) The Term Loan Commitment of each Bank and the Aggregate Term Loan Commitments shall terminate on the Commitment Expiration Date for the Term Loan Commitments.


ARTICLE 3.  INTEREST RATES ON LOANS.
            -----------------------

     3.1.   Interest Rate.
            -------------

          Interest on the Loans shall be determined on the basis of interest rate options selected by the Borrowers from among the LIBOR Rate Option, the CD Rate Option and the Base Rate Option, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different options to apply simultaneously to different Loans or portions thereof, provided, however, that the Borrowers may not select the CD Rate Option or the LIBOR Rate Option if a Default has occurred and is continuing, and provided further that the Borrowers may not select the CD Rate Option prior to the Transaction Effective Date. The Loans shall bear interest (a) on the unpaid principal amount of each Loan subject to a Base Rate Option at a rate per annum equal to the Base Rate plus the Applicable Margin until the earlier of the occurrence of an Event of Default under Section 12.1(a) or 12.1(b) or the Revolving Credit Maturity Date or Term Loan Maturity Date, as the case may be, (b) on the unpaid principal amount of each Loan subject to a LIBOR Rate Option at a rate per annum equal to the applicable LIBOR Rate for the applicable Interest Period plus the Applicable Margin from and including the first day of each Interest Period to but excluding the last day of each such Interest Period relating thereto until the earlier of the occurrence of an Event of Default under Section 12.1(a) or 12.1(b) or the Revolving Credit Maturity Date or Term Loan Maturity Date, as the case may be, (c) on the unpaid principal amount of each Loan subject to a CD Rate Option at a rate per annum equal to the applicable CD Rate for the applicable Interest Period plus the Applicable Margin from and including the first day of each Interest Period to but excluding the last day of each such Interest Period relating thereto until the earlier of the occurrence of an Event of Default under Section 12.1(a) or 12.1(b) or the Revolving Credit Maturity Date or Term Loan Maturity Date, as the case may be, and (d) from and after the earlier of any Event of Default under Section 12.1(a) or 12.1(b) or the Revolving Credit Maturity Date or Term Loan Maturity Date, as the case may be, in accordance with Sections 3.2 or 5.2(b), as the case may be.

     3.2.   Interest Rate After Maturity.
            ----------------------------

          From and after the Revolving Credit Maturity Date, each Revolving Loan, and from and after the Term Loan Maturity Date, each Term Loan, shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest on such Loan prior to its Maturity), payable on demand, on the unpaid principal amount thereof at the Base Rate plus the Applicable Margin plus 2% per annum until paid, whether before or after entry of any judgment thereon.


ARTICLE 4.  LOAN PROCEDURES, NOTES AND PAYMENT OF INTEREST.
            ----------------------------------------------

     4.1.   Amount of Revolving Loans.
            -------------------------

          The aggregate unpaid principal amount of all Revolving Loans at any one time outstanding hereunder shall not exceed the Aggregate Revolving Commitments, and the aggregate unpaid principal amount of each Bank's Revolving Loans at any one time outstanding shall at no time exceed the amount of such Bank's Revolving Commitment.

     4.2.   Borrowing Requests.
            ------------------

          The Borrowers agree to request the making of Loans hereunder (except as provided in Section 5.3(b) for continuations or conversions) by delivery to the Administrative Agent of a notice substantially in the form of Exhibit A hereto (a "Borrowing Request"), which may be by telecopy or by telephone, in
           -----------------
each case promptly confirmed in writing, and which shall be irrevocable. Any failure by the Borrowers to confirm any borrowing request given by telephone or telecopy shall not invalidate any request so given. Such Borrowing Request shall be delivered to the Administrative Agent no later than (a) 12:00 noon at least (i) three Business Days prior to the date of the intended borrowing in the case of Loans subject to a LIBOR Rate Option or (ii) two Business Days prior to the date of the intended borrowing in the case of Loans subject to a CD Rate Option or (b) on the date of the intended borrowing in the case of Loans subject to a Base Rate Option. Such Borrowing Request shall specify (i) the aggregate amount of Revolving Loans and, with respect to the First Funding Date, Term Loans to be borrowed, (ii) the date on which the requested Loans are to be made, (iii) the amount, if any, of Revolving Loans and Term Loans requested to be subject to a Base Rate Option, (iv) the amount, if any, of Revolving Loans and Term Loans requested to be subject to a LIBOR Rate Option and the Interest Period therefor, and (v) the amount, if any, of Revolving Loans and Term Loans requested to be subject to a CD Rate Option and the Interest Period therefor. The Administrative Agent shall notify each Bank (by telecopy or by telephone promptly confirmed by telecopy) of the receipt by it of a Borrowing Request
(x) promptly on the date of receipt with respect to a request for Base Rate Loans, (y) prior to 5:00 p.m. on the second Business Day preceding the Borrowing Date with respect to a request for CD Rate Loans, and (z) prior to 5:00 p.m. on the third Business Day preceding the Borrowing Date with respect to a request for LIBOR Rate Loans. Subject to the terms and conditions hereof, each Bank shall make immediately available funds available to the Administrative Agent not later than 1:00 p.m. on the applicable Borrowing Date in an amount equal to the product of (x) its Revolving Commitment Percentage or Term Loan Commitment Percentage (expressed as a fraction), as the case may be, and (y) the principal amount of the Revolving Loans or Term Loans requested. All Loans requested to be made on a Borrowing Date shall equal $5,000,000, or an integral multiple of $1,000,000 in excess thereof.

     4.3.   Disbursement of Proceeds.
            ------------------------

          (a) The Administrative Agent shall disburse the proceeds of the Loans at its office designated in Section 14.1 prior to 3:00 p.m. (i) on the First Funding Date, by directly depositing the funds received from each Bank into a collateral account (the "Cash Collateral Account") established and maintained
                         -----------------------
at the Administrative Agent's offices at One Wall Street, New York, New York, or at such other offices in the City of New York as it shall designate from time to time, under the sole dominion and control of the Administrative Agent for the benefit of the Banks, designated as follows: The Bank of New York -
[          ], Account No. [            ], and the Borrowers hereby irrevocably
 ----------                ------------
direct the Administrative Agent to deposit such funds into the Cash Collateral Account on such date, and (ii) thereafter, on the applicable Borrowing Date, by crediting to an account specified by the Borrowers the funds received from each Bank, unless the Administrative Agent shall determine that any condition precedent set forth in Sections 4.2, 5.3, 8.1 or 8.2, as applicable, has not been fulfilled. The Administrative Agent shall not be required to disburse the proceeds of any Loans until the Administrative Agent has received each Bank's pro rata share of such Loans in immediately available funds.

          (b) Unless the Administrative Agent shall have received prior notice from a Bank (which notice shall be given promptly by telephone or telecopy, in each case to be promptly confirmed in writing, provided that the failure to so confirm in writing shall not invalidate any notice so given) that such Bank will not make available to the Administrative Agent such Bank's Revolving Commitment Percentage or Term Loan Commitment Percentage, as the case may be, of the Loans requested by the Borrowers, and provided that the Administrative Agent shall have given such Bank timely notice of the applicable Borrowing Request in accordance with Section 4.2, the Administrative Agent may assume that such Bank has made its applicable percentage available to the Administrative Agent on the applicable Borrowing Date and the Administrative Agent in reliance upon such assumption, may (but shall not be obligated to) make available to the Borrowers on such Borrowing Date an amount corresponding to such Bank's applicable percentage of the Loans made on such date. If and to the extent such Bank shall not have so made such applicable percentage available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, (i) for each day from the date such amount is made available to the Borrowers until the earlier to occur of the date such amount is repaid to the Administrative Agent or the second Business Day following the date such amount was made available to the Borrowers by the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate for such day and (ii) for each day thereafter until the date such amount is repaid to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate plus 1% for such day, and such Bank agrees to repay to the Administrative Agent forthwith on demand such out of pocket administrative and investigative expenses incurred by the Administrative Agent in connection with the Administrative Agent's reasonable efforts to obtain such payments. If such Bank shall repay to the Administrative Agent such corresponding amount, together with accrued interest, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement. In the event that, at any time when the conditions to borrowing have been satisfied pursuant to Sections 8.1 and 8.2, as applicable, a Bank for any reason fails or refuses to fund a Loan which it is obligated to fund hereunder, and such failure or refusal shall have continued for five Business Days, such non-funding Bank shall not be entitled
(1) to vote regarding any issue (other than an issue which requires the consent or approval of all of the Banks) on which voting is required or advisable under this Agreement or any other Loan Document, (2) to receive any payment of principal or interest from the Borrowers in respect of the Loan or Loans which such non-funding Bank failed or refused to fund, or (3) to receive any Commitment Fees which have accrued after the date such non-funding Bank failed or refused to fund until such time as (A) such non-funding Bank has funded such Loan or (B) all of the other Banks who funded their respective Loans have received their pro rata shares of all principal and interest payable by the Borrowers in respect of the Loan or Loans which such non-funding Bank failed or refused to fund.

     4.4.   Notes.
            -----

          (a) The obligation of the Borrowers to repay the Revolving Loans shall be evidenced by (i) notes in the form of Exhibit B-1, signed by Parent, for the period commencing on the First Funding Date to the TCI Cosign Date, and
(ii) replacement notes in the form of Exhibit B-2 signed by the Borrowers, for the period commencing on the TCI Cosign Date and thereafter (as indorsed or modified from time to time, including all replacements thereof and substitutions therefor, each a "Revolving Note" and collectively, the
                                --------------
"Revolving Notes"), in each case, with appropriate insertions therein, dated
- ----------------
the First Funding Date, one (or more if requested by a Bank) payable to the order of each Bank in the aggregate principal amount of the Revolving Commitment of such Bank. The obligation of the Borrowers to repay the Term Loans shall be evidenced by (i) notes in the form of Exhibit B-3, signed by Parent, for the period commencing on the First Funding Date to the TCI Cosign Date, and (ii) replacement notes in the form of Exhibit B-4 signed by the Borrowers, for the period commencing on the TCI Cosign Date and thereafter (as indorsed or modified from time to time, including all replacements thereof and substitutions therefor, each a "Term Note" and collectively, the "Term Notes"),
                                ---------                         ----------
in each case with appropriate insertions therein, dated the First Funding Date, one (or more if requested by a Bank) payable to the order of each Bank in the aggregate principal amount of the Term Loan Commitment of such Bank. Each Bank is hereby irrevocably authorized by the Borrowers to enter on the schedule attached to its Notes the principal amount and interest rate or rates of each Loan made by it, each payment thereon, and the other information provided for on such schedule; provided, however, that the failure to make any such entry with respect to any Loan shall not limit or otherwise affect the obligation of the Borrowers to repay the same and, in all events, the principal amount owing by the Borrowers in respect of each Bank's Notes shall be the aggregate amount of all Loans made by such Bank less all payments of principal thereon made by the Borrowers. Each Bank may attach one or more continuations to such schedule as and when required. The aggregate unpaid principal balances of and the interest rates applicable to the Loans set forth in the schedule attached to each Note shall be presumptive evidence of the principal amounts owing and unpaid thereon and the interest rates applicable thereto, absent manifest error. Any amounts outstanding under the Revolving Notes shall become due and payable on the earlier of the Revolving Commitment Expiration Date or Revolving Credit Maturity Date. Any amounts outstanding under the Term Notes shall become due and payable on the Term Loan Maturity Date.

          (b) Upon surrender of any Note to the Borrowers by reason of the assignment by any Bank of any Note, Loan or Commitment or portion thereof in accordance with the provisions of Section 14.8, the Borrowers shall, at the cost of such Bank, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount in the name of the designated holder or holders of such Note, Loan or Commitment or portions thereof. Upon receipt of written notice from any holder or other evidence reasonably satisfactory to the Borrowers of the loss, theft, destruction or mutilation of any Note held by such holder and, in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity agreement, or in the case of any such mutilation, upon surrender and cancellation of any such Note, the Borrowers shall, at the cost of such holder, make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Any such new Note or Notes shall thereafter be considered a Note or Notes under this Agreement. Any such new Note or Notes shall carry the rights to accrued and unpaid interest which were carried by the Note or Notes so exchanged so that neither gain nor loss of interest shall result from any such exchange.

     4.5.   Limitation on Interest Rate Options and Maximum Interest Rate.
            -------------------------------------------------------------

          (a) If, on or prior to the determination of an interest rate for any CD Rate Loan or any LIBOR Rate Loan for any Interest Period, (i) the Administrative Agent determines that for any reason appropriate quotations are not available to it for purposes of determining the LIBOR Rate or the CD Rate or (ii) the Majority Banks in good faith notify the Administrative Agent that the LIBOR Rate or CD Rate applicable to such Loans for such Interest Period would not adequately and fairly reflect the cost to such Banks of making, maintaining or converting that portion of the outstanding principal balance of their Loans proposed to be subject to a LIBOR Rate Option or CD Rate Option for such Interest Period, the Administrative Agent shall promptly give notice thereof to the Borrowers and the Banks, and the Banks' obligation to make, maintain or convert such CD Rate or LIBOR Rate Loans shall be suspended until such time as such circumstance shall no longer exist and the applicable requests by the Borrowers shall be deemed requests for Base Rate Loans from the Banks unless the Borrowers specifically request another interest rate option which remains available to the Borrowers pursuant to the terms hereof.

          (b) If the provisions of this Agreement or any Note would at any time require payment by the Borrowers to the Administrative Agent on behalf of any Bank of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to the Administrative Agent on behalf of such Bank shall be reduced to the extent necessary so that such Bank shall not receive interest in excess of such maximum amount. If, as a result of the foregoing such Bank shall receive interest payments under this Agreement or any Note in an amount less than the amount otherwise provided therein, such deficit (hereinafter called the "Interest Deficit") will, to the
                                               ----------------
fullest extent permitted by applicable law, cumulate and be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Administrative Agent on behalf of such Bank under this Agreement or any Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Bank to receive interest in excess of the maximum amount then permitted by the law applicable to the Loans, provided that at no time shall the aggregate amount by which interest paid by the Borrowers has been increased pursuant to this sentence exceed the aggregate amount by which interest paid by the Borrowers has theretofore been reduced pursuant to this Section 4.5(b).

     4.6.   Interest Payment Periods.
            ------------------------

          (a) Interest on the unpaid principal amount of each Base Rate Loan shall be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such date following the date of such Loan, and at Maturity. If any payment of interest in respect of a Base Rate Loan shall be due and payable hereunder on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day but such extension shall not affect the amount of interest due hereunder as of such payment due date. Interest for the period between (i) any due date for the payment of interest hereunder which is not a Business Day and
(ii) the next Business Day shall be due and payable on the last day of the fiscal quarter in which such next Business Day falls.

          (b) Interest on the unpaid principal amount of each LIBOR Rate Loan that is subject to an Interest Period equal to or less than three months in duration shall be payable for each such Interest Period on the last day thereof, and at Maturity.

          (c) Interest on the unpaid principal amount of each LIBOR Rate Loan that is subject to an Interest Period greater than three months in duration shall be payable on the last day of each three-month interval occurring during such Interest Period, with the first such payment to be made on the last day of the first such interval occurring during such Interest Period, and on the last day of such Interest Period, and at Maturity.

          (d) Interest on the unpaid principal amount of each CD Rate Loan shall be paid on the last day of the Interest Period applicable thereto and at Maturity, except that with respect to any 180-day CD Interest Period, interest shall also be payable on the 90th day of such Interest Period.

          (e) Notwithstanding paragraphs (a)-(d) above, any interest payment on the Loans otherwise due between the First Funding Date and the Transaction Effective Date will be due and payable on the earlier to occur of the Transaction Effective Date or Maturity.

          (f) Interest on the unpaid principal amount of any Loan after such Loan is due and payable shall be due and payable on demand.

          (g) The Administrative Agent shall promptly notify the Borrowers and each Bank of the amount and the effective date of each adjustment in the interest rate or rates applicable to the Loans, other than in respect of Base Rate Loans, provided that no failure or delay in giving any such notice shall affect or delay the making of any such adjustments or the obligations of the Borrowers to pay in a timely manner the interest due on such Loans.

     4.7.   Funding.
            -------

          Each Bank may, if it so elects, fulfill its obligation to make, continue or convert CD Rate Loans or LIBOR Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Bank) to make or maintain such CD Rate Loan or LIBOR Rate Loan; provided, however, that such CD Rate Loan or LIBOR Rate Loan shall nonetheless be deemed to have been made and to be held by such Bank, and the obligation of the Borrowers to repay such CD Rate Loan or LIBOR Rate Loan shall nevertheless be to such Bank, for the account of such foreign branch, affiliate or international banking facility. Without limiting the responsibility of the Banks to mitigate or eliminate the increased cost to such Bank of making, funding or maintaining the Loan made by it in accordance with
Section 7.3 hereof, the Borrowers hereby consent and agree that, for purposes of any determination to be made under Section 7.1, 7.2 or 7.4, it shall be conclusively assumed that each Bank elected to fund all CD Rate Loans or LIBOR Rate Loans by purchasing Dollar certificates of deposit in the U.S. or Dollar deposits in its Applicable Lending Office in the London Interbank Market, respectively.


ARTICLE 5.  PAYMENT, CONTINUATION OR CONVERSION, AND PREPAYMENT OF LOANS.
            ------------------------------------------------------------

     5.1.   Payments.
            --------

          Each payment with respect to Loans, including each prepayment of principal and interest on the Loans, and each payment of the Commitment Fee shall be accompanied by a notice substantially in the form of Exhibit A (a

"Payment Notice"), and shall be made by the Borrowers to the Administrative
- ---------------
Agent at its office designated pursuant to Section 14.1, in funds immediately available by 1:00 p.m., on the due date for such payment and shall be remitted promptly by the Administrative Agent to the applicable Banks in funds immediately available at their respective Applicable Lending Offices (a) pro rata according to the average daily amount of such Bank's Available Commitments, in the case of the Commitment Fee, (b) pro rata according to the aggregate outstanding principal balance of the Revolving Loans, in the case of principal and interest due thereon and (c) pro rata according to the aggregate outstanding principal balance of the Term Loans, in the case of principal and
interest due thereon.   The failure of the Borrowers to make any such payment
by such time shall not constitute a Default hereunder, provided that such payment is received by the Administrative Agent in immediately available funds by 4:00 p.m. on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans, unless the Administrative Agent, in fact, was able to remit to each Bank its pro rata share of such payment by 4:00 p.m. on such due date. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of LIBOR Interest Period or CD Interest Period) shall be extended to the next Business Day and interest shall be payable at the applicable rate specified herein during such extension. If any payment is made with respect to any portion of the unpaid principal balance of any LIBOR Rate Loan or CD Rate Loan prior to the last Business Day of the applicable Interest Period, the Borrowers shall indemnify each Bank against any loss or expense suffered by such Bank as a result of such payment in accordance with Section 7.4. Each Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the other Loan Documents without setoff or counterclaim or any deduction whatsoever, except for Taxes to the extent a Bank fails to comply with the provisions of Sections 6.2(b) and 6.3.

     5.2.   Late Payments.
            -------------

          (a) Any payment of principal on any Note not paid on the date when due and payable shall bear interest, to the extent permitted by law, at the Base Rate, plus the Applicable Margin for Base Rate Loans plus 2% per annum from the due date thereof until the date such payment is made. Any payment of interest on any Note or any payment of any Commitment Fee or other fee or payment payable by the Borrowers hereunder and not paid within five days of the date when due and payable shall bear interest, to the extent permitted by law, at the Base Rate plus the Applicable Margin for Base Rate Loans for five days and thereafter at the Base Rate plus the Applicable Margin plus 2% per annum until the date such payment is made. In determining the amount payable under this Section 5.2(a) with respect to any Commitment Fee or other fee or payment (excluding principal and interest on any Loan), the Applicable Margin shall be deemed to be that applicable to the Revolving Loans.

          (b) Upon the occurrence of an Event of Default under Section 12.1(a) or (b), each Note shall bear interest, payable on demand, on the unpaid principal amount thereof at the Base Rate, plus the Applicable Margin for Base Rate Loans, plus 2% per annum until paid, whether before or after entry of any judgment thereon.

     5.3.   Continuation or Conversion.
            --------------------------

          (a) Subject to the terms and conditions of Section 7.2, the Borrowers may, at the conclusion of any Interest Period for any LIBOR Rate Loans or CD Rate Loans and at any time for any Base Rate Loans, and upon notice to the Administrative Agent substantially in the form of Exhibit A (a "Continuation
                                                                ------------
Notice"), elect to continue or to convert any Loans (or portion thereof) into
- ------
LIBOR Rate Loans or CD Rate Loans with an Interest Period of equivalent or different length or to Base Rate Loans, as the case may be (in a minimum amount of $5,000,000 or $1,000,000 integral multiples in excess thereof in the case of a conversion of any Revolving Loans or Term Loans into a LIBOR Rate Loan or CD Rate Loan); provided, however, that no Loan may be converted to, or continued after the expiration of its Interest Period as, a LIBOR Rate Loan or a CD Rate Loan if a Default has occurred and is continuing. The Borrowers shall make the elections provided for in this Section 5.3(a) by giving notice, which notice shall be irrevocable, by telephone or telecopy, in each case promptly confirmed in writing to the Administrative Agent by 1:00 p.m. (x) at least three Business Days prior to the commencement of the new Interest Period specified in such notice with respect to the continuance of any Loans as LIBOR Rate Loans or the conversion of any Loans to LIBOR Rate Loans or (y) at least two Business Days prior to the commencement of the new Interest Period specified in such notice with respect to the continuance of any Loans as CD Rate Loans or the conversion of any Loans to CD Rate Loans. The Administrative Agent shall give notice to the applicable Banks (by telecopy or by telephone promptly confirmed by telecopy) promptly on the day it receives any Continuation Notice (or if received by the Administrative Agent after 1:00 p.m., not later than the Business Day after which it receives such notice) and, subject to the terms hereof, the Loans to be continued or converted shall be (i) extended for a new LIBOR Interest Period or CD Interest Period, as applicable, beginning on the last day of the previous Interest Period or (ii) converted to Base Rate Loans, LIBOR Rate Loans or CD Rate Loans, all as specified in the Continuation Notice. Any such continued or converted Loans may, in accordance with the provisions hereof, be continued or converted into additional Interest Periods. Failure to confirm (in writing) any notice given by telephone or telecopy under this Section shall not invalidate any notice so given.

          (b) If the Borrowers do not give notice by 1:00 p.m. to the Administrative Agent at least three Business Days prior to the expiration of an Interest Period for LIBOR Rate Loans and at least two Business Days prior to the expiration of an Interest Period for CD Rate Loans, as provided in Section 5.3(a), then the principal amount of such Loans shall automatically be converted into Base Rate Loans upon expiration of the applicable Interest Period.

     5.4.   Prepayments.
            -----------

          (a) Voluntary.  Upon at least two Business Days', in the case of
              ---------
LIBOR Loans, or one Business Day's, in the case of CD Loans, irrevocable prior notice to the Administrative Agent (or in the case of Base Rate Loans such notice shall have been given no later than 12:00 noon on the date of proposed prepayment) pursuant to a Payment Notice specifying the amount and the date of prepayment, whether the Loans to be prepaid are Revolving Loans or Term Loans and which portion, if any, of the Revolving Loans or Term Loans to be prepaid are LIBOR Rate Loans and CD Rate Loans, the Borrowers shall have the right to prepay the Revolving Loans or the Term Loans in whole at any time or in part from time to time (pro rata to each Bank based on the proportion of its outstanding Revolving Loans or Term Loans to the aggregate amount of Revolving Loans or Term Loans, as the case may be, outstanding for all Banks) in aggregate principal amounts equal to at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, together with accrued interest on the amount being prepaid to the date of such prepayment, provided, however, that any prepayment of the Term Loans made pursuant to this Section 5.4(a) shall effect a simultaneous mandatory reduction in the Aggregate Revolving Commitments pursuant to Section 2.1(e). No prepayment of Revolving Loans hereunder shall affect the Aggregate Revolving Commitments unless the Borrowers have so notified the Administrative Agent pursuant to Section 2.1(d).

          (b) Mandatory.  Upon and simultaneously with any voluntary reduction
              ---------
of the Aggregate Revolving Commitments pursuant to Section 2.1(d), the Borrowers shall prepay the Term Loans in an amount equal to the outstanding principal amount of the Term Loans in effect immediately prior to such voluntary reduction of the Aggregate Revolving Commitments, multiplied by a fraction the numerator of which is the amount of such voluntary reduction of the Aggregate Revolving Commitments and the denominator of which is the Aggregate Revolving Commitments in effect immediately prior to such voluntary reduction of the Aggregate Revolving Commitments, together with accrued interest on the amount being prepaid to the date of such prepayment.

          (c) General.  Prepayments hereunder shall be without premium or
              -------
penalty, provided however that with respect to the prepayment of Loans subject to a LIBOR Rate Option or a CD Rate Option, the Borrowers shall compensate each Bank for its funding costs, if any, at the time of any such prepayment in accordance with the terms of Section 7.4. The Administrative Agent shall promptly notify each Bank (by telecopy or by telephone confirmed by telecopy) of the contents of each notice of prepayment. Failure to confirm any notice given by telephone under this Section by telecopy shall not invalidate any notice so given.

     5.5.   Application of Payments.
            -----------------------

          All payments to the Administrative Agent or the Banks under this Agreement or the Notes (other than payments pursuant to Section 7.1, 7.2, 7.4, or 14.13, which payments shall be applied as set forth in those respective Sections) will be applied in the following order of priority: (a) to the Commitment Fee then due and payable, (b) to any other amounts then due and payable under this Agreement not otherwise listed in this Section 5.5, (c) to the accrued interest then due and payable on the principal amount of the Loans,
(d) to the principal amount of the Loans then due and payable and (e) to the prepayment of the Loans in accordance with the terms of this Agreement; provided, however, that payments shall be applied in accordance with Section
12.2 under the circumstances described therein.

     5.6.   Sharing of Payments.
            -------------------

          Except where a provision of this Agreement provides or contemplates non-pro rata treatment, if any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans or Term Loans made by it in excess of its pro rata share of payments on account of the Revolving Loans or Term Loans received by the other Banks, then such Bank shall forthwith purchase for cash, without recourse, from the other Banks having Revolving Loans or Term Loans, as the case may be, such participations in the Revolving Loans or Term Loans, as the case may be, made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, together with an amount equal to such Bank's pro rata share (according to the proportion of (a) the amount of such Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 5.6 may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation.


ARTICLE 6.  FEES AND TAXES.
            --------------

     6.1.   Commitment Fee.
            --------------

          (a) The Borrowers agree to pay to the Administrative Agent for the account of each Bank, a fee (the "Commitment Fee") (i) for the period from the
                                  --------------
Execution Closing Date to but excluding the Transaction Effective Date, equal to .375 of 1% per annum on the sum of the average daily Available Revolving Commitment and the Available Term Loan Commitment, if any, of such Bank, and
(ii) for the period from and including the Transaction Effective Date and thereafter, (x) .375 of 1% per annum on the average daily Available Revolving
Commitment   of such Bank at all times  when the Leverage Ratio is greater than
5.5:1.0 and (y) .250 of 1% per annum on the average daily Available Revolving Commitment of such Bank at all times when the Leverage Ratio is less than or equal to 5.5:1.0. The Commitment Fee shall be computed on the basis of a 365/366 day year for the actual number of days elapsed and shall be payable in arrears on the Transaction Effective Date, on the last day of each March, June, September, and December of each year commencing on the first such date following the Transaction Effective Date and on the Revolving Commitment Expiration Date or such earlier date as such Bank's Commitments are fully terminated.

          (b) If any payment of the Commitment Fee shall be due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day but such extension shall not affect the amount due as of such payment date.

     6.2.   Taxes and Duties; Counterclaims.
            -------------------------------

          (a) So long as a Bank has complied with Sections 6.2(b) and 6.3, all payments in respect of this Agreement, the Loans or the Notes shall be made by the Borrowers to such Bank without defense, setoff or counterclaim for Taxes (as defined below) and free and clear of all present and future taxes, levies, imposts, fees, duties and withholdings or other deductions whatsoever (other than a tax based upon the net income of any Bank) (collectively, "Taxes"). So
                                                                  -----
long as a Bank has complied with Sections 6.2(b) and 6.3, if any such Tax becomes payable in respect of this Agreement or any Loan or Note, or any amendment, modification or supplement hereof or thereof, the Borrowers agree to pay the same together with any interest or penalties thereon plus an amount which, after provision for such Tax, is necessary to yield and remit to such Bank payments at the applicable rate set forth herein, and agrees to hold the

Administrative Agent and the Bank harmless with respect thereto. To the extent the Borrowers are obligated hereunder, the Borrowers shall provide evidence that such Taxes of any nature whatsoever in respect of this Agreement, any Loan, or any Note shall have been paid to the appropriate taxing authorities by delivery to the Bank on whose account such payment was made of the official tax receipts or notarized copies of such receipts within 30 days after payment of any such Tax. If the Borrowers fail to make any such payments when due, the Borrowers shall indemnify the Banks and the Administrative Agent for any incremental Taxes, interest or penalties that may become payable by any Bank or the Administrative Agent as a result of any such failure.

          (b) In order to avoid United States withholding tax costs as in effect on the Execution Closing Date, each Bank extending credit to the Borrowers hereunder shall book and maintain its Loans through:

          (i) any entity that is incorporated in the United States and that completes the appropriate Form W9; or

          (ii) the branch or agency of an entity incorporated outside the United States that completes and delivers to each of the Borrowers in duplicate and to the Administrative Agent a currently effective Form 4224 (or any successor form) certifying that as of the Execution Closing Date such entity is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes; or

          (iii) an entity that is resident in a Zero-Rated Jurisdiction for United States withholding tax purposes and that completes and delivers to each of the Borrowers and the Administrative Agent a currently effective Form 1001 (or any successor form) certifying that as of the Execution Closing Date such entity is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

     6.3. Tax Forms.
          ---------

          On or prior to the Execution Closing Date, upon the request of the Administrative Agent (which request shall be made on or prior to December 31 of each year) and from time to time thereafter if requested by the Borrowers or the Administrative Agent, and to the extent possible under the tax laws and treaties then in effect, each Bank shall provide to the Administrative Agent and the Borrowers executed forms prescribed by the IRS certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder as specified in Section 6.2(b), such forms, in the case of those delivered on or prior to the Execution Closing Date, to be for the 1995 calendar year, and, in the case of those delivered on or prior to December 31 of each year thereafter, to be for the next succeeding calendar year if then available for delivery.

ARTICLE 7.  COST PROTECTION.
            ---------------

     7.1.   Change in Circumstances; Reserve Costs.
            --------------------------------------

          In the event that any present or future applicable law, rule or regulation, or any change therein or in the interpretation or administration thereof, including any request, guideline, directive or policy (whether or not having the force of law) by any Governmental Body charged with the administration or interpretation thereof, or compliance by any Bank with any request, guideline, directive or policy of any such Governmental Body:

          (a) subjects any Bank through its Applicable Lending Office to any tax, duty or other charge (including the imposition of any withholding tax so long as such Bank has complied with Sections 6.2(b) and 6.3) with respect to any Loan or any part of its Commitments (other than any tax on or measured by the overall net income of such Bank); or

          (b) changes the basis of taxation of payments to any Bank through its Applicable Lending Office of principal of, or interest on, any Loan made by such Bank with respect to its Commitments or of other amounts payable hereunder, or any combination of the foregoing (other than any tax on or measured by the overall net income of such Bank); or

          (c) imposes, modifies or deems applicable any reserve, capital adequacy, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, or any acquisition of funds by or for the account of an office of any Bank or its holding company in connection with any Loan, including, without limitation, Statutory Reserves; or

          (d) imposes upon any Bank any other condition with respect to any Loan, any part of such Bank's Commitments, or this Agreement;

and the result of any of the foregoing (taking such Bank's policies into account) is to (x) increase the cost to such Bank of making, funding or maintaining any Loan or any part of its Commitments hereunder or (y) reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Bank or (z) require such Bank or its holding company to deposit any reserve, increase its capital or make any payment on or calculated by reference to any Loan made or sum received by it, or any part of its Commitment, in each case by an amount which such Bank in its sole judgment reasonably deems material after conducting the review required by Section 7.3 hereof:

          (i) such Bank shall promptly notify the Borrowers and the Administrative Agent of the happening of such event;

          (ii) such Bank shall promptly, and in any case within 90 days of the date when it becomes aware of the happening of such an event, deliver to the Borrowers and the Administrative Agent a certificate, executed by an authorized officer of such Bank and delivered by a relationship officer thereof, stating the change which has occurred or the reserve requirements or other conditions which have been imposed or the request, direction or requirement with which such Bank has complied or will comply, together with the date thereof, the amount of such increased costs, reduction or payment, the way in which such amount has been calculated, and shall certify that this is the Bank's standard method of calculating such amount, that such amount is or will be calculated in a similar way for other borrowers of the Bank under similar circumstances, that such requests are not inconsistent with its treatment of other borrowers which are subject to similar provisions, and that its method of allocating any such costs, reductions or payments is fair and reasonable; and

          (iii) the Borrowers shall promptly pay to the Administrative Agent for transfer to such affected Bank such amount or amounts set forth in such certificate as will compensate such Bank for such additional costs, reduction or payment.

     The certificate of the affected Bank as to the additional amounts payable pursuant to this Section 7.1 delivered to the Borrowers shall contain in reasonable detail the basis upon which such additional amounts have been calculated and shall be presumed correct absent manifest error. The provisions of this Section 7.1 shall be applicable to the Borrowers and the affected Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed. Notwithstanding the foregoing, the Borrowers will not be required to reimburse any Bank for any increased costs, reductions or payments under this Section 7.1 arising prior to 90 days preceding the date of request, unless the applicable law or regulation is imposed retroactively. In the case of a law or regulation which is retroactive in effect, such notice shall be provided to the Borrowers not later than 90 days from the date that such Bank reasonably should have learned of such law or regulation, and the Borrowers' obligation to compensate such Bank for such increased cost or reduction is contingent upon the provision of such timely notice (but any failure by such Bank to provide such timely notice shall not affect the Borrowers' reimbursement obligations with respect to (a) costs or reduction incurred from the date as of which the law or regulation became effective to the date that is 90 days after such Bank reasonably should have learned of such law or regulation and (b) costs or reduction incurred following the provision of such notice). No failure on the part of any Bank to demand compensation under this Section 7.1 shall constitute a waiver of its right to demand such compensation on any other occasion in connection with any other similar or dissimilar event. If the affected Bank shall subsequently recoup costs for which such Bank has theretofore been compensated by the Borrowers, such Bank shall remit to the Borrowers the amount of the recoupment.

     If the Borrowers shall be required to make any payment or reimbursement or to compensate any Bank under this Section 7.1, so long as no Default has occurred and is continuing, the Borrowers shall be free at any time within 180 days after the receipt of the certificate of the affected Bank, (x) to terminate the affected Bank's Revolving Commitment and, if then in effect, Term Loan Commitment together with the affected Bank's entitlement to the Commitment Fee accruing after such termination and to prepay the loans of such Bank in full, (y) to prepay the affected portion of any Loan in full (plus all amounts payable pursuant to Section 7.4 with respect to cost of funds or clause (iii) above in order to compensate such affected Bank for additional costs, reductions or payments with respect to the period prior to prepayment), together with accrued interest on the amount thereof through the date of such prepayment or (z) to replace any such Bank with another major international bank reasonably acceptable to the Administrative Agent. Upon any exercise of the rights described in clause (x) above, the Aggregate Revolving Commitments and, if then in effect, the Aggregate Term Loan Commitments, as the case may be, shall be automatically and irrevocably reduced by the amount of the terminated Revolving Commitment and Term Loan Commitment, as the case may be, and by the amount of the prepayment in the case of clause (y).

     7.2.   Change in Legality.
            ------------------

          Notwithstanding anything to the contrary contained in this Agreement, if any change in any present or future applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Body charged with the administration thereof, or compliance with any request, guideline, policy or directive (whether or not having the force of law) of any such Governmental Body, shall make it unlawful or impracticable in the sole judgment of any Bank (an "Affected Bank") for such Bank to make, fund or maintain any Loan, or any
     -------------
part of its Commitments hereunder, and such Bank determines that it is not reasonably possible to take steps to avoid such illegality or impracticability without adverse cost or consequences to such Bank, then by notice to the Borrowers and the Administrative Agent upon the request of such Bank, the Administrative Agent shall (a) if such event occurs prior to the making of any Loan, declare such Bank's Commitments terminated and it shall thereby be terminated and the Banks' Commitment Fee thereafter payable shall be proportionately reduced or (b) if such event occurs after the making of any Loan (i) request the Affected Bank to use reasonable efforts (which efforts shall be undertaken) to transfer the Loan or Commitments to another of its branches or agencies (or to another Bank or major international bank acceptable to the Borrowers, notwithstanding the restrictions on transfer set forth in
Section 14.8 hereof) in order to remove any illegality provided and to the extent such transfer is not inconsistent with such Affected Bank's internal policies of general application and only if, as determined by such Affected Bank in its sole discretion, the transfer of such Loan or Commitments, as applicable, would not otherwise materially adversely affect such Loan or such Affected Bank, and provided further that if such transfer is inconsistent with such Affected Bank's internal policies or would materially adversely affect such Loan or such Affected Bank, such Affected Bank shall deliver a certificate, executed by an authorized officer thereof and delivered by a relationship officer, stating the nature of such internal policy and that such policy has been applied consistently to similarly situated borrowers and loans, or that such transfer would materially adversely affect such Loan or such Affected Bank, as the case may be, and (ii) request the Borrowers to make a good faith effort (which effort shall be undertaken) to refinance the Affected Bank's Commitments in order to remove any illegality; provided, however, that if the efforts requested to be made by the Affected Bank and the Borrowers in clause (i) and clause (ii) above are not successful within a reasonable period of time, the Borrowers shall pay in full the then outstanding principal amount of such Bank's Loans together with accrued interest thereon either (x) on the last day of the then current Interest Period if such Loan is subject to a LIBOR Rate Option or CD Rate Option and if such Bank may lawfully continue to fund and maintain such Loan to such day or (y) immediately if such Bank may not lawfully continue to fund and maintain such Loan to such day, in each case together with any amounts necessary to reimburse such Bank for any loss incurred as a result thereof pursuant to Section 7.4. If any Bank shall claim that the funding or maintenance of any Loan or any part of its Commitments hereunder has become unlawful, such Bank shall deliver to the Administrative Agent and the Borrowers a letter from legal counsel to such Bank, which may be in-house counsel to such Bank, describing the legal basis for the determination of such illegality.

     7.3.   Responsibility of Affected Bank.
            -------------------------------

          Upon the occurrence of any change in circumstances pursuant to
Section 7.1 or 7.2 and subject to the provisions of such Sections, the Bank affected by such change shall use its reasonable efforts to conduct a review of alternative reasonable courses of action which may mitigate or eliminate the increased cost to the Bank of making, funding or maintaining any Loan made by it and its obligations in respect of its Commitments hereunder and shall engage in any such alternative course of action which is considered reasonable under the circumstances as they shall exist at such time; provided that such alternative course of action will not result in any increased costs or reduction of the amount of any payment receivable hereunder by such Bank or cause such Bank, in its good faith judgment, to violate one or more of its policies in order to avoid such increased cost or reduction.

     7.4.   Cost of Funds.
            -------------

          Notwithstanding anything contained in this Agreement to the contrary, if: (a) the Borrowers shall fail to borrow a Loan subject to a LIBOR Rate Option or a CD Rate Option on a Borrowing Date (unless such failure is due to the notification to the Borrowers by the Administrative Agent pursuant to
Section 4.5(a)(ii)), (b) the Borrowers shall fail to continue or convert on the day requested for a continuation of or conversion to a CD Rate Loan or a LIBOR Rate Loan after it shall have given a Continuation Notice (unless such failure is due to the notification to the Borrowers by the Administrative Agent pursuant to Section 4.5(a)(ii)), (c) the Borrowers shall fail to make any prepayment after having given notice thereof pursuant to Section 5.4, (d) a notice shall be given to the Borrowers pursuant to Section 7.2 prior to the last day of the Interest Period applicable to any LIBOR Rate Loan or CD Rate Loan or (e) any repayment or prepayment of the principal amount of any LIBOR Rate Loan or CD Rate Loan is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrowers agree to indemnify each Bank against, and to pay directly to such Bank promptly upon receipt of a request therefor, the amount of any reasonable loss or expense (other than attorneys' fees unless an Event of Default then exists) suffered by such Bank as a result of such failure to borrow, continue or convert, termination or repayment, including without limitation, an amount equal to:


                               D
                 A x (B-C) x  ---
                              360

where:

          "A" equals such Bank's pro rata share of the Affected Principal
Amount;

          "B" equals, as applicable, the LIBOR Rate (expressed as a decimal) applicable to such LIBOR Rate Loan or the CD Rate (expressed as a decimal) applicable to such CD Rate Loan;

          "C" equals, as applicable, the LIBID Rate or the CD Rate applicable to such Loan or portion thereof (expressed as a decimal) in effect on or about the date of such failure to borrow, continue or convert, termination, prepayment or repayment, based on the applicable rates bid or offered, as the case may be, on or about such date, for deposits in an amount equal approximately to such Bank's pro rata share of the Affected Principal Amount with an Interest Period equal approximately to the period commencing on the first day of the Remaining Interest Period and ending on the last day of such Remaining Interest Period or ending on the last day of the applicable Interest Period, as the case may be, as determined by such Bank (which for purposes of this calculation shall not exceed "B");

          "D" equals the number of days from and including the first day of the Remaining Interest Period to but excluding the last day of such Remaining Interest Period or the last day of the applicable Interest Period, as the case may be;

and any other reasonable out-of-pocket loss or expense (including any reasonable internal processing charge customarily charged by such Bank) suffered by such Bank in liquidating or employing deposits prior to maturity in amounts which correspond to such Bank's pro rata share of such proposed Loan or repayment. Each Bank shall provide to the Borrowers a statement, accompanied where applicable by any supporting documentation illustrating the computation described above and explaining the amount of any such loss or expense, which statements shall be presumed correct absent manifest error with respect to the parties hereto.


ARTICLE 8.  CONDITIONS OF LENDING AND RELEASE.
            ---------------------------------

     8.1.   Conditions Precedent to First Funding
            -------------------------------------

     The obligations of the Banks to make the Loans on the First Funding Date shall be subject to the satisfaction of the following conditions precedent (each in form and substance satisfactory to the Administrative Agent) on or prior to the First Funding Date:

          (a) The Administrative Agent shall have received the Notes, in each case dated as of the First Funding Date, duly executed by the duly authorized officer or officers of Parent;

          (b) The Administrative Agent shall have received the Security Agreement, duly executed by the duly authorized officer or officers of the Parent, together with such UCC-1 financing statements and other documents as the Administrative Agent shall reasonably request in order to perfect the security interest granted thereunder;

          (c) The Administrative Agent shall have received a Borrowing Request, duly executed by the duly authorized officer or officers of Parent;

          (d) The Administrative Agent shall have received a Leverage Ratio Certificate, duly executed by a Financial Officer of the Parent and/or TCIC calculating the Leverage Ratio and the ratio of Annualized Cash Flow to Pro-Forma Debt Service immediately after giving effect to the closing of the Transaction on the Transaction Effective Date;

          (e) The Administrative Agent shall have received the VI Indemnity Agreement, duly executed by the duly authorized officer of officers of VI;

          (f) The Administrative Agent shall have received certified copies, each dated as of a recent date, of (i) the certificate of incorporation, together with all amendments thereto (including the amended and restated certificate of incorporation specifying the terms and conditions of the Parent Preferred Stock in the form of Exhibit L), of Parent, certified by the Secretary of State of Delaware and a certificate as to the good standing of Parent from such Secretary of State, (ii) certificates of the Secretary of State or other appropriate official of each state in which Parent conducts business or owns assets certifying that Parent is in good standing as a foreign corporation in such state, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (iii) all documents evidencing other necessary governmental approvals, if any, with respect to this Agreement, the Notes and the Loan Documents;

          (g) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of Parent certifying (i) that attached thereto are true and complete copies of the resolutions, in form and substance satisfactory to the Administrative Agent, adopted by the board of directors of Parent, and all other necessary corporate action evidencing approval of the transactions contemplated by this Agreement, the Notes, the Loan Documents and the Transaction, (ii) that attached thereto is a true and complete copy of the bylaws of Parent, together with all amendments thereto, as in effect on the date of such certificate, (iii) that the certificate of incorporation of Parent has not been amended since the date of the certification thereto furnished pursuant to Section 8.1(f) above and that no dissolution proceedings with respect to the Borrower have been commenced or are contemplated and (iv) as to the incumbency and specimen signature of each officer of Parent executing this Agreement, the Notes or the Loan Documents;

          (h) The Administrative Agent shall have received a certificate signed by a duly authorized Financial Officer of Parent to the effect that, as of the First Funding Date, (i) no event has occurred, is continuing, or would result from the incurrence of such Loans which constitutes a Default; (ii) the representations and warranties contained in Article 9 (excluding Sections 9.5, 9.15, 9.21(b) and 9.22) are true and correct as of the First Funding Date; and
(iii) no Material Adverse Change shall have occurred at any time on or prior to the commencement of the Exchange Offer;

          (i) The Administrative Agent shall have received a certificate from Parent attaching a true and complete copy of each of the Transaction Documents and a list and status report of all governmental approvals with respect to the Transaction which have not been obtained;

          (j) The Administrative Agent shall have received a certificate from Parent, VI and New VII to the effect that (i) the Transaction Documents are in full force and effect and each of Parent, VI and New VII is in compliance in all material respects with all obligations on its part to be performed under the Transaction Documents and to its knowledge TCI and TCIC are in compliance in all material respects with all obligations on their part to be performed under the Transaction Documents, (ii) the Minimum Condition is expected to be satisfied at 12:00 Midnight on the First Funding Date, (iii) the Expiration Time is expected to occur, without further condition (other than the satisfaction of the Minimum Condition and the making of the Loans in the aggregate principal amount of $1.4 billion under this Agreement and the deposit of the proceeds thereof in the Cash Collateral Account and the making of the Facility B Loans in the aggregate amount of $300 million under Facility B and the deposit of the proceeds thereof in the Facility B Cash Collateral Account), on the First Funding Date, (iv) all conditions to the consummation by Parent, VI and New VII of the Transaction set forth in the Transaction Documents have been satisfied (without amendment, modification or waiver, except for amendments expressly contemplated by the Transaction Documents and amendments, modifications or waivers permitted under Section 11.16) except for the matters set forth on Exhibit J hereto, and (v) each of Parent, VI and New VII is ready, willing and able to satisfy or cause to be satisfied in the manner required by the Transaction Documents all matters set forth on Exhibit J on its part to be satisfied and to consummate the Transaction and knows of no reason why it cannot satisfy or cause to be satisfied in the manner required by the Transaction Documents any of such matters on its part to be satisfied or why the Transaction cannot be fully consummated in accordance with the Transaction Documents within 10 Business Days following the First Funding Date;

          (k) The Administrative Agent shall have received a certificate from TCI and TCIC to the effect that (i) the Transaction Documents are in full force and effect and each of TCI and TCIC is in compliance in all material respects with all obligations on its part to be performed under the Transaction Documents and to its knowledge Parent, VI and New VII are in compliance in all material respects with all obligations on their part to be performed under the Transaction Documents, (ii) all conditions to the consummation by TCI and TCIC of the Transaction set forth in the Transaction Documents have been satisfied (without amendment, modification or waiver, except for amendments expressly contemplated by the Transaction Documents and amendments, modifications or waivers permitted under Section 11.16) except for the matters set forth on Exhibit J attached hereto, and (iii) each of TCI and TCIC is ready, willing and able to satisfy or cause to be satisfied in the manner required by the Transaction Documents all matters set forth on Exhibit J on its part to be satisfied and to consummate the Transaction and knows of no reason why it cannot satisfy or cause to be satisfied in the manner required by the Transaction Documents any of such matters on its part to be satisfied or why the Transaction cannot be fully consummated in accordance with the Transaction Documents within 10 Business Days following the First Funding Date;

          (l) The IRS Ruling shall have been issued by the IRS, shall not have been amended, modified, repealed, waived or withdrawn and shall not contain any significant conditions, representations or caveats not contained in the request (or any supplement thereto) for such IRS Ruling, and the Administrative Agent shall have received a copy of the IRS Ruling and a certificate from Parent to such effect;

          (m) TCIC shall have on the First Funding Date and on the Transaction Effective Date either (i) cash on hand or (ii) the availability to borrow, and the ability to satisfy all preconditions to borrow, the necessary funds under committed credit facilities, in each case in an amount equal to the amount necessary to close the TCIC Subscription, and the Administrative Agent shall have received a certificate from TCIC to such effect;

          (n) No actual litigation, order, decree, injunction or other proceeding shall exist which enjoins or seeks to enjoin (i) the consummation of the Transaction, (ii) the Banks from making the Loans or releasing the proceeds of the Loans from the Cash Collateral Account, or (iii) the Facility B Banks from making the Facility B Loans or releasing the proceeds of the Facility B Loans from the Facility B Cash Collateral Account, and the Administrative Agent shall have received a certificate from Parent to such effect;

          (o) No Material Adverse Change shall have occurred at any time on or prior to the commencement of the Exchange Offer;

          (p) New VII shall have obtained the release of Parent from or the substitution of New VII as obligor under (so that Parent will have no obligation under), all of Parent's obligations to repay the Old VII Debt (as defined in the Implementation Agreement), or shall have caused the agreement or indenture pursuant to which such debt was issued to be amended or supplemented so that Parent will no longer be an obligor (so that Parent will have no obligation) thereunder, in each case effective concurrently with the release of all funds from the Cash Collateral Account and the Facility B Cash Collateral Account, and a copy of each such release, amendment or supplement shall have been delivered to the Administrative Agent and shall be in all respects reasonably satisfactory to the Arranging Agents (such releases, amendments or supplements, the "Parent Debt Release Agreements");
                  ------------------------------

          (q) The Administrative Agent shall have received the Parent Cable Carve-Out 12/31/95 Financial Statements, the Parent Cable Special Purpose 12/31/95 Financial Statements, the Parent Cable Carve-Out 3/31/96 Financial Statements, the Parent Cable Special Purpose 3/31/96 Financial Statements, the Parent Cable 5/31/96 Summary of Operations and the Pro-Forma Financial Statements;

          (r) If there are Untransferred Non-Cable Assets, the Administrative Agent shall have received a copy of the form of security agreement to be executed and delivered by the Parent in favor of New VII with respect to Untransferred Non-Cable Assets, such security agreement to be reasonably satisfactory to the Administrative Agent, together with a list of such Untransferred Non-Cable Assets;

          (s) The Administrative Agent shall have received a certificate of a Financial Officer of TCIC with respect to the financial projections delivered by TCIC to the Banks in connection with this Agreement, such certificate to be substantially in the form of Exhibit K hereto;

          (t) The Administrative Agent shall have received a certificate of an authorized officer of Parent with respect to environmental matters, such certificate to be substantially in the form of Exhibit M hereto;

          (u) The Administrative Agent shall have received opinions, dated the First Funding Date, of Philippe Dauman, general counsel to Parent, and Edward
N. Schor, regulatory counsel to Parent, in substantially the form attached hereto as Exhibits H-1 and H-2, and Parent hereby instructs each such counsel to prepare and deliver its opinion to the Administrative Agent;

          (v) The Administrative Agent shall have received an opinion of Emmet, Marvin & Martin, LLP special counsel to the Administrative Agent, in substantially the form attached hereto as Exhibit I; and

          (w) All fees and expenses payable to the Administrative Agent, the Arranging Agents, the Agents and the Banks shall have been paid to the extent such fees and expenses have become payable on or prior to the First Funding Date.

     8.2. Conditions Precedent to all Loans.
          ---------------------------------

          The obligations of the Banks to make any Loans hereunder, other than Loans that would not increase the aggregate Dollar amount of the Revolving Loans or the Term Loans outstanding, shall be subject to the further conditions precedent that:

          (a) The representations and warranties contained in Article 9 (excluding Sections 9.5, 9.15, 9.21(b) and 9.22 with respect to the First Funding Date) shall be accurate and complete on and as of the Borrowing Date therefor;

          (b) Immediately before and after giving effect thereto, no Default shall exist;

          (c) No Default or Event of Default shall have occurred and be continuing under any Funded Debt having an outstanding aggregate principal amount equal to or greater than $10,000,000;

          (d) For all Loans (other than the Loans made on the First Funding
Date), no Material Adverse Change (after giving effect to the consummation of the Transaction) shall have occurred from that reflected in the Parent Cable Carve-Out 12/31/95 Financial Statements, except to the extent the same resulted solely from the impact of the rate regulations promulgated by the FCC pursuant to the Cable Television Consumer Protection and Competition Act of 1992 as such regulations have been revised;

          (e) For all Loans (other than the Loans made on the First Funding
Date), no Material Adverse Change (after giving effect to the consummation of the Transaction) shall have occurred from that reflected in the Pro-Forma Financial Statements, except to the extent the same resulted solely from the impact of the rate regulations promulgated by the FCC pursuant to the Cable Television Consumer Protection and Competition Act of 1992 as such regulations have been revised; and

          (f) For all Loans (other than the Loans on the First Funding Date), all documents executed or submitted pursuant hereto by or on behalf of the Borrowers or any other obligor under any of the Loan Documents shall be satisfactory in form and substance to the Administrative Agent; and

          (g) For all Loans (other than the Loans made on the First Funding
Date), the Administrative Agent shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent and the Arranging Agents may reasonably request.

The acceptance of the proceeds of any Loans hereunder shall be deemed to be a representation and warranty by the Borrowers as to compliance with this Section
8.2 on the Borrowing Date for any such Loan.

     8.3.   Release of Cash Collateral Account.
            ----------------------------------

          The Administrative Agent shall release the funds held in the Cash Collateral Account to Parent subject to the conditions precedent that:

          (a) The Arranging Agents shall have received evidence satisfactory to them that TCIC has cash on hand in an amount equal to the amount necessary to close the TCIC Subscription and that TCIC is ready, willing and able to transfer such cash to Parent immediately following the Exchange Time whereupon Parent shall immediately repay Facility B in full. The Administrative Agent shall have received a certificate from TCI and TCIC that each of TCI and TCIC is ready, willing and able to satisfy or cause to be satisfied in the manner required by the Transaction Documents all matters set forth on Exhibit J hereto on its part to be satisfied and to consummate the Transaction and knows of no reason why it cannot satisfy or cause to be satisfied in the manner required by the Transaction Documents any of such matters on its part to be satisfied or why the Transaction cannot be fully consummated in accordance with the Transaction Documents immediately following the release of the funds from the Cash Collateral Account and the Facility B Cash Collateral Account;

          (b) No order, decree or injunction shall be in effect which enjoins the consummation of the Transaction or the release of the funds in the Cash Collateral Account or the Facility B Cash Collateral Account;

          (c) Immediately before and after giving effect thereto no Default shall exist;

          (d) No default or event of default shall have occurred and be continuing under any Funded Debt having an outstanding aggregate principal amount equal to or greater than $10,000,000;

          (e) The representations and warranties set forth in Section 9.11 shall be true and correct;

          (f) The Administrative Agent shall have received a certificate from Parent, VI and New VII to the effect that (i) the Transaction Documents are in full force and effect and each of Parent, VI and New VII is in compliance in all material respects with all obligations on its part to be performed under the Transaction Documents and to its knowledge TCI and TCIC are in compliance in all material respects with all obligations on their part to be performed under the Transaction Documents, (ii) all Exchange Offer conditions shall have been satisfied (without amendment, modification or waiver except for amendments expressly contemplated by the Transaction Documents and amendments, modifications or waivers permitted under Section 11.16), (iii) subject to the release of the funds in the Cash Collateral Account and the Facility B Cash Collateral Account and the delivery of $1.7 billion of such funds to Parent for transfer to

New VII as part of the Conveyance of Assets (as such term is defined in the Implementation Agreement), (x) Parent, VI and New VII will immediately in accordance with the Transaction Documents cause the Conveyance of Assets and Assumption of Liabilities (as each such term is defined in the Implementation Agreement), take the actions referred to in Items XI and XII of Exhibit J and cause the Exchange Time to occur and (y) subject to receipt of the Purchase Price (as defined in the Subscription Agreement) from TCIC Parent will, and VI and New VII expect that Parent will, deliver the Certificate (as defined in the Subscription Agreement) to TCIC, and (iv) subject to the matters referred to in preceding clause (iii), there are no conditions to the consummation of the Transaction that remain to be satisfied and upon completion of such matters the Transaction will be consummated; and

          (g) The Administrative Agent shall have received copies of the opinions of counsel to VI, New VII and Parent and counsel to TCI and TCIC delivered pursuant to the Transaction Documents.

     8.4.   Notice to Banks.
            ---------------

          Promptly after the Administrative Agent receives all documents required under Section 8.1 as a condition precedent to the obligation of the Banks to make the Loans on the First Funding Date, the Administrative Agent shall give notice to the Banks at their Applicable Lending Offices that it has received all such documents and that such documents are satisfactory to it.

     8.5.   Tax Forms.
            ---------

          On or prior to the Execution Closing Date, each Bank shall provide the Administrative Agent and the Borrowers with tax forms prescribed by Section 6.3.


ARTICLE 9.  REPRESENTATIONS AND WARRANTIES.
            ------------------------------

          In order to induce the Banks to make the Loans, on each Borrowing
Date and at each other time as this Agreement shall require each Borrower hereby represents and warrants (except that no representation or warranty under Sections 9.5, 9.15, or 9.21(b) or 9.22 shall be required on the First Funding
Date) to the Administrative Agent and the Banks as to itself and, as the context may require, to each of its Subsidiaries, as follows:

     9.1.   Subsidiaries.
            ------------

          Except for changes otherwise permitted by this Agreement, Schedule
9.1 hereto sets forth a true and complete list of each of the Borrowers' Subsidiaries (excluding any Subsidiaries to be transferred to New VII on or prior to the Transaction Effective Date as part of the consummation of the Transaction) on the Execution Closing Date and on the Transaction Effective Date, specifying as of the Execution Closing Date and as of the Transaction Effective Date whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary for purposes of this Agreement. The outstanding shares of capital stock of each Restricted Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise indicated on Schedule 9.1 or otherwise permitted by this Agreement, all of the outstanding shares of each class of the capital stock of each Restricted Subsidiary are owned, directly or indirectly, beneficially and of record, by Parent prior to the Transaction Effective Date, and by TCI Pacific after the TCI Cosign Date, free and clear of all Liens.

     9.2.   Corporate Existence and Power.
            -----------------------------

          Each Borrower and each Restricted Subsidiary is duly organized or formed and validly existing in good standing under the laws of the state in which it is incorporated or formed, and each has the power to own its property and to carry on its respective business as now being conducted and is duly qualified and is in good standing in each jurisdiction in which the nature of the respective business conducted by it or the properties owned by it makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

     9.3.   Corporate Authority.
            -------------------

          Each Borrower has full legal power and corporate authority to enter into, execute, deliver and perform the terms of this Agreement, the Loan Documents and the Transaction Documents to which it is a party, to make the borrowings contemplated hereby and pursuant to the Notes, to execute, deliver and perform the terms of the Loans, the Loan Documents and the Transaction Documents to which it is a party, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate actions and are in full compliance with its certificate of incorporation and bylaws. No consent or approval of, notice to or filing with, or other action by, shareholders, any Governmental Body or any other Person, which has not already been obtained, is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement, the Notes, the Loans, the Loan Documents or the Transaction Documents (except as expressly contemplated in the Transaction Documents) to which it is a party, or is required as a condition to the validity or enforceability of this Agreement, the Notes, the Loans, the Loan Documents or the Transaction Documents to which it is a party.

     9.4.   Binding Agreement.
            -----------------

          This Agreement, the Notes and the other Loan Documents to which each Borrower is a party have been duly executed and delivered on behalf of each Borrower and constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the remedy of specific performance is within the discretion of the applicable court.

     9.5.   Litigation.
            ----------

          Except for proceedings affecting the cable television industry generally and matters set forth on Schedule 9.5 hereto, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Body pending or, to the knowledge of the Borrowers, threatened against either Borrower or any Restricted Subsidiary or any of its or their properties or rights, as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to, individually or in the aggregate, materially impair the ability of the Borrowers and the Restricted Subsidiaries on a Consolidated basis to conduct their business substantially as now conducted or materially and adversely affect the business, operations, condition (financial or otherwise) or Property of the Borrowers and the Restricted Subsidiaries on a Consolidated basis or impair the validity or enforceability of, or the ability of each Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents or the enforceability hereof or thereof.

     9.6.   No Conflicting Agreements.
            -------------------------

          Neither Borrower nor any Restricted Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the execution nor delivery by the Borrowers of this Agreement, the borrowings hereunder or, with respect to each Borrowing Date other than the First Funding Date, the use of the proceeds thereof, nor performance or fulfillment of or compliance with the terms and provisions of this Agreement or the other Loan Documents, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets (after giving effect to the consummation of the Transaction) of the Borrower or any Restricted Subsidiary pursuant to its charter or bylaws, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which any of them is subject. The use of the proceeds of the Loans made on the First Funding Date will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrowers or any Restricted Subsidiary pursuant to (i) its charter or bylaws, any award of any arbitrator, any agreement with stockholders, any order, judgment or decree, or any statute, law, rule or regulation to which any of them is subject or (ii) any other agreement or instrument to which any of them is subject that could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Restricted Subsidiary is a party to, or otherwise subject to, any provision contained in any instrument evidencing Indebtedness of any of them, any agreement relating thereto or any other contract or agreement (including its charter) that limits the amount of, or otherwise imposes restrictions on, the incurrence of Indebtedness by either Borrower of the type to be evidenced by the Notes except as set forth in Schedule 9.6 hereto and, as to the instruments, agreements or contracts, if any, listed on Schedule 9.6 each Borrower and/or any Restricted Subsidiary that is a party to any of the same has complied therewith, or received any consents or waivers necessary for compliance therewith.

     9.7.   Taxes.
            -----

          Each Borrower and each Restricted Subsidiary has filed or caused to be filed all federal, state and other material local income tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, and no tax Liens have been filed and no claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the Pro-Forma Financial Statements and are not so reflected therein. The charges, accruals and reserves on the books of each Borrower and each Restricted Subsidiary with respect to all federal, state and other material local taxes are considered by the management of each Borrower to be adequate, and each Borrower has no knowledge of any material unpaid assessment, tax or other governmental charge or levy which is or might be due and payable against it or any Restricted Subsidiary or any Property (after giving effect to the consummation of the Transaction) of such Borrower or any Restricted Subsidiary, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

     9.8.   Compliance with Applicable Laws.
            -------------------------------

          Neither Borrower nor any Restricted Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body which default could reasonably be expected to have a Material Adverse Effect.

Each Borrower and each Restricted Subsidiary is complying in all material respects with all applicable statutes and regulations, including, without limitation, the Communications Act and ERISA, of all Governmental Bodies, including the FCC, a violation of which could reasonably be expected to have a Material Adverse Effect.

     9.9.   Governmental Regulations.
            ------------------------

          Neither Borrower nor any Restricted Subsidiary nor any corporation controlling either Borrower or any Restricted Subsidiary or under common control with either Borrower or any Restricted Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness for Borrowed Money (other than Regulation X), including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     9.10.  Property.
            --------

          Each Borrower and each Restricted Subsidiary has good and marketable title to all of its owned Property (after giving effect to the consummation of the Transaction) other than personal property and good title to all of its Property that is personal property (after giving effect to the consummation of the Transaction), title to which is material to such Borrower or such Restricted Subsidiary, except for title imperfections referred to in Section 11.2(i) or defects which could not reasonably be expected to have a Material Adverse Effect, and such Property is subject to no Liens, except Liens permitted under Section 11.2. Each Borrower and each Restricted Subsidiary enjoys peaceful and undisturbed possession under all material leases necessary for the use and operation of its Property (after giving effect to the consummation of the Transaction), none of which contains any provisions which could reasonably be expected to have a Material Adverse Effect. All such leases are valid and subsisting and are in full force and effect, and neither Borrower nor any Restricted Subsidiary is in default thereunder which default could reasonably be expected to have a Material Adverse Effect.

     9.11.  Federal Reserve Regulations; Use of Proceeds of Loans.
            -----------------------------------------------------

          Neither Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, by either Borrower or any of its Subsidiaries for a purpose which violates any law, rule or regulation of any Governmental Body, including, without limitation, the provisions of Regulation G, Regulation U or Regulation X. Neither Borrower nor any agent acting on its behalf has taken any action that might cause this Agreement or the Notes to violate Regulation G, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act. Following application of the proceeds of each Loan, not more than 25% (or such greater or lesser percentage as provided in the exclusions from the definition of "Indirectly Secured" contained in Regulation G and Regulation U in effect at the time of the making of such Loan) of the value of the assets (both of each Borrower alone and of the Borrowers and the Restricted Subsidiaries on a consolidated basis) subject to the provisions of Section 11.2 hereof will be Margin Stock.

     9.12.  ERISA.
            -----

          (a) No Prohibited Transactions, Accumulated Funding Deficiencies, withdrawals from Multiemployer Plans or Reportable Events have occurred with respect to any Plans or Multiemployer Plans that, in the aggregate, could subject either Borrower or any ERISA Affiliate to any material tax, penalty or other liability where such tax, penalty or liability is not covered in full for the benefit of such Borrower or such ERISA Affiliate, by insurance. As of the date of this Agreement, neither Borrower nor any ERISA Affiliate reasonably expects to withdraw from a Multiemployer Plan where such withdrawal would subject such Borrower or any ERISA Affiliate to any material tax, penalty or other liability;

          (b) No notice of intent to terminate a Plan under Section 4041(c) of ERISA has been filed, nor has any Plan been terminated under Section 4041(c) of ERISA nor has the PBGC instituted proceedings to terminate, nor appointed a trustee to administer, a Plan and no event has occurred or condition exists which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Plan;

          (c) The present value of all vested benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under all Plans does not exceed by a material amount the assets of the Plans allocable to such vested benefits; and

          (d) The execution, delivery and performance by each Borrower of this Agreement and the borrowings hereunder and the use of the proceeds thereof will not involve any Prohibited Transaction with respect to any Plan or Multiemployer Plan.

     9.13.  Franchises, Etc.
            ---------------

          Each Borrower and each Restricted Subsidiary possesses all material franchises, certificates, licenses, permits and other authorizations from Governmental Bodies and all material patents, trademarks, service marks, trade names, copyrights, licenses, easements, rights of way and other rights, use, access or rental agreements and utility easements that are necessary for the ownership of its properties and assets and the maintenance and operation of its businesses as presently conducted (after giving effect to the consummation of the Transaction), and is not in violation of any of the foregoing in any material respect. No event has occurred which permits, or after notice or lapse of time (except expiration of the stated term thereof), or both, would permit, the revocation or termination of any such franchise, certificate, permit, license, authorization or other right which could reasonably be expected to have a Material Adverse Effect. All such franchises, certificates, permits, licenses and other authority have been validly issued to a Borrower or a Restricted Subsidiary, as the case may be, by the appropriate governmental authority and, except for franchises, certificates, permits, licenses or other authority which if not obtained could not reasonably be expected to have a Material Adverse Effect, each such franchise, certificate, permit, license or other authority is valid and subsisting. Each Borrower and each Restricted Subsidiary is operating its respective businesses (after giving effect to the consummation of the Transaction) in material compliance with the terms and conditions of such franchises, certificates, permits, licenses and other authority.

     9.14.  Burdensome Obligations.
            ----------------------

          Neither Borrower nor any Restricted Subsidiary is a party to or is bound by any franchise, agreement, deed, lease or other instrument, or subject to any corporate restriction which, in the opinion of the management of such Borrower, is so unusual or burdensome as in the foreseeable future could reasonably be expected to have a Material Adverse Effect.

     9.15.  Financial Statements.
            --------------------

          (a) Parent has heretofore delivered to each Bank copies of the audited combined balance sheet of Parent Cable for the year ended December 31, 1995 and the related audited combined statements of operations and cash flows for the fiscal year then ended (collectively, the "Parent Cable Carve-Out
                                                   ----------------------
12/31/95 Financial Statements").  The Parent Cable Carve-Out 12/31/95 Financial
- -----------------------------
Statements are correct and complete in all material respects, and have been prepared in accordance with GAAP consistently applied throughout the period involved and fairly present in all material respects the financial position and results of operations of Parent Cable as of and for the period then ended.

          (b) Parent has heretofore delivered to each Bank copies of the audited Special Purpose Combined Balance Sheet of Parent Cable for the year ended December 31, 1995 and the related audited Special Purpose Combined Statements of Operations and Cash Flows for the fiscal year then ended (collectively, the "Parent Cable Special Purpose 12/31/95 Financial
                    ------------------------------------- ---------
Statements").  The Parent Cable Special Purpose 12/31/95 Financial Statements
- ----------
were prepared on the basis of presentation described in Note 1 to the Parent Cable Special Purpose 12/31/95 Financial Statements and fairly present in all material respects the financial position and results of operations of Parent Cable (as defined in Note 1) as of and for the period then ended.

          (c) Parent has heretofore delivered to each Bank copies of the unaudited combined balance sheet of Parent Cable for the quarter ended March 31, 1996 and the related unaudited combined statements of operations and cash flows for the fiscal quarter then ended (collectively, the "Parent Cable Carve-
                                                            ------------------
Out 3/31/96 Financial Statements"), which statements are complete and correct
- --------------------------------
in all material respects, and have been prepared in accordance with GAAP consistently applied throughout the period involved and fairly present in all material respects the financial position and results of operations of Parent Cable as of and for the period then ended, subject to changes resulting from normal year-end audit adjustments.

          (d) Parent has heretofore delivered to each Bank copies of the unaudited Special Purpose Combined Balance Sheet of Parent Cable for the quarter ended March 31, 1996 and the related unaudited Special Purpose Combined Statements of Operations and Cash Flows for the fiscal quarter then ended (collectively, the "Parent Cable Special Purpose 3/31/96 Financial
                    ----------------------------------------------
Statements"), which statements were prepared on the basis of presentation
- ----------
described in Note 1 therein and fairly present in all material respects the financial position and results of operations of Parent Cable (as defined in Note 1) as of and for the period then ended, subject to changes resulting from normal year-end audit adjustments.

          (e) Parent has heretofore delivered to each Bank copies of the unaudited Viacom Cable Systems Summary of Operations for the 3 month period ending May 31, 1996 (the "Parent Cable 5/31/96 Summary of Operations"), which
                          ------------------------------------------
Summary of Operations fairly presents in all material respects, subject to quarter and year-end adjustments consistent with Parent's cable accounting policies, the aggregate revenues and operating expenses (excluding cable headquarters expenses) of the Cable Systems which would be used in compiling (in a manner similar to the Parent Cable Carve-Out 3/31/96 Financial Statements) an unaudited combined balance sheet of Parent Cable and the related unaudited combined statements of operations and cash flows for the period then ended if such statements were to be prepared for such period.

          (f) Parent has heretofore delivered to each Bank copies of the unaudited pro-forma condensed combined balance sheet of Parent Cable for the year ended December 31, 1995 and the related unaudited pro-forma condensed combined statement of operations for the year then ended (collectively, the

"Pro-Forma Financial Statements").  The Pro-Forma Financial Statements give
 ------------------------------
effect to the Viacom Pro-Forma Events (as described therein), as if such events occurred at the beginning of the earliest period presented for results of operations data, and are based on good faith estimates and assumptions believed by Parent to be reasonable at the time made.

     9.16.  FCC and Copyright Matters.
            -------------------------

          Each Borrower and each Restricted Subsidiary (a) has duly and timely filed all cable television registration statements and other filings that are required to be filed by the Borrowers and each Restricted Subsidiary under the Communications Act, the failure to file of which could reasonably be expected to have a Material Adverse Effect, and (b) is complying in all material respects with the Communications Act, including, without limitation, the rules, regulations and published policies of the FCC relating to the transmission of television, cable and microwave signals, a violation of which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Restricted Subsidiary has any knowledge that either Borrower or any Restricted Subsidiary has not recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal all material notices, statements of account, royalty fees and other documents and instruments required under the Copyright Act with respect to its business operations (after giving effect to the consummation of the Transaction), and, to the knowledge of each Borrower, neither Borrower nor any Restricted Subsidiary is liable in any material respect to any Person for copyright infringement under the Copyright Act as a result of its business operations (after giving effect to the consummation of the Transaction). Each Borrower and each Restricted Subsidiary has filed or caused to be filed with the FCC all reports, applications, documents, instruments and information required to be filed pursuant to all FCC rules, regulations and requests the failure to file of which could reasonably be expected to have a Material Adverse Effect.

     9.17.  Capital Stock of the Borrowers.
            ------------------------------

          Except as otherwise permitted by the terms of this Agreement, the ownership of the issued and outstanding capital stock of the Borrowers is as set forth on Schedule 9.17 at the relevant times set forth therein. The outstanding shares of capital stock of each Borrower has been duly authorized and validly issued and are fully paid and non-assessable. Except as disclosed on Schedule 9.17, and except as otherwise permitted by the terms of this Agreement, there are no outstanding options, rights or warrants for the acquisition by any Person, directly or indirectly, of shares of the capital stock (other than Money Market Preferred Stock) of the Borrowers or of securities or obligations convertible into such capital stock and there are no sale agreements, proxies, voting trusts, powers of attorney or other agreements binding upon either Borrower and any Person, directly or indirectly, with respect to beneficial or record ownership, or voting rights with respect to, shares of capital stock of either Borrower.

     9.18.  Use of Proceeds.
            ---------------

          On the First Funding Date, funds equal to the entire principal amount of the Loans made on the First Funding Date shall be directly deposited into the Cash Collateral Account and such funds, subject to and in accordance with the terms and conditions of this Agreement, shall be released to Parent on the Transaction Effective Date to enable Parent to contribute such funds to New
VII.  Thereafter, the borrowings
hereunder shall be applied by the Borrowers for working capital, capital expenditure and general corporate purposes.

     9.19.  Business of Borrowers.
            ---------------------

          The Borrowers and the Restricted Subsidiaries (after giving effect to the consummation of the Transaction) are engaged primarily in the cable television business, including pay cable service, which involves the distribution primarily by cable of audio and video signals in defined geographical areas, and in the business of acquiring, owning, expanding, operating and maintaining Cable Systems, and in directly related media activities, including, without limitation, data transmission services, telephony and the production and distribution of programming.

     9.20.  Ranking of Loans; Joint and Several Liability.
            ---------------------------------------------

          (a) This Agreement and the other Loan Documents to which each Borrower is a party, when executed, and the Loans, when borrowed, are and will be the direct and general obligations of the Borrowers. Each Borrower's obligations hereunder and under the other Loan Documents rank and will rank at least pari passu in priority of payment to all other Indebtedness for Borrowed Money of such Borrower. For purposes of this Section 9.20(a), the phrase "priority of payment" refers to the order of payment or seniority of debt and not to the presence or absence of security.

          (b) On and after the TCI Cosign Date, each of the Borrowers are and shall be jointly and severally liable for all obligations hereunder and under the Loan Documents.

     9.21.  No Misrepresentation.
            --------------------

          (a) On the First Funding Date, no representation or warranty contained in this Agreement and no certificate, document, written statement or written report furnished or to be furnished by or on behalf of the Borrowers in connection with this Agreement or the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact required to be stated in order to make such representation, warranty, certificate, document, statement or report not misleading in the light of the circumstances under which they are made.

          (b) No representation or warranty contained in this Agreement and no certificate, document, written statement or written report furnished or to be furnished by or on behalf of the Borrowers in connection with this Agreement or the transactions contemplated hereby (to the extent modified by the Form 10-K of TCI for the year ended December 31, 1995, the Form 10-Q of TCI for the quarter ended March 31, 1996 and the Financial Statements), taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact required to be stated in order to make such representation, warranty, certificate, document, statement or report not misleading in the light of the circumstances under which they are made.

          (c) As of the First Funding Date, there is no fact peculiar to either Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect that has not been set forth in this Agreement or in the other documents, certificates and written statements and reports furnished to the Administrative Agent by or on behalf of the Borrowers.

          (d) Notwithstanding anything to the contrary contained in this
Section 9.21, the representations and warranties contained in this Section 9.21 shall not be deemed to apply to any financial projections provided by either Borrower or any Restricted Subsidiary.

     9.22.  Environmental Law.
            -----------------

          The Borrowers and the Restricted Subsidiaries are in compliance with all Environmental Laws applicable to the operation of their business in all jurisdictions in which they are presently doing business, such that they will not incur or be subject to any liability or penalty thereunder which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrowers and the Restricted Subsidiaries do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants in violation of any Environmental Law, and there are no known conditions or circumstances associated with the currently or previously owned or leased properties or operations of either Borrower or the Restricted Subsidiaries or tenants which may give rise to any liabilities and costs under any Environmental Law which could reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) or Property of the Borrowers and the Restricted Subsidiaries, on a Consolidated basis.


ARTICLE 10. AFFIRMATIVE COVENANTS.
            ---------------------

          Subject to the last paragraph of this Article 10, each Borrower covenants and agrees that until the termination of the Aggregate Commitments and the payment and performance in full of the Obligations of the Borrowers, each Borrower will:

     10.1.  Legal Existence.
            ---------------

          Preserve and keep in force and effect and, except as permitted by
Section 11.3, cause each Restricted Subsidiary to preserve and keep in force and effect, its corporate existence in good standing in the jurisdiction of its incorporation or organization and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

     10.2.  Taxes.
            -----

          Pay and discharge when due, and cause each Restricted Subsidiary so to do, all taxes, assessments and governmental charges, license fees and levies upon or with respect to such Borrower and each Restricted Subsidiary, and upon the income, profits and Property of such Borrower and each Restricted Subsidiary, unless and to the extent only that such taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by such Borrower or such Restricted Subsidiary, and provided that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     10.3.  Insurance.
            ---------

          Maintain, and cause each Restricted Subsidiary to maintain, insurance on such of its Property, against such risks, and in such forms and amounts and against such hazards as is customarily maintained by companies of similar size engaged in similar businesses and owning and operating similar properties.

     10.4.  Payment of Indebtedness and Performance of Obligations.
            ------------------------------------------------------

          Pay and discharge promptly when due, and cause each Restricted Subsidiary so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse Effect or (b) become a material Lien on its Property, except those Liens permitted under Section 11.2, provided that each Borrower and any such Restricted Subsidiary shall not be required to pay and discharge or cause to be paid and discharged any such Indebtedness, obligation or claim so long as the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by such Borrower or such Restricted Subsidiary, and further provided that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     10.5.  Maintenance of Property.
            -----------------------

          Except for ordinary wear and tear, at all times, maintain, protect and keep in good repair, working order and condition, all material Property necessary for the operation of its business, and cause each Restricted Subsidiary so to do.

     10.6.  Observance of Legal Requirements.
            --------------------------------

          Observe and comply in all material respects, and cause each Restricted Subsidiary so to do, with all laws (including, without limitation, ERISA, Environmental Laws and Regulations G, U and X), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Bodies, which now or at any time hereafter may be applicable to it or to such Restricted Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect, and will not take any action, or permit any agent acting on its behalf to take any action, that might cause this Agreement or the Notes to violate Regulation G, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

     10.7.  Financial Statements and Other Information.
            ------------------------------------------

          Maintain, and cause each Restricted Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish to the Administrative Agent and each Bank:

          (a) As soon as available, and in any event within 120 days after the close of each fiscal year, commencing with the fiscal year ending December 31, 1996, a copy of (i) the Consolidated balance sheet of the Borrowers and the Restricted Subsidiaries as of the end of such fiscal year; (ii) the Consolidated statements of operations, stockholders' equity and cash flows of the Borrowers and the Restricted Subsidiaries as of and through the end of such fiscal year setting forth in each case in comparative form the corresponding figures of the previous fiscal year, all in reasonable detail, and in each case prepared in accordance with GAAP throughout the periods involved and certified by the Accountants, which certification shall (x) be accompanied by the opinion of the Accountants without any reservation or exception as to the scope of their audit, (y) state that the examination by such Accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and (z) include the opinion of such Accountants that such financial statements have been prepared in accordance with GAAP, except as otherwise specified in such opinion; (iii) a certificate of a Financial Officer of the Borrowers, certifying as to Consolidated figures of the Borrowers and the Restricted Subsidiaries for Subscriber Information, and such other information as shall be reasonably requested by the

Administrative Agent or the Majority Banks, as of and through the end of such fiscal year, all in reasonable detail and prepared in accordance with customary industry standards; and (iv) a schedule of all acquisitions, sales and exchanges of Stock or Property of the Borrowers or any of the Restricted Subsidiaries which occurred during such fiscal year, and a listing of all Restricted Subsidiaries designated as Unrestricted Subsidiaries, and vice versa, during such fiscal year;

          (b) Simultaneously with the delivery of the certified statements required by Section 10.7(a), copies of a certificate of such Accountants (i) expressing their opinion that the computations by the Borrowers (which computations shall accompany such certificate and shall be in reasonable detail) show compliance with Sections 10.9, 10.10, 11.1, 11.2, 11.4, 11.6 and
11.13 and are in accordance with such Sections and (ii) stating that, in making the examination necessary for their audit of the financial statements of the Borrowers and the Restricted Subsidiaries for such fiscal year, nothing came to their attention of a financial or accounting nature that caused them to believe that the Borrowers were not in compliance with the terms, covenants, provisions or conditions of this Agreement, or that there shall have occurred any condition or event which would constitute a Default or, if so, specifying in such certificate all such instances of noncompliance and the nature and status thereof;

          (c) As soon as available, and in any event within 75 days after the close of each of the first three quarters of each fiscal year of the Borrowers, a copy of (i) the Consolidated balance sheet of the Borrowers and the Restricted Subsidiaries as of the end of such quarter, (ii) the Consolidated statements of operations, stockholders' equity and cash flows of the Borrowers and the Restricted Subsidiaries for the period from the beginning of the then current fiscal year of the Borrowers to the end of such quarter, all in reasonable detail, prepared in accordance with GAAP, subject to year end adjustments throughout the periods involved and certified by a Financial Officer of the Borrowers and accompanied by the same computations, certified by such officer, as are required under Section 10.7(b), and (iii) a certificate of a Financial Officer of the Borrowers certifying as to Consolidated figures of the Borrowers and the Restricted Subsidiaries for Subscriber Information, and such other information as shall be reasonably requested by the Administrative Agent or the Majority Banks, as of and through the end of such period, all in reasonable detail and prepared in accordance with customary industry standards; provided that prior to the Transaction Effective Date, and in lieu of the requirements set forth above in this subsection (c), furnish to the Administrative Agent and each Bank a copy of the reports, financial statements and other information required to be delivered by Parent to TCIC pursuant to the last two sentences of Section 7.4 of the Subscription Agreement at the same time or times required therein;

          (d) Simultaneously with the delivery of the certified statements required by Sections 10.7(a) and (c), a certificate of a Financial Officer of the Borrowers stating that the signer has reviewed the terms of this Agreement and that in the course of the performance of his duties, he would normally have knowledge of any condition or event which would constitute a Default and certifying that there exists no violation of any of the terms or provisions of this Agreement and that no condition or event has occurred which would constitute a Default or, if so, specifying in such certificate all such violations, conditions and events and the nature and status thereof;

          (e) Within 75 days after the end of each of the first three fiscal quarters (and within 120 days after the end of the last fiscal quarter) of each fiscal year of the Borrowers, a Leverage Ratio Certificate setting forth the Leverage Ratio as at the end of such fiscal quarter, certified by a Financial Officer of the Borrowers;

          (f) Prompt written notice upon either Borrower obtaining knowledge that (i) any Indebtedness for Borrowed Money of either Borrower or any

Restricted Subsidiary having an aggregate principal amount of $10,000,000 or more has been declared or shall have become due and payable prior to its stated maturity, has been called and not paid when due, or is required to be purchased or otherwise acquired by either Borrower or any Restricted Subsidiary as a result of any default or failure by such Borrower or any Restricted Subsidiary to perform or observe any agreement, term, or condition contained in any document evidencing or securing any such Indebtedness for Borrowed Money, or in any agreement under which any such Indebtedness for Borrowed Money was issued or created, or (ii) the holder of any note (other than a Note) or other evidence of Indebtedness for Borrowed Money, certificate or security evidencing any such Indebtedness for Borrowed Money of either Borrower or any Restricted Subsidiary, or any obligee with respect to any other Indebtedness for Borrowed Money of either Borrower or any Restricted Subsidiary, having, in each case, an aggregate principal amount of $10,000,000 or more, has the right to declare such Indebtedness for Borrowed Money due and payable prior to its stated maturity or has the right to require such Borrower or any Restricted Subsidiary to purchase or otherwise acquire any such Indebtedness for Borrowed Money as a result of any default or failure by such Borrower or any Restricted Subsidiary to perform or observe any agreement, term, or condition contained in any document evidencing or securing any such Indebtedness for Borrowed Money, or in any agreement under which any such Indebtedness for Borrowed Money was issued or created;

          (g) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming either Borrower or any Restricted Subsidiary a party to any proceeding before any Governmental Body which could reasonably be expected to have a Material Adverse Effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any material license, permit, franchise or other authorization issued to either Borrower or any Restricted Subsidiary by any Governmental Body, (iii) any refusal by any Governmental Body to renew or extend any such license, permit, franchise, or other authorization and (iv) any dispute between either Borrower or any Restricted Subsidiary and any Governmental Body; which lapse, termination, refusal or dispute referred to in clauses (ii), (iii) or (iv) above, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (h) Promptly upon becoming available, copies of all regular, periodic or special reports, schedules and other material which either Borrower or any Restricted Subsidiary may now or hereafter be required to file with or deliver to any securities exchange or the Commission, or any other Governmental Body succeeding to the functions thereof, and copies of all material news releases sent to financial analysts or stockholders unless such documents contain only information which is otherwise furnished to the Administrative Agent and each Bank hereunder;

          (i) Copies of any request for a waiver of the funding standards or any extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after any such request is submitted by either Borrower or any ERISA Affiliate to the Department of Labor or the IRS, as the case may be;

          (j) Prompt written notice in the event that (i) either Borrower or any ERISA Affiliate shall fail to make any payment when due and payable under any Plan if such failure constitutes a violation of the minimum funding standards imposed by Section 412 of the Code or Section 302 of ERISA or (ii) either Borrower or any ERISA Affiliate shall receive notice from the IRS or the Department of Labor that such Borrower or such ERISA Affiliate shall have failed to meet the minimum funding requirements of any Plan, and include therewith a copy of such notice;

          (k) Promptly after either Borrower knows of the occurrence of a Reportable Event with respect to a Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of a Financial Officer of the Borrowers setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto;

          (l) Promptly after either Borrower knows or has reason to know of any event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Plan, a statement of a Financial Officer of the Borrowers describing such event or condition;

          (m) Promptly after receipt thereof by either Borrower or any ERISA Affiliate, each notice concerning the imposition of withdrawal liability under
Section 4202 of ERISA;

          (n) Promptly after receipt thereof, a copy of any notice either Borrower or any ERISA Affiliate may receive from the PBGC or the IRS with respect to any Plan or Multiemployer Plan; provided, however, that this Section 10.7(n) shall apply neither to notices of general application promulgated by the PBGC or the IRS nor to any notice that does not materially affect the operation of the Plan or Multiemployer Plan under the Code and ERISA;

          (o) Promptly upon becoming aware of the occurrence of any Prohibited Transaction in connection with any Plan which could reasonably be expected to result in a material liability, a written notice specifying the nature thereof, what action is being taken or proposed to be taken with respect thereto and, when known, any action taken by the IRS with respect thereto;

          (p) Immediately upon becoming aware of the institution of any steps by either Borrower or any other Person to terminate any Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that either Borrower or any Restricted Subsidiary furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could reasonably be expected to result in the incurrence by either Borrower or any Restricted Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of either Borrower or any Restricted Subsidiary with respect to any post-retirement "welfare plan" (as such term is defined in Section 3(1) of ERISA) benefit, notice thereof and copies of all documentation relating thereto;

          (q) Promptly after either Borrower knows or has reason to know of any condition existing with respect to a Plan which presents a material risk of termination of the Plan, imposition of an excise tax requirement to provide a material amount of security to the Plan, or incurrence of other material liability by either Borrower or any ERISA Affiliate, a statement of a Financial Officer of the Borrowers describing such event or condition;

          (r) At least 10 days prior to the filing with the IRS or the PBGC by any plan administrator of a Plan of a notice of intent to terminate such Plan if such termination could reasonably be expected to result in a material liability, a copy of such notice;

          (s) Prompt written notice of the occurrence of a Default and a description of the steps being taken or proposed to be taken in respect thereof;

          (t) Prompt written notice of the occurrence of a Cash Manager Significant Default and a description of the steps being taken or proposed to be taken in respect thereof; and

          (u) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of either Borrower or any Restricted Subsidiary as the Administrative Agent or any Bank at any time or from time to time may reasonably request.

     10.8.  Inspection; Confidentiality.
            ---------------------------

          Keep and cause each Restricted Subsidiary to keep, adequate books and records of account and of its Property; and permit, and cause each Restricted Subsidiary to permit, any Person designated by the Administrative Agent or any Bank to visit the offices of either Borrower or any Restricted Subsidiary, to examine the books and records thereof and Accountants' reports relating thereto and to make copies or extracts therefrom, and to discuss the affairs, finances and accounts of either Borrower or any Restricted Subsidiary with the principal officers and employees thereof, at all reasonable times, upon reasonable prior notice, and, at all reasonable times, to examine and inspect the Property of either Borrower or any Restricted Subsidiary and to meet and discuss the affairs of either Borrower or any Restricted Subsidiary with the Accountants. The Administrative Agent and each Bank agrees to use reasonable efforts to keep confidential all information of a confidential nature received by it from either Borrower or any Subsidiary pursuant to the Loan Documents; provided, however, that such information may be disclosed: (i) to directors, officers, employees, agents, representatives or outside counsel of the Administrative Agent or any Bank or any affiliate of any Bank, (ii) to any auditor, government official or examiner, (iii) pursuant to any subpoena or other court order or otherwise as may be required by applicable law, or (iv) to any assignee of or participant in, or prospective assignee of or participant in, any Bank's Loans or its Commitments, or any part thereof, who, in each case, agrees in writing to be bound by the terms of this Section; and provided further, that no confidentiality obligation shall attach to any information which (a) is or becomes publicly known, through no wrongful act on the part of any Person who shall have received such information, (b) is rightfully received by such Person from a third party, (c) is independently developed by such Person or (d) is explicitly approved for release by either Borrower or any Subsidiary.

      10.9.    Leverage Ratio.
               ---------------

           Maintain at all times during each period specified below a Leverage Ratio of not more than:


     Leverage Ratio       Period
     --------------       ------
     6.9:1.0              From the Transaction Effective Date through and including
                          December 31, 1996

     6.75:1.0             From January 1, 1997 through and including June 30, 1997

     6.25:1.0             From July 1, 1997 through and including December 31, 1998

     5.75:1.0             From January 1, 1999 through and including March 31, 2000

     5.25:1.0             From April 1, 2000 through and including June 30, 2000


     Leverage Ratio       Period
     --------------       ------

     5.0:1.0              From July 1, 2000 through and including March 31, 2001

     4.5:1.0              From and at all times after April 1, 2001

     10.10. Annualized Cash Flow to Pro-Forma Debt Service.
            ----------------------------------------------

          Maintain at all times on and after the Transaction Effective Date a ratio of Annualized Cash Flow to Pro-Forma Debt Service greater than or equal to 1.10:1.0.

     10.11. Franchises, Etc.
            ---------------

          Maintain, and cause each Restricted Subsidiary to maintain, in full force and effect, all franchises, copyrights, patents and licenses, including all licenses, permits, applications, reports, authorizations and other rights as are necessary or appropriate for the conduct of its business except where discontinuance or termination of any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     10.12. Restricted/Unrestricted Designation of Subsidiaries.
            ---------------------------------------------------

          Be permitted to designate a Restricted Subsidiary of TCI Pacific as an Unrestricted Subsidiary of TCI Pacific and an Unrestricted Subsidiary of TCI Pacific as a Restricted Subsidiary of TCI Pacific by the delivery to the Administrative Agent and the Banks of a written notice, not later than 20 Business Days after such designation, certifying that all conditions set forth in this Section 10.12 are satisfied as of the effective date of such designation, which certification shall state the effective date of such designation and shall be signed by a Financial Officer of TCI Pacific, provided that: (a) no Default shall exist immediately before or after the effective date of such designation; (b) after giving effect to such designation, there shall not be any material and adverse effect on TCI Pacific and its Restricted Subsidiaries on a consolidated basis with respect to the prospects for the future generation of Cash Flow, Subscriber Information, the general mix of assets or the condition, quality and developmental level of technical equipment, and such designation shall not render either Borrower and its Restricted Subsidiaries on a consolidated basis insolvent or generally unable to pay their respective debts as they become due; (c) in the case of the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, the following additional conditions are satisfied as of the effective date of such proposed designation: (i) the sum, without duplication, of (x) the Net Unrestricted Designated Subsidiaries Three Month Cash Flow for the one-year period (or shorter period commencing on the First Funding Date) ending on the date of such proposed designation and (y) the Three Month Cash Flow attributable to all assets sold, leased, transferred, assigned or otherwise disposed of pursuant to Section 11.6(a)(vi)(4) during the one-year period (or shorter period commencing on the First Funding Date) ending on the date of such proposed designation shall not exceed 30% of the Three Month Cash Flow of TCI Pacific and its Restricted Subsidiaries, and (ii) the sum, without duplication, of (x) the Net Unrestricted Designated Subsidiaries Three Month Cash Flow for the five-year period (or shorter period commencing on the First Funding Date) ending on the date of such proposed designation and (y) the Three Month Cash Flow attributable to all assets sold, leased, transferred, assigned or otherwise disposed of pursuant to Section 11.6(a)(vi)(4) during the five-year period (or shorter period commencing on the First Funding Date) ending on the date of such proposed designation shall not exceed 50% of the Three Month Cash Flow of TCI Pacific and its Restricted Subsidiaries; and (d) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such notice shall also serve as the certification of the Borrowers that, with respect to such Restricted Subsidiary, the representations and warranties made in the following provisions of Article 9 hereto are true and correct on and as of the effective date of such designation: Sections 9.1, 9.2, 9.5, 9.6 (provided that, together with such notice, the Borrower may submit a revised
Schedule 9.6 to make
revisions to Schedule 9.6 with respect to the Subsidiary to be so designated as may be necessary for the representations in Section 9.6 to be true and correct with respect to such Subsidiary), 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13, 9.14,
9.16, 9.19 and 9.22.

     10.13. Ownership of Restricted Subsidiaries.
            ------------------------------------

          (a) Prior to the TCI Cosign Date, Parent shall own, directly or indirectly, through one or more Restricted Subsidiaries, one hundred percent (100%) of the overall economic equity of each Restricted Subsidiary.

          (b) On and after the TCI Cosign Date, TCI Pacific shall own, directly or indirectly, through one or more Restricted Subsidiaries, at least eighty percent (80%) (or, if permitted in the definition of "Restricted Subsidiary," seventy-five percent (75%)) of the voting control and at least eighty percent (80%) (or, if permitted in the definition of "Restricted Subsidiary", seventy-five percent (75%)) of the overall economic equity of each Restricted Subsidiary.

          (c) At all times after the TCI Cosign Date, TCI Pacific shall be the sole first-tier Subsidiary of Parent, (i) Parent shall own directly at least eighty percent (80%) of the voting control and at least eighty percent (80%) of the overall economic equity of TCI Pacific, and (ii) the remaining ownership interest in TCI Pacific shall be owned by TCIC or a wholly-owned Subsidiary of TCIC.

     10.14. Environmental Compliance.
            ------------------------

          Use and operate all of its facilities and Property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all hazardous materials in material compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     10.15. Interest Rate Protection Arrangements.
            -------------------------------------

          In the event that the one month LIBOR Rate (as adjusted for reserves, if any) shall be equal to or greater than 6.50% for a period of five consecutive Business Days commencing at any time on or after the Transaction Effective Date, the Borrowers shall, within 30 days following such fifth consecutive Business Day, enter into Interest Rate Protection Arrangements in all respects reasonably satisfactory to the Administrative Agent for a minimum period of three years (or, if shorter, until the Term Loan Maturity Date) in a notional principal amount equal to at least 50% of the aggregate outstanding principal amount of the Revolving Loans and Term Loans. The obligations of the Borrowers under any such Interest Rate Protection Arrangement provided by a Bank (or any of its affiliates) shall be secured equally and ratably by the collateral securing the Obligations under this Agreement.

     10.16. TCI Cosign Date
            ---------------

     On the TCI Cosign Date, deliver or cause to be delivered to the Administrative Agent the following items, each in form and substance satisfactory to the Administrative Agent:

          (a) signature pages to this Agreement duly executed by the duly authorized officer or officers of TCI Pacific;

          (b) replacement Notes, substantially in the form of Exhibits B-2 and B-4, in each case dated as of the First Funding Date, duly executed by the duly authorized officer or officers of each Borrower;

          (c) stock certificates representing 100% of the issued and outstanding capital Stock of TCI Pacific, a stock power executed in blank with respect to each such certificate and such other documents as the Administrative Agent shall reasonably require in connection therewith;

          (d) evidence satisfactory to the Administrative Agent as to the contribution by the Parent of all of its Subsidiaries and other assets to TCI Pacific in exchange for the issuance by TCI Pacific of shares of its common Stock to the Parent (such shares, immediately following such issuance, representing 100% of the issued and outstanding shares of capital Stock of TCI Pacific);

          (e) receipt by the Administrative Agent of a certificate of a Financial Officer of the Borrowers stating that all representations and warranties contained in Article 9 shall be accurate and complete on the TCI Cosign Date and that no Default shall exist;

          (f) a certified copy, dated as of a recent date, of (x) the certificate of incorporation of TCI Pacific, certified by the Secretary of State of Delaware and (y) all documents evidencing other necessary governmental approvals, if any, with respect to this Agreement, the Notes and the Loan Documents;

          (g) a certificate of the secretary or an assistant secretary of each Borrower certifying (i) that attached thereto are true and complete copies of the resolutions, in form and substance satisfactory to the Administrative Agent, adopted by its board of directors, and all other necessary corporate action evidencing approval of the transactions contemplated by this Agreement, the Notes and the Loan Documents, (ii) that attached thereto is a true and complete copy of its bylaws as in effect on the date of such certificate, and
(iii) as to the incumbency and specimen signature of each officer of such Borrower executing this Agreement, the Notes or Loan Documents; and

          (h) an opinion, dated the TCI Cosign Date, of Sherman & Howard L.L.P., counsel to the Borrowers, in substantially the form attached hereto as Exhibit H-3 and the Borrowers hereby instruct such counsel to prepare and deliver its opinion to the Administrative Agent.

     Notwithstanding the foregoing, during the period between the Execution Closing Date and the closing of the Transaction on the Transaction Effective Date, the provisions of this Article 10, other than Section 10.7(a) and (c), shall not apply and Parent and its Subsidiaries shall (a) take any and all action required by the Transaction Documents to consummate the Transaction, (b) conduct the Business (as defined in the Implementation Agreement) only in the ordinary course of business consistent with past practices (except as contemplated by the Transaction Documents) and (c) comply in all material respects with all of its covenants and obligations under the Transaction Documents.


ARTICLE 11. NEGATIVE COVENANTS.
            ------------------

     Subject to the last paragraph of this Article 11, each Borrower covenants and agrees that until the termination of the Aggregate Commitments and the payment and performance in full of the Obligations of the Borrowers, each Borrower will not:

     11.1.  Borrowing.
            ---------

          Create, incur, assume or suffer to exist any Funded Debt, with or without recourse, or permit any Restricted Subsidiary so to do, except as follows:

          (a) Funded Debt due hereunder, under the Notes, under Facility B and under the Facility B Notes;

          (b) Funded Debt of Restricted Subsidiaries of TCI Pacific, provided that immediately prior to and after giving effect to the creation, incurrence or assumption of such Funded Debt (i) the aggregate outstanding principal amount of all Funded Debt of Restricted Subsidiaries of TCI Pacific, on a combined basis plus (without duplication) the aggregate amount of all Funded Debt secured by Liens permitted under subsections (j) and (k) of Section 11.2 shall not exceed 15% of Maximum Permitted Funded Debt and (ii) no Default exists and would then be continuing;

          (c) Funded Debt of either Borrower, provided that immediately prior to and after giving effect to the creation, incurrence or assumption of such Funded Debt no Default exists and would then be continuing; and

          (d) Funded Debt of Parent or any Restricted Subsidiary, satisfactory to the Arranging Agents, and existing on the Execution Closing Date as set forth in Schedule 11.1 hereto, for the original stated term or maturity thereof, respectively, without renewal, refunding or extension of all or any part of any such Funded Debt unless (i) such renewal, refunding or extension is provided for in the agreement(s) that govern such Funded Debt or (ii) any such renewal, refunding or extension results in an effective interest cost to Parent or such Restricted Subsidiary, as applicable (calculated in accordance with GAAP and without regard to any conversion right), lower than the interest rate applicable to such Funded Debt immediately prior to such transaction.

     11.2.  Liens.
            -----

          Create, incur, assume or suffer to exist any Lien against or on any of the Property now owned or hereafter acquired by such Borrower or any Restricted Subsidiary, or permit any Restricted Subsidiary so to do, except as follows:

          (a) Liens securing the Obligations of the Borrowers hereunder and under Facility B;

          (b) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA);

          (c) Deposits, pledges or Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness for Borrowed Money), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature arising in the ordinary course of business;

          (d) Mechanics', workmen's, carriers', warehousemen's, materialmen's, landlords' or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted;

          (e) Liens in existence on the Property of any Person at the time such Person becomes a Restricted Subsidiary by virtue of an acquisition or investment made by such Borrower or such Restricted Subsidiary permitted under this Agreement;

          (f) Liens for taxes, assessments, fees or governmental charges or levies not delinquent or being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of such Borrower or such Restricted Subsidiary;

          (g) Liens of attachments, judgments or awards against such Borrower or any Restricted Subsidiary with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of such Borrower or such Restricted Subsidiary;

          (h) Statutory Liens in favor of lessors arising in connection with Property leased to such Borrower or any Restricted Subsidiary;

          (i) Easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially adversely affect the value of such Property or materially impair its use for the operation of the business of such Borrower or such Restricted Subsidiary;

          (j) Purchase money Liens (including without limitation, purchase money Liens arising as a result of Capitalized Lease Obligations) on Property acquired after the Execution Closing Date by such Borrower or any Restricted Subsidiary created contemporaneously with such acquisition to secure or provide for the payment or financing of all or any part of the purchase price thereof, provided that the Lien secured thereby shall attach only to the Property so acquired;

          (k) Other Liens securing Funded Debt of TCI Pacific and its Restricted Subsidiaries, provided that immediately prior to and after giving effect to the creation of any such Lien the aggregate amount of Funded Debt secured by Liens permitted under subsections (j) and (k) of this Section 11.2 plus (without duplication) the aggregate amount of all Funded Debt of Restricted Subsidiaries of TCI Pacific does not exceed 15% of Maximum Permitted Funded Debt;

          (l) Liens consisting of a pledge by TCI Pacific of its interest in any Unrestricted Subsidiary Equity owned, directly or indirectly, by TCI Pacific or a Restricted Subsidiary of TCI Pacific, provided that the Indebtedness or obligation secured by such Lien shall be without recourse to the Borrowers or any Restricted Subsidiary or any of its or their other property and assets (other than such Unrestricted Subsidiary Equity), except as would otherwise be permitted under this Section 11.2; and

          (m) Liens in favor of New VII on Untransferred Non-Cable Assets of Parent.

     11.3.  Merger and Acquisition.
            ----------------------

          Consolidate or merge into or with any Person or acquire all or substantially all of the Stock or Property of any Person, or permit any Restricted Subsidiary so to do, except (a) a Restricted Subsidiary may merge into or be acquired by

TCI Pacific provided that TCI Pacific is the survivor thereof, (b) a Restricted Subsidiary of TCI Pacific may merge into or be acquired by another Restricted Subsidiary of TCI Pacific, (c) TCI Pacific or any Restricted Subsidiary of TCI Pacific may acquire all or substantially all of the Stock or Property of any Person provided that immediately before and after giving effect thereto no Default shall exist, (d) TCI Pacific may merge with another Person in connection with an acquisition by TCI Pacific permitted pursuant to (c) above provided that TCI Pacific is the survivor thereof and immediately before and after giving effect thereto no Default shall exist, and (e) as contemplated by
Section 10.16(d).

     11.4.  Restricted Payments; Other Payment Limitations.
            ----------------------------------------------

          (a) Declare or pay any dividends (other than dividends declared and paid by Parent wholly in common Stock of Parent) or apply any of its Property to the voluntary purchase, redemption or other retirement of, or set apart any sum for the voluntary payment of any dividends on, or make any other distribution by reduction of capital or otherwise (including any warrants, rights or options in connection therewith) in respect of, any shares of its present or future issues of Stock, or pay or obligate itself to pay any Parent Management Fee, or permit any Restricted Subsidiary to do so (each a

"Restricted Payment"), except:
- -------------------

          (i) Parent may pay dividends on the Parent Preferred Stock with equity contributions received from TCI or TCIC in cash or in TCI Series A Group Stock, with the proceeds of Intercompany Subordinated Debt received from TCIC or with other funds of Parent (excluding funds received by Parent or any of its affiliates from the Transaction Documents);

          (ii) Parent may redeem the Parent Preferred Stock with equity contributions received from TCI or TCIC in cash or in TCI Series A Group Stock;

          (iii) Parent may redeem the Parent Preferred Stock with the proceeds of Intercompany Subordinated Debt received from TCIC (which affiliate subordinated debt, at the option of the Arranging Agents, shall be automatically convertible into common Stock of Parent at any time upon the occurrence or during the continuation of a Default under Section 12.1 (i) or (j)) or with other funds of Parent (excluding funds received by Parent or any of its present or former Affiliates from the Transaction Documents), provided that immediately before and after giving effect thereto no Default shall exist;

          (iv) TCI Pacific may declare and pay dividends to Parent and TCI Pacific or any Restricted Subsidiary of TCI Pacific may pay Parent Management Fees if, immediately before and after giving effect thereto (x) no Default shall exist and (y) the Leverage Ratio shall be less than 5.0:1.0;

          (v) TCI Pacific or any Restricted Subsidiary of TCI Pacific may declare and pay cash dividends on Money Market Preferred Stock of TCI Pacific or such Restricted Subsidiary and may purchase or redeem outstanding shares of Money Market Preferred Stock of TCI Pacific or any such Restricted Subsidiary, provided that immediately before and after giving effect thereto no Default shall exist; or

          (vi) a Restricted Subsidiary of TCI Pacific may make Restricted Payments to TCI Pacific or another Restricted Subsidiary of TCI Pacific.

     (b) Make, or permit any Restricted Subsidiary to make, any payments of principal, interest, premium or fees on account of any Intercompany Subordinated Debt, if immediately before or after giving effect thereto, a Default shall exist; provided, however, that the Borrowers or any Restricted Subsidiary shall be permitted to make advances to any Affiliate or make such payments in respect of Intercompany Subordinated Debt in the course of TCI Pacific's normal cash management practices, so long as no Significant Default or Cash Manager Significant Default exists immediately before or after giving effect thereto and no Default has occurred and is continuing with respect to which either Borrower has received a Cash Management Suspension Notice, which Cash Management Suspension Notice remains in effect at such time.

     11.5.  Investments, Loans, Etc.
            -----------------------

          At any time purchase or otherwise acquire or invest in the Stock of, or any other equity interest in, any Person (including, without limitation, the Stock of the Borrowers), or make any loan to, or enter into any arrangement for the purpose of providing funds or credit to, or, except as permitted in accordance with Sections 11.1 or 11.13, guarantee or become contingently obligated in respect of the obligations of or make any other investment, whether by way of capital contribution or otherwise, in, to or with any Person, or permit any Restricted Subsidiary so to do (all of which are sometimes referred to herein as "Investments"), provided that nothing contained in this
                       -----------
Section 11.5 shall be deemed to prohibit the Borrowers or any Restricted Subsidiary from:

          (a) Making Investments in short-term certificates of deposit in Dollars of the Banks and of Eligible Institutions;

          (b) Making Investments in direct obligations of the United States of America (and not any agency thereof), in obligations which are fully and unconditionally guaranteed by the United States of America (and not any agency thereof) and in commercial paper carrying the highest rating by Standard and Poor's Ratings Group or Moody's Investors Service, Inc.;

          (c) Making Investments constituting loans or advances to any Cash Management Affiliate made in the course of TCI Pacific's normal cash management practices, so long as no Significant Default or Cash Manager Significant Default has occurred and is continuing and no Default has occurred and is continuing with respect to which either Borrower has received a Cash Management Suspension Notice, which Cash Management Suspension Notice remains in effect at such time;

          (d) Continuing to own the Investments listed on Schedule 11.5 in existence on the Execution Closing Date;

          (e) Making other Investments by TCI Pacific or any Restricted Subsidiary of TCI Pacific, provided that (i) any such Investment is made without recourse (other than pursuant to any Guaranty which constitutes Funded Debt permitted hereunder) to the Borrowers or any Restricted Subsidiary, (ii) TCI Pacific or such Restricted Subsidiary, as the case may be, receives reasonably equivalent value for such Investment, and (iii) no Default exists immediately before or after giving effect to the transaction;

          (f) Making Investments constituting loans or advances by a Restricted Subsidiary of TCI Pacific to TCI Pacific or another Restricted Subsidiary of TCI Pacific, by either Borrower to TCI Pacific or a Restricted Subsidiary of TCI Pacific, or by the Parent to TCI Pacific constituting Intercompany Subordinated Debt;

          (g) Making Investments constituting acquisitions to the extent permitted under Section 11.3;

          (h) Making Investments constituting Guaranties to the extent permitted under Section 11.13;

          (i) Making Investments with the proceeds of funds in the Cash Collateral Account hereunder and the Facility B Cash Collateral Account as permitted by the Security Agreement; and

          (j) Making Investments constituting contributions of capital by Parent in TCI Pacific in exchange for Stock of TCI Pacific provided that such Stock, together with appropriate stock powers executed by Parent in blank, are promptly delivered to the Administrative Agent as additional collateral under the Security Agreement.

     11.6.  Sales and Exchanges.
            -------------------

          (a) Sell, lease, transfer, assign or otherwise dispose of any asset to any Person other than TCI Pacific or a Restricted Subsidiary of TCI Pacific whether pursuant to a sale, lease, assignment or other disposition of Stock or assets, or permit any Restricted Subsidiary so to do, except (i) in the ordinary course of business (which shall not be construed to include the sale, assignment, transfer or other disposition of any license or franchise), (ii) in the form of Restricted Payments as permitted under Section 11.4, (iii) the transfer to New VII of non-cable assets which constitute Untransferred Non-Cable Assets in accordance with the Transaction Documents, (iv) the transfer of TCG Partnership to WirelessCo, L.P. or its affiliates, provided that immediately before and after giving effect thereto no Event of Default shall exist, (v) the Borrowers may designate any Subsidiary (other than TCI Pacific) as an Unrestricted Subsidiary in accordance with Section 10.12, and (vi) other sales, leases, transfers, assignments or other dispositions by TCI Pacific or any of its Restricted Subsidiaries, provided that the following conditions are satisfied: (1) TCI Pacific or such Restricted Subsidiary receives consideration that represents the fair market value of such assets at the time of such sale or disposition, (2) any such sale, lease, transfer, assignment or other disposition shall be on a non-recourse basis (except that TCI Pacific or such Restricted Subsidiary may make commercially reasonable representations and warranties with respect to such properties or assets that are normal and customary in the cable television business ("Permitted Sale Representations")
                                             ------------------------------
and except to the extent of any Guaranty by TCI Pacific or any Restricted Subsidiary in connection with such transaction and to the extent that such Guaranty constitutes permitted Funded Debt hereunder), (3) immediately before and after giving effect thereto no Event of Default shall exist, and (4) in the case of a sale, lease, transfer, assignment or other disposition of an asset or group of assets (other than a sale or other transfer of Unrestricted Subsidiary Equity and other than a trade or exchange of assets subject to Section 11.6(b)), as of the date of such proposed transaction (x) the sum, without duplication, of (A) the Net Unrestricted Designated Subsidiaries Three Month Cash Flow for the one-year period (or shorter period commencing on the First Funding Date) ending on the date of such proposed transaction, (B) the Three Month Cash Flow attributable to the assets to be sold, leased, transferred, assigned or otherwise disposed of and (C) the Three Month Cash Flow attributable to all assets sold, leased, transferred, assigned or otherwise disposed of during the one-year period (or shorter period commencing on the First Funding Date) ending on the date of such proposed transaction shall not exceed 30% of the Three Month Cash Flow of TCI Pacific and its Restricted Subsidiaries, and (y) the sum, without duplication, of (A) the Net Unrestricted Designated Subsidiaries Three Month Cash Flow for the five-year period (or shorter period commencing on the First Funding Date) ending on the date of such proposed transaction, (B) the Three Month Cash Flow attributable to the assets to be sold, leased, transferred, assigned or otherwise disposed of and (C) the Three Month Cash Flow attributable to all assets sold, leased, transferred, assigned or disposed of during the five-year period (or shorter period commencing on the First Funding Date) ending on the date of such proposed transaction shall not exceed 50% of the Three Month Cash Flow of TCI Pacific and its Restricted Subsidiaries, or

          (b) Trade or exchange any asset with any Person other than TCI Pacific or a Restricted Subsidiary of TCI Pacific, or permit any Restricted Subsidiary to do so, unless in the case of a trade or exchange of an asset or group of assets the following conditions are satisfied: (i) the assets received by TCI Pacific or a Restricted Subsidiary of TCI Pacific are free of any Liens except as permitted under Section 11.2; (ii) TCI Pacific or such Restricted Subsidiary receives assets which have a fair and comparable value; (iii) immediately before and after giving effect thereto no Event of Default shall exist; (iv) such trade or exchange shall not have a Material Adverse Effect, and (v) TCI Pacific promptly notifies the Administrative Agent (and the Administrative Agent shall promptly notify the Banks) of such trade or exchange (such notice to include information comparing the assets being traded or exchanged and the methodology used to establish fair and comparable value, except that no such notice shall be required in the case of a trade or exchange solely of Unrestricted Subsidiary Equity for other Unrestricted Subsidiary Equity) if the sum of the Three Month Cash Flow attributable to the assets to be traded or exchanged and the Three Month Cash Flow attributable to all assets traded or exchanged during the one-year period (or shorter period commencing on the First Funding Date) ending on the date of the proposed trade or exchange shall exceed 25%.

          (c) For purposes of Section 11.6(b), if not more than 15% of the total consideration received (or paid) by TCI Pacific or a Restricted Subsidiary in connection with any exchange or trade of Stock or assets is in the form of cash or cash equivalents, such exchange or trade shall be treated as a trade or exchange subject to Section 11.6(b) hereof and such transaction shall not be considered in calculating the Three Month Cash Flow amounts under
Section 11.6(a)(vi)(4)(x) and (y).

          (d) Notwithstanding anything to the contrary contained in this
Section 11.6, Parent and TCI Pacific may (i) exchange certain Nashville, Tennessee cable assets with InterMedia Partners Southeast for certain cable assets, including Houston, Texas (approximate fair market value of assets on each side of exchange: $300 million), (ii) sell the Nashville, Tennessee cable assets referred to in (i) above for fair market value, provided that at the time of such sale TCI Pacific shall own the Houston, Texas cable assets referred to in (i) above, and (iii) exchange certain Dayton, Ohio cable assets and certain Portland, Maine assets with Time Warner Entertainment Company for certain Shreveport, Louisiana cable assets (approximate fair market value of assets on each side of exchange: $110 million), provided that immediately before and after giving effect thereto no Event of Default shall exist.

     11.7.  Amendment of Parent Preferred Stock or Intercompany Subordinated
            ----------------------------------------------------------------
            Debt Agreement.
            --------------

          Amend, supplement or in any manner modify, or permit any Restricted Subsidiary so to do, (i) the terms of the Intercompany Debt Subordination Agreement, (ii) the dividend, redemption, voting, priority, exchange or conversion terms of the Parent Preferred Stock or (iii) any other terms of the Parent Preferred Stock if such amendment, supplement or modification would be materially adverse to the interest of the Banks.

     11.8.  Transactions with Affiliates.
            ----------------------------

          Enter into any transaction with any Affiliate, or permit any Restricted Subsidiary to do so, other than a loan or advance permitted pursuant to Section 11.5(c) or (f), if the terms and conditions of such transaction are, at the time of the making or entering into of any thereof, less favorable to such Borrower or such Restricted Subsidiary in any material respect than the terms and conditions which would apply in a similar transaction with a Person other than an Affiliate.

     11.9.  Limitation on Other Business.
            ----------------------------

          Permit less than 90% of the total Gross Revenues of the Borrowers and the Restricted Subsidiaries for any calendar quarter to be derived from the acquisition, ownership, expansion, operation and maintenance of the cable television business and directly related communications businesses, including, without limitation, data transmission and telephony. For purposes of this
Section 11.9, directly related communications businesses shall not be deemed to include the production of programming.

     11.10. ERISA.
            -----

          Be permitted, or permit any ERISA Affiliate or Restricted Subsidiary, to: (a) terminate or withdraw from any Plan if such termination results in any material liability to the PBGC; (b) engage in or permit any Person to engage in any Prohibited Transaction involving any Plan that would subject either Borrower to any material tax, penalty or other liability; (c) incur or suffer to exist any material Accumulated Funding Deficiency, whether or not waived, involving any Plan; (d) allow or suffer to exist any event or condition that presents a material risk of either Borrower incurring a material liability to the PBGC; (e) amend any Plan so as to require the posting of security under
Section 401(a)(29) of the Code and fail to post such security thereafter; or
(f) fail to make payments required under Section 412(m) of the Code and Section 302(e) of ERISA which would subject either Borrower to any material tax, penalty or other liability. For the purpose of this Section 11.10 only, a tax, penalty or other liability shall be considered material if it is determined in good faith by the Majority Banks to be in excess of $1,000,000 and such tax, penalty or liability is not covered in full by insurance.

     11.11. Consolidated Tax Returns.
            ------------------------

          Make, or permit any Restricted Subsidiary to make, unreimbursed payments of income taxes in an amount greater than the amount of such taxes that would have been payable by the Borrowers on a Consolidated income tax return filed for the Borrowers and the Restricted Subsidiaries (assuming the Borrowers had no Unrestricted Subsidiaries), taking into account all permissible credits, losses and other tax benefits that would have been available to the Borrowers and the Restricted Subsidiaries, on a Consolidated basis, for the tax year to which such return relates or for or related to any prior tax year(s) or be obligated to make unreimbursed contributions on account of income taxes in amounts in excess of its equitable share (assuming the Borrowers had no Unrestricted Subsidiaries) of the tax obligations of any controlled group of corporations with which it has joined in the filing of a consolidated return.

     11.12. Sale or Discount of Receivables.
            -------------------------------

          Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable, or permit any Restricted Subsidiary to do so; provided that the foregoing is not intended, nor shall it be construed, to restrict the Borrowers or any Restricted Subsidiary from entering into arrangements that permit its subscribers to charge, by personal credit card, subscriber fees or other charges to the extent permitted pursuant to the Borrowers' or the Restricted Subsidiaries' ordinary and customary business practices.

     11.13.      Guaranties.
                 ----------

          Guaranty, or permit any Restricted Subsidiary to Guaranty, obligations of third parties, Unrestricted Subsidiaries or Affiliates pursuant to any Guaranty except (a) either Borrower may incur Guaranties for the benefit of a Restricted Subsidiary in the ordinary course of business, (b) either Borrower may incur Guaranties for the benefit of a Restricted Subsidiary to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness for Borrowed Money), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature arising in the ordinary course of business, and (c) either Borrower or any Restricted Subsidiary may incur other Guaranties, provided that the aggregate amount of Indebtedness secured by such other Guaranties does not exceed 15% of Maximum Permitted Funded Debt, and provided further that (i) the amount of liabilities under any such Guaranty (other than a Sale Guaranty) can be readily ascertained and such amount shall, by the express terms of such Guaranty (other than a Sale Guaranty), be subject to a specified limit and (ii) the maximum amount of liability under any such Guaranty (such maximum amount, in the case of a Sale Guaranty, to be the maximum amount of such Borrower's or such Restricted Subsidiary's, as the case may be, liability under such Sale Guaranty as reasonably determined by TCI Pacific) shall be deemed Funded Debt for all purposes under this Agreement, except that in the case of a Guaranty of a contract for the purchase or acquisition of programming in the ordinary course of business the amount of such Guaranty to be included in Funded Debt shall be the maximum amount payable under such Guaranty in the 12-month period immediately succeeding the date of calculation thereof.

     11.14. Limitation on Upstream Dividends by Restricted Subsidiaries.
            -----------------------------------------------------------

          Permit any Restricted Subsidiary to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Restricted Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Borrowers or from making any other distribution on account of any class of any such stock (herein referred to as

"Upstream Dividends") or (b) the declaration or payment of Upstream Dividends
- -------------------
by a Restricted Subsidiary to the Borrowers or another Restricted Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted, except for such limitations or restrictions occurring in the ordinary course of TCI Pacific's standard cash management program and except for such limitations or restrictions contained in Section 11.4 or limitations which are no more restrictive than those in existence for such Subsidiary on the Execution Closing Date.

     11.15. Management Fees.
            ---------------

          Pay or obligate itself to pay any management or similar fee to any Affiliate of either Borrower, or permit any Restricted Subsidiary so to do, unless immediately before and after giving effect thereto no Default shall exist and unless the Affiliate entitled to receive such fee shall have become a party to the Intercompany Debt Subordination Agreement pursuant to the terms thereof and such Borrower and such Affiliate shall have executed and delivered to the Administrative Agent such other documents as the Administrative Agent shall reasonably request in connection therewith, provided that nothing contained in this Section 11.15 shall prohibit or otherwise restrict any Restricted Subsidiary from paying or obligating itself to pay management or similar fees to any Borrower.

     11.16.      Amendment of Transaction Documents.
                 ----------------------------------

          Neither the Borrowers, TCI nor TCIC shall amend, supplement, modify or waive in any material respect any term or condition of any Transaction Document if such amendment, supplement, modification or waiver would materially and adversely affect the Transaction or the rights or obligations of any party to any Transaction Document. The Borrowers shall provide prior written notice to the Administrative Agent of any amendment, modification or waiver of any term or condition of any Transaction Document.

     Notwithstanding the foregoing, during the period between the Execution Closing Date and the closing of the Transaction on the Transaction Effective Date, the provisions of this Article 11, other than Sections 11.5(i) and 11.16, shall not apply and Parent and its Subsidiaries shall (a) take any and all action required by the Transaction Documents to consummate the Transaction, (b) conduct the Business (as defined in the Implementation Agreement) only in the ordinary course of business consistent with past practices (except as contemplated by the Transaction Documents) and (c) comply in all material respects with all of its covenants and obligations under the Transaction Documents.


ARTICLE 12. EVENTS OF DEFAULT.
            -----------------

     12.1.  Events of Default.
            -----------------

            The following shall each constitute an "Event of Default":
                                                    ----------------

          (a) The failure of the Borrowers to make any scheduled payment or prepayment (other than a voluntary prepayment pursuant to the terms of Section 5.4) of principal of the Loans on the date due and payable; or

          (b) The failure of the Borrowers to make payment of interest on any of the Loans or the Commitment Fees or any other amount payable hereunder, other than amounts described in Section 12.1(a), on any date when due and payable and such failure shall continue unremedied for a period of five days after the same shall become due; or

          (c) The failure of either Borrower to observe or perform any covenant or agreement contained in Section 10.1, 10.12 or 10.16 or in Article 11; or

          (d) The failure of either Borrower to observe or perform any covenant or agreement contained in Section 10.9 or 10.10 and such failure shall have continued unremedied for a period of ten days after either Borrower shall have become aware of such failure or the willful failure of either Borrower to observe or perform any covenant or agreement contained in Section 10.9 or 10.10 as determined by the Majority Banks; or

          (e) The failure of either Borrower or any other obligor under any other Loan Document (other than the Administrative Agent, the Arranging Agents, the Agents or any Bank) to observe or perform any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such failure shall have continued unremedied for a period of 30 days after either Borrower shall have become aware of such failure; or

          (f) If at any time on or prior to the closing of the Transaction on the Transaction Closing Date, Parent shall not be a wholly-owned, direct or indirect

Subsidiary of VI, or if at any time after the closing of the Transaction on the Transaction Effective Date, the Permitted Control Stockholders do not have Control of Parent or the shares of Stock of Parent owned or controlled by the Permitted Control Stockholders are not owned free and clear of all Liens except for Liens which if foreclosed or otherwise enforced would not, under any contingency, result in a loss of Control of Parent by the Permitted Control Stockholders; or

          (g) Any representation or warranty of either Borrower (or of any of its officers on its behalf in connection with this Agreement or the Loans) made herein or in any certificate, report, opinion (other than an opinion of counsel) or other Loan Document shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made or deemed made or confirmed; or

          (h) Either Borrower or any Restricted Subsidiary shall fail (i) to pay, or, if required to purchase or otherwise acquire, shall fail to purchase or otherwise acquire, any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under, any Funded Debt having a then outstanding aggregate principal amount of $10,000,000 or more, on or prior to the expiration of any period of grace with respect thereto, whether or not such default has been waived by the holders of such Indebtedness, or (ii) to perform or observe any other agreement, term or condition contained in any document evidencing or securing such Funded Debt, or in any agreement under which any such Funded Debt was issued or created, which default has not been waived in writing by the holders of such Funded Debt prior to the time the Loans have become or been declared to be due and payable hereunder, if the effect of such failure is (x) to cause, or permit the holders of such Funded Debt (or a trustee on behalf of such holders) to cause, any payment in respect of such Funded Debt to become due prior to its stated date of maturity, or (y) to cause either Borrower or any Restricted Subsidiary to be required to purchase or otherwise acquire such Funded Debt; or

          (i) Either Borrower or any Restricted Subsidiary shall (i) suspend or discontinue its business (except as otherwise expressly permitted in Section
11.3 or 11.6), (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for it, or any substantial part of its Property, (ix) be the subject of any such proceeding filed against it that remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains unstayed and in effect for 60 days or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of such Borrower or any Restricted Subsidiary (except as otherwise expressly permitted by Section 11.3 or 11.6); or

          (j) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction and, in the case of an order for relief entered against either Borrower or any Restricted Subsidiary (and not voluntarily submitted by such Borrower or any Restricted Subsidiary), continues unstayed and in effect for a period of 60 days (i) adjudging such

Borrower or any Restricted Subsidiary a bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of, or in respect of such Borrower or any Restricted Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of such Borrower or any Restricted Subsidiary or of any substantial parts of the Property of any thereof or (iv) ordering the winding up or liquidation of the affairs of such Borrower or any Restricted Subsidiary; in each such case such Borrower, for itself and on behalf of each Restricted Subsidiary, expressly authorizes the Administrative Agent to protect and defend the Administrative Agent's or such Bank's rights in such case or proceeding; or

          (k) One or more judgments or decrees in an aggregate amount in excess of $1,500,000 shall be rendered against the Borrowers and the Restricted Subsidiaries, or any of them, and such judgments or decrees shall continue unsatisfied and unstayed for a period of 60 days; or

          (l) (i) A Termination Event with respect to a Plan shall occur, (ii) any Person shall engage in any transaction involving any Plan which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA or by a class or individual exemption issued by the Department of Labor, which results in material liability of either Borrower or any ERISA Affiliate, (iii) an Accumulated Funding Deficiency, whether or not waived, shall exist in a material amount with respect to any Plan, (iv) either Borrower or any ERISA Affiliate shall be in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments due to a Multiemployer Plan resulting from such Borrower's or such ERISA Affiliate's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan or (v) any other event or condition shall occur or exist with respect to a Single Employer Plan or a Multiemployer Plan, except that no event or condition referred to in any of the clauses (i) through (v) shall constitute an Event of Default if it, together with all other events or conditions at the time existing, would not subject such Borrower or any of its Restricted Subsidiaries to any tax, penalty, Indebtedness for Borrowed Money or liability which, alone or in the aggregate, would have a Material Adverse Effect; or

          (m) Any of the following events shall occur with respect to any Plan:
(i) the institution of any steps by either Borrower, any ERISA Affiliate or any other Person to terminate a Plan if, as a result of such termination, such Borrower or any ERISA Affiliate could be required to make a contribution to such Plan, or could reasonably expect to incur a liability or obligation to such Plan in excess of $1,000,000; or (ii) a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

          (n) The failure of (i) Parent, VI, TCI or TCIC to observe or perform any material term, covenant or agreement contained in the Transaction Documents, and such failure shall have continued unremedied for a period of 3 days after such party shall have become aware of such failure, (ii) any other party to the Transaction Documents to observe or perform any term, covenant or agreement contained in the Transaction Documents, if such failure could reasonably be expected to have a Material Adverse Effect, and such failure shall have continued unremedied for a period of 3 days after such party shall have become aware of such failure, or (iii) any of the Transaction Documents shall terminate or any party thereto shall elect to terminate any of the Transaction Documents prior to the closing of the Transaction on the Transaction Effective Date; or

          (o) The failure of Parent to observe or perform any of its obligations in respect of the Parent Preferred Stock (after the expiration of any grace period with respect thereto); or

          (p) The occurrence of an Event of Default under and as defined in any Loan Document; or

          (q) The occurrence of an Event of Default under and as defined in Facility B.

     12.2.  Consequences of an Event of Default.
            -----------------------------------

          Upon the occurrence or at any time during the continuance of an Event of Default, the Administrative Agent, at the written request of the Majority Banks, shall notify the Borrowers that the Aggregate Commitments have been terminated and/or that the Loans (plus any prepayment premium due hereunder) have been declared immediately due and payable, whereupon the Loans shall be and become immediately due and payable; provided, however, that upon the occurrence of an Event of Default with respect to either Borrower under Section 12.1(i) or (j) the Aggregate Commitments shall automatically terminate and the Loans shall become immediately due and payable, without declaration or notice to the Borrowers and that, upon the occurrence of a Significant Default or a Cash Manager Significant Default, neither the Borrowers nor any Restricted Subsidiary shall be permitted to make any advances to any Cash Management Affiliate, or reimburse any Cash Management Affiliate for any advances from such Cash Management Affiliate to such Borrower, pursuant to normal cash management practices. To the fullest extent permitted by law, except for the notice provided for in the preceding sentence, the Borrowers hereby expressly waive any presentment, demand, protest, notice of protest or other notice of any kind. To the fullest extent permitted by law, the Borrowers hereby further expressly waive and covenant not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of this Agreement, the Notes, the Intercompany Debt Subordination Agreement, the Loans or any of the other Loan Documents.

          In the event that the Aggregate Commitments shall have been terminated or the Loans shall have been declared due and payable pursuant to the provisions of this Section 12.2, the Banks and the Borrowers agree that any funds received from or on behalf of the Borrowers by any of the Banks in respect of the Obligations shall be remitted to the Administrative Agent and shall be applied by the Administrative Agent in payment of the Loans and the Obligations of the Borrowers in the following manner and order: (a) first, to reimburse the Administrative Agent and the Banks for any expenses due from the Borrowers pursuant to the expense reimbursement and indemnification provisions of this Agreement; (b) second, to the payment, pro rata according to the Aggregate Commitments, of the Commitment Fee due under this Agreement; (c) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Loans and any obligations to any Bank (or any affiliate of any Bank) arising out of any Interest Rate Protection Arrangement entered into under, and required by, Section 10.15) payable by the Borrowers to the Administrative Agent or any of the Banks under or in connection with this Agreement; (d) fourth, to the payment of any interest due on the Loans, pro rata according to the aggregate outstanding principal balance of the Loans; (e) fifth, to the payment, pro rata according to the aggregate outstanding principal balance of the Loans and the obligations of the Borrowers to the Banks (or any affiliates of the Banks) arising out of any Interest Rate Protection Arrangement entered into under, and required by, Section 10.15, of such principal and obligations, and (f) sixth, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

     12.3.  Waiver of Defaults.
            ------------------

          Except as otherwise specifically provided by the provisions of this Agreement, including without limitation Section 14.5, the Administrative Agent shall, only if authorized in writing by the Majority Banks, by written notice to the Borrowers, at any time and from time to time, waive in whole or in part, absolutely or conditionally, any Default that shall have occurred or that may be expected to occur hereunder, under the Notes or under any of the other Loan Documents. Any such waiver shall be for such period and subject to such conditions or limitations as shall be specified in any such notice, and no single or partial waiver by the Administrative Agent or the Majority Banks of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies. In the case of any such waiver, the rights and obligations of the Borrowers and the Banks under this Agreement, the Notes and the other Loan Documents shall be otherwise unaffected, and any Default so waived shall be deemed to be cured and not continuing to the extent and on the conditions or limitations set forth in such waiver, but no such waiver shall extend to any subsequent or other Default, or impair any right, remedy or power consequent upon any such other Default.


ARTICLE 13. THE ADMINISTRATIVE AGENT, ARRANGING AGENTS AND AGENTS.
            -----------------------------------------------------

     13.1.  The Administrative Agent.
            ------------------------

          The Bank of New York is hereby irrevocably designated the Administrative Agent by each of the other Banks to perform such duties on behalf of the other Banks and itself, and to have such powers as are set forth herein and as are reasonably incidental thereto. In performing its functions and duties under this Agreement and the Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust hereunder or thereunder with or for the Borrowers. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any Loan Document a fiduciary relationship with any Bank, and nothing in this Agreement or any Loan Document, expressed or implied, is intended or shall be so construed to impose upon the Administrative Agent any obligations in respect of this Agreement, the Loan Documents, the Loans or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

     13.2.  Delegation of Duties, Etc.
            -------------------------

          The Administrative Agent may execute any of its duties and perform any of its powers hereunder by or through agents or employees and shall be entitled to consult with legal counsel and any accountant or other professional selected by it. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     13.3.  Indemnification.
            ---------------

          The Banks agree to indemnify the Administrative Agent, in its capacity as such, and its directors, officers, employees or agents, to the extent not reimbursed promptly by the Borrowers, pro rata according to their respective Loans outstanding or, if no Loans are outstanding, according to their respective Commitments, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken or suffered in good faith by any of them hereunder or thereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents. Without limiting the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its pro rata share of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by the Administrative Agent in connection with the preparation, execution, administration or enforcement of, legal advice in respect of rights or responsibilities under, or amendment, modification or waiver of any provision of, this Agreement or any Loan Document, to the extent that the Administrative Agent is not promptly reimbursed for such expenses by the Borrowers. If the Administrative Agent is subsequently reimbursed by the Borrowers for such expenses, the Administrative Agent shall remit to the Banks their pro rata shares of such reimbursement.

     13.4.  Exculpatory Provisions.
            ----------------------

          (a) Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted to be taken or suffered in good faith by it hereunder or in connection herewith, except that the Administrative Agent shall be liable for its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, employees or agents, shall be liable in any manner for the effectiveness, enforceability, collectability, genuineness, perfection, validity, sufficiency or the due execution of this Agreement or any Loan Document or for the due authorization, authenticity or accuracy of the representations and warranties herein or in any other certificate, report, notice, consent, opinion, statement, or other document furnished or to be furnished hereunder, and shall be entitled to rely upon any of the foregoing believed by it to be genuine and correct and to have been signed and sent or made by the proper Person. The Administrative Agent shall be under no duty or responsibility to the Banks to ascertain or to inquire into the performance or observance by the Borrowers or any Restricted Subsidiary or any other obligor of any of the provisions hereof or of any document executed and delivered in connection herewith. Each Bank acknowledges that it has taken and will continue to take such action and to make such investigation as it deems necessary to inform itself of the affairs of the Borrowers and the Restricted Subsidiaries and each Bank acknowledges that it has made and will continue to make its own independent investigation of the creditworthiness and the business and operations of the Borrowers and the Restricted Subsidiaries and that, in entering into this Agreement and in making its Loans, it has not relied and will not rely upon any information or representations furnished or given by the Administrative Agent or any other Bank.

          (b) Each Bank expressly acknowledges that the Administrative Agent has made no representations or warranties to it and that no act taken by the Administrative Agent shall be deemed to constitute any representation or warranty by the Administrative Agent to the Banks.

          (c) If the Administrative Agent shall request instruction from the Banks with respect to any act or action (including the failure to take an action) in connection with the Loans under this Agreement or any Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from all of the Banks or the Majority Banks, as the case may be. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys, accountants, experts and other professional advisors selected by it and (ii) no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting under this Agreement with respect to the Loans in accordance with the instructions of all of the Banks or the Majority Banks, as the case may be.

     13.5.  Knowledge of Default.
            --------------------

          It is expressly understood and agreed that the Administrative Agent shall be entitled to assume that no Default has occurred and is continuing, unless the officers of the Administrative Agent immediately responsible for matters concerning this Agreement shall have been notified in writing by (a) either Borrower, or (b) any Bank that such Bank considers that a Default has occurred and is continuing and specifying the nature thereof.

     13.6.  Administrative Agent in Its Individual Capacity.
            -----------------------------------------------

          With respect to this Agreement, all Loans made by the Administrative Agent and any renewals, extensions or deferrals of the payment thereof and any
Note issued to or held by the Administrative Agent, the Administrative Agent shall have the same rights and powers hereunder as any Bank, and may exercise the same as though it were not the Administrative Agent, and the term "Bank" or "Banks" shall include the Administrative Agent in its individual capacity. The Administrative Agent and each of its affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers, any Restricted Subsidiary or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     13.7.  Payee of Note Treated as Owner.
            ------------------------------

          The Administrative Agent and the Borrowers may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an assignment or transfer becomes effective in accordance with Section 14.8 and a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the Borrowers. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.

     13.8.  Resignation or Removal of Administrative Agent.
            ----------------------------------------------

          If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Banks and the Borrowers a written notification of its resignation as Administrative Agent under this Agreement, such resignation to be effective on the thirtieth day after the date of such notice, provided that a successor Administrative Agent has been appointed in accordance herewith. In the event that the Administrative Agent shall have breached any of its material obligations to the Banks hereunder, the Majority Banks may remove the Administrative Agent effective on the date specified by them, by written notice to the Administrative Agent and the Borrowers. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, provided that no Event of Default shall have occurred and be continuing, shall be reasonably satisfactory to the Borrowers. If no successor Administrative Agent shall have been so appointed by the Majority Banks and accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or notification of the Administrative Agent of its removal, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which successor Administrative Agent hereunder shall be either a Bank or, if none of the Banks is willing to serve as successor Administrative Agent, a major international bank having combined capital and surplus of at least $500,000,000. Such successor Administrative Agent, provided that no Event of Default shall have occurred and be continuing, shall be reasonably satisfactory to the Borrowers. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. The Borrowers and the Banks shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the Loan Documents. If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrowers agree to make each payment due hereunder and under the Notes directly to the Banks entitled thereto during such time.

     13.9.  The Arranging Agents.
            --------------------

          The Arranging Agents shall have only those duties and obligations as expressly set forth in the Loan Documents in their capacity as Arranging Agents. The Arranging Agents in such capacity shall be entitled to the same protections, indemnities and rights, and subject to the same standards with respect to their actions, inactions and duties, as the Administrative Agent.

     13.10. The Agents.
            ----------

          The Agents shall have no duties or obligations under the Loan Documents in their capacity as Agents.


ARTICLE 14. MISCELLANEOUS.
            -------------

     14.1.  Notices.
            -------

          All notices and other communications hereunder shall be given to the parties hereto at the following addresses:

          (a) if to a Borrower, at its address or addresses set forth on
Schedule 14.1;


          (b) if to any Bank, at its address or addresses set forth on Schedule 2.1; and


          (c) if to the Administrative Agent, at its address or addresses set forth on Schedule 2.1;

or in any of the foregoing cases at such other address and/or to such other Person as the Borrowers, any Bank or the Administrative Agent may hereafter specify for that purpose by written notice to the Borrowers and the Administrative Agent. Such notices and other communications will be effective only if and when given in writing, signed by an authorized officer and shall be deemed to have been given three
(3) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, at the applicable address specified above, or one (l) day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided above (promptly confirmed in writing).

     14.2.  Term of Agreement.
            -----------------

          The term of this Agreement shall be until the later of the Term Loan Maturity Date and the payment in full of all amounts due hereunder, under the Loans and the Notes, and the performance of all other obligations of the Borrowers under the Loan Documents.

     14.3.  Copies of Certificates, Etc.
            ---------------------------

          Whenever the Borrowers are required to deliver notices, certificates, opinions, statements or other information hereunder to the Administrative Agent or to the Administrative Agent for delivery to any Bank, they shall do so in such number of copies as the Administrative Agent shall reasonably specify. Whenever the Administrative Agent receives from either Borrower notices, certificates, opinions, statements or other information hereunder for delivery to any Bank, it shall promptly make such delivery, unless such Borrower is required by the terms hereof to deliver such items to such Bank itself.

     14.4.  No Waivers; Rights Cumulative.
            -----------------------------

          No failure or delay by the Administrative Agent, any Bank or the holder of any Note in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies in this Agreement are cumulative and not exclusive of any rights or remedies provided by laws.

     14.5.  Changes, Waivers, Amendments, Etc.
            ---------------------------------

          (a) Subject to the express provisions of subsection (b) below, neither this Agreement, any Loan Document nor any provision hereof or thereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought; provided, however, that the Administrative Agent may from time to time acting alone revise Schedule 2.1 to reflect changes in the Commitments or address of any Bank of which the Administrative Agent has received notice pursuant to the terms of this Agreement, and such revisions shall, absent manifest error, be binding on all parties hereto.

          (b) Any of the provisions of this Agreement or any Loan Document may be waived, modified or amended by an agreement or agreements in writing entered into by the Borrowers and the Majority Banks; provided, however, that no such agreement, without the prior written consent of each Bank, shall (i) change the principal amount of, or extend or advance the maturity of or the date for the payment or required prepayment of principal of, or the payment of interest on, any Loan, or extend or advance the date for the payment of any fee due hereunder, or reduce the rate of interest on any Loan or the amount of any fee due hereunder, or change the method of computing interest or any fee payable hereunder, (ii) change the requirement that payments and prepayments of principal of, and payments of interest on, the Notes be made pro rata to the Banks on the basis of the outstanding principal amount of the Notes, or the outstanding amount of accrued but unpaid interest thereon, (iii) change the requirement that all borrowings hereunder shall be from the Banks pro rata in accordance with their respective applicable Commitments, (iv) modify, amend or waive the provisions of Sections 2.1(c), 2.1(d), 2.1(e), 2.1(f), 2.1(g), 2.1(h), 2.1(i), Section 14.5(b), Section 14.8
or the definition of Majority Banks, (v) modify, amend or waive the provisions of Article 7, (vi) expressly provide for discrimination between Banks except in a manner consistent with the existing terms of this Agreement, (vii) release any collateral except as permitted by the Loan Documents, or (viii) change the amount of the Commitments of any Bank except as expressly provided for by this Agreement. Each Bank and each holder of any Note then or thereafter outstanding shall be bound by any waiver, modification or amendment authorized by this Section 14.5(b), whether or not such Note is marked to make reference thereto, and any consent by any holder of any Note pursuant to this Section 14.5(b) shall bind any subsequent holder of such Note, whether or not such Note is so marked. Notwithstanding the above, no provision of this Agreement that affects the rights, privileges or duties of the Administrative Agent or the application of payments and proceeds provisions contained in the second paragraph of Section 12.2 may be waived, modified or amended without the prior written consent of the Administrative Agent.

     14.6.  Rights of Set-Off.
            -----------------

          (a) To the extent permitted by law, upon the occurrence of an acceleration of any Loans or Notes, each Bank is hereby authorized, in addition to any other right or remedy that any Bank may have by operation of law or otherwise, at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to exercise its bankers' lien or right of set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of either or both of the Borrowers or any Restricted Subsidiary against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and any Note, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured.

          (b) Each Bank agrees promptly to notify the Administrative Agent and the Borrowers after any such set-off and application; provided, however, that the failure to give any such notice shall not affect the validity of such set-off and application.

     14.7.  Integration and Severability.
            ----------------------------

          This Agreement embodies the entire agreement and understanding among all the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Loan Document, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

     14.8.  Assignments and Participations; Successors and Assigns.
            ------------------------------------------------------

          (a) This Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, the Banks and their respective successors and assigns, except that the Borrowers may not assign any of their rights or transfer any of their duties hereunder, without the prior written consent of each of the Banks.

          (b) Any Bank may assign to one or more Eligible Assignees part of its interest under any of its Notes, its Loans and its Commitments, provided that, immediately after giving effect to such assignment, such Bank (including its affiliates) shall have a Credit Exposure equal to at least 51% of its Credit Exposure (adjusted to give effect to prior reductions of the Commitments pursuant to Sections 2.1 and 2.2 and prior principal payments of the Term Loans pursuant to Section 5.4), at the time such Bank first became a Bank hereunder.

          (c) Any Bank may assign to one or more Eligible Assignees any of its interest under its Notes, its Loans and its Commitments not otherwise permitted under (b) above, provided that the Borrowers shall have consented to such assignment (such consent to be within the sole discretion of the Borrowers).

          (d) Each assignment by any Bank of any of its Notes, its Loans and its Commitments shall be in a minimum aggregate principal amount of $5,000,000, or such amount plus an integral multiple of $1,000,000 in excess thereof, unless the Borrowers and the Administrative Agent consent otherwise, and (i) shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations being assigned under this Agreement, (ii) the parties to such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee payable to the Administrative Agent of $3,000, and (iii) the Borrowers shall issue a new Note or Notes to the Banks party to such assignment against receipt of the existing Note of the assignor Bank in accordance with Section 4.4(b) hereof. Upon such execution, delivery, acceptance and recording, from and after the Effective Date, as defined in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder.

          (e) Any Bank may participate any of its rights under its Notes, its Loans, or its Commitments, provided that any grant of rights to a participant with respect to the Loans by a Bank shall state that such rights exist only as a result of the agreement between the participant and such Bank. The holder of any such participation shall not be entitled to require such Bank to take or omit to take any action under this Agreement except any action that would extend the maturity of the Notes participated in by such participant or the mandatory reductions of the Aggregate Revolving Commitments, reduce the interest rate payable on the Notes or the Commitment Fee, increase the Aggregate Revolving Commitments or the Aggregate Term Loan Commitments, forgive the payment of principal or interest on the Notes or extend any payment date with respect thereto, or release any collateral except as permitted by the Loan Documents, in each case to the extent that it participates in such Notes, Commitments or Commitment Fee.

          (f) Notwithstanding (b) and (c) above, any Bank may assign any interest in its Notes, its Loans or its Commitments (i) to an affiliate of such Bank without restriction or (ii) pursuant to the provisions of Section 7.1 or 7.2.

          (g) Any Bank that assigns or participates any of its rights under its Notes, its Loans or its Commitments hereunder shall, as a condition to the effectiveness of such assignment or participation, provide notice of such transaction to the Borrowers and the Administrative Agent. No Bank shall, as between the Borrowers and such Bank, be relieved of any of its obligations hereunder as a result of any assignment or granting of participations in all or any part of its Loans, its Notes or its Commitments, or other obligations owed to such Bank, except that a Bank shall be relieved of its obligations hereunder to the extent of any assignment of all or any part of its Loans, its Notes or its Commitments made pursuant to this Section 14.8. All amounts payable to any Bank under Section 6.2(a) or Article 7 shall be determined as if such Bank had not (i) sold any participations and (ii) made any pledges or assignments pursuant to Section 14.8(h).

          (h) Nothing contained in this Section 14.8 shall prevent or prohibit any Bank from assigning or pledging all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Bank from its obligations hereunder.

          (i) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of the Borrowers which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Banks.

          (j) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the representations and warranties expressly set forth in the applicable Assignment and Acceptance, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the Notes or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or the Notes; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 10.7(a) and (c) (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 9.15 hereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (v) such assignee appoints and authorizes the Administrative Agent as its agent pursuant to, and in accordance with, Article 13.

          (k) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 14.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in
                                                  --------
the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     14.9.  JURISDICTION; WAIVER OF JURY TRIAL.
            -----------------------------------

          IN CONSIDERATION OF THE AGREEMENT OF THE BANKS TO MAKE THE LOANS HEREUNDER, EACH OF THE BORROWERS AGREES THAT ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE BORROWINGS HEREUNDER, ANY NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF THE BORROWERS IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS FOR THAT PURPOSE. EACH OF THE BORROWERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWERS. EACH OF THE BORROWERS AND THE BANKS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A JURY TRIAL.

     14.10. Headings; Plurals.
            -----------------

          The headings of articles and sections herein are inserted for convenience only and form no part of this Agreement. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

     14.11. Applicable Law.
            --------------

          This Agreement and the Loan Documents shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its choice of law principles.

     14.12. Counterparts; When Effective.
            ----------------------------

          This Agreement and the Loan Documents may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Administrative Agent has received counterparts hereof executed by the Borrowers, the Administrative Agent, the Arranging Agents, the Agents and all the Banks (such date herein referred to as the "Execution Closing Date"). The
                                                ----------------------
Administrative Agent will notify each of the other parties hereto of such effectiveness as promptly as practicable, but in any event not later than the Business Day following the Execution Closing Date. Complete sets of the counterparts hereof will be lodged with each of the Borrowers and the Administrative Agent and copies thereof provided to each Bank.

     14.13. Payment of Expenses; Indemnity by Borrower.
            ------------------------------------------

          (a) The Borrowers, whether or not the transactions hereby contemplated shall be consummated, shall pay the reasonable fees and expenses (including reasonable out-of-pocket expenses) of the Administrative Agent's special counsel, Emmet, Marvin & Martin, LLP, and all other reasonable expenses arising in connection with (i) negotiation, preparation, execution and delivery of this Agreement and the Loan Documents, including schedules and exhibits, and (ii) the preparation and review of the form of any document or instrument relevant to this Agreement.

          (b) The Borrowers agree to pay, on demand, the reasonable fees and expenses (including reasonable attorneys' fees, legal expenses and out-of-pocket expenses) of the Administrative Agent and the Banks incurred in connection with any amendments, waivers, consents, supplements or other modifications to this Agreement and the Loan Documents as may from time to time hereafter be required (except for fees and expenses relating to the issuance of new Notes by the Borrowers pursuant to Section 4.4(b) hereof and any assignment or participation of interests in the Loans or any Commitments pursuant to
Section 14.8 hereof).

          (c) The Borrowers further agree to pay, and to save the Administrative Agent and the Banks harmless from all liability for, any stamp or other taxes, together in each case with interest and penalties, if any, and any income tax payable by the Administrative Agent or any Bank in respect of any reimbursement therefor, which may be payable in connection with the execution or delivery of this Agreement and the Loan Documents, the borrowings hereunder or the issuance of the Notes. The Borrowers also agree to reimburse the Administrative Agent and each Bank upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent or such Bank in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any of the Borrowers' obligations hereunder and under the Loan Documents and
(y) the enforcement of any such obligations, including without limitation costs and expenses incurred in any bankruptcy case or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of either Borrower, any Restricted Subsidiary or any agent thereof.

          (d) In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Bank and the extension of the Commitments, the Borrowers hereby indemnify, exonerate and hold the Administrative Agent, each Arranging Agent, each Agent, each Bank and each of their respective officers, directors, employees and agents (collectively, the "Indemnified
                                                              -----------
Parties") free and harmless from and against any and all actions, causes of
- -------
action, suits, losses, costs, liabilities and damages, and expenses incurred in connection herewith and therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the

"Indemnified Liabilities"), incurred by the Indemnified Parties or any of them
- ------------------------
as a result of, or arising out of, or relating to:

          (i) any transaction (including, without limitation, the Transaction) financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (ii) the entering into and performance of this Agreement or any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrowers as the result of any determination by the Majority Banks pursuant to Article 8 not to fund any borrowing);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     14.14.   Liability of VI
              ---------------

          Notwithstanding any provision set forth herein or in any Loan Document, the Banks hereby agree that they will not look to or assert any claim against VI or any of its affiliates (other than, prior to the Transaction Effective Date, Parent and the Restricted Subsidiaries and, on and after the Transaction Effective Date, Parent Cable) for the payment of any amounts payable hereunder or under the Loan Documents (including, without limitation, any Obligations). The foregoing shall not apply to any claims arising out of the VI Indemnity Agreement or any claims for damage resulting from any material inaccuracy of any representation or statement made by VI or New VII in any certificate delivered by VI or New VII as required by Section 8.1(j) or Section 8.3(f). VI and its affiliates are intended third party beneficiaries, and are entitled to all rights and remedies of a third party beneficiary, of this
Section 14.14.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           VIACOM INTERNATIONAL INC. (name to
                           be changed to TCI Pacific
                           Communications, Inc. immediately
                           following the Transaction Effective
                           Date), as a Borrower


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           TCI PACIFIC, INC., as a Borrower


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE BANK OF NEW YORK,
                           as an Arranging Agent and as the
                           Administrative Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           NATIONSBANK OF TEXAS, N.A., individually and as an Arranging Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE BANK OF NOVA SCOTIA, indi-
                           vidually and as an Arranging Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________

                           CIBC INC., individually and as an Arranging Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           TORONTO-DOMINION (TEXAS), INC. individually and as an Arranging Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                           ASSOCIATION, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           BANK OF MONTREAL, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           BANQUE NATIONALE DE PARIS, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           BARCLAYS BANK PLC, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________

                           CHEMICAL BANK, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           CORESTATES BANK N.A., individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           CREDIT LYONNAIS NEW YORK BRANCH, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           DEUTSCHE BANK AG, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE FUJI BANK, LIMITED, Los Angeles Agency, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE INDUSTRIAL BANK OF JAPAN, LIMITED, Los Angeles Agency, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________

                           THE LONG TERM CREDIT BANK OF JAPAN, LTD.,
                           Los Angeles Agency, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           MELLON BANK, N.A., individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           PNC BANK, NATIONAL ASSOCIATION, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           ROYAL BANK OF CANADA, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           SOCIETE GENERALE, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________

                           THE SUMITOMO BANK, LIMITED, Los Angeles Branch, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           SWISS BANK CORPORATION, San Francisco Branch, individually and as an Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE BANK OF NEW YORK COMPANY, INC.


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           ABN AMRO BANK, N.V., Chicago Branch


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           BANCA COMMERCIALE ITALIANA, New York Branch


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE MITSUBISHI BANK, LTD., Los Angeles Branch


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________

                           BANK OF HAWAII


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           BAYERISCHE VEREINSBANK AG, Los Angeles Agency


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           BANK BRUSSELS LAMBERT, New York Branch


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           CITIBANK, N.A.


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE DAI-ICHI KANGYO BANK, LTD., Los Angeles Agency


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________

                           DRESDNER BANK AG, New York and Grand Cayman Branches


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           FIRST HAWAIIAN BANK


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           MEES PIERSON N.V., New York Agency


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE MITSUBISHI TRUST AND BANKING CORPORATION


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE NIPPON CREDIT BANK, LTD., Los Angeles Agency


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________

                           By: PPM AMERICA, INC., as attorney in fact,
                               on behalf of Jackson National Life Insurance
                               Company


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE SAKURA BANK, LIMITED


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE SANWA BANK, LTD., Chicago Branch


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE SUMITOMO TRUST AND BANKING CO., LTD.,
                           New York Branch


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE TOKAI BANK, LIMITED, Los Angeles Agency


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________

                           WESTDEUTSCHE LANDESBANK GIROZENTRALE, New York Branch


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________

                                                            DRAFT 6/14/96
                                                          EXHIBIT 10.4(b)



                                CREDIT AGREEMENT

                                  by and among


                    VIACOM INTERNATIONAL INC., as Borrower,


                          THE SIGNATORY BANKS HERETO,

                 THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA,
                     CIBC INC., NATIONSBANK OF TEXAS, N.A.
                         and THE TORONTO-DOMINION BANK,
                              as Arranging Agents,


                                      and

                             THE BANK OF NEW YORK,
                            as Administrative Agent



                                   FACILITY B

                           -------------------------
                                  $300,000,000
                           -------------------------




                        Dated as of _____________, 1996

                              TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS.......................................................  1

ARTICLE 2. LOANS; LOAN COMMITMENT AMOUNTS.................................... 16
  2.1. Loans; Commitment Amounts............................................. 16

ARTICLE 3. INTEREST RATES ON LOANS........................................... 16
  3.1. Interest Rate......................................................... 16
  3.2. Interest Rate After Maturity.......................................... 16

ARTICLE 4. LOAN PROCEDURES, NOTES AND PAYMENT OF INTEREST.................... 17
  4.1. [INTENTIONALLY OMITTED]............................................... 17
  4.2. Borrowing Request..................................................... 17
  4.3. Disbursement of Proceeds.............................................. 17
  4.4. Notes................................................................. 18
  4.5. Limitation on Interest Rate Options and Maximum Interest Rate......... 19
  4.6. Interest Payment Periods.............................................. 20
  4.7. Funding............................................................... 20

ARTICLE 5. PAYMENT, CONTINUATION OR CONVERSION, AND PRE
      PAYMENT OF LOANS....................................................... 20
  5.1. Payments.............................................................. 20
  5.2. Late Payments......................................................... 21
  5.3. Continuation or Conversion............................................ 21
  5.4. Prepayments........................................................... 22
  5.5. Application of Payments............................................... 23
  5.6. Sharing of Payments................................................... 23

ARTICLE 6. FEES AND TAXES.................................................... 23
  6.1. Commitment Fee........................................................ 23
  6.2. Taxes and Duties; Counterclaims....................................... 24
  6.3. Tax Forms............................................................. 24

ARTICLE 7. COST PROTECTION................................................... 25
  7.1. Change in Circumstances; Reserve Costs................................ 25
  7.2. Change in Legality.................................................... 26
  7.3. Responsibility of Affected Bank....................................... 27
  7.4. Cost of Funds........................................................  27

ARTICLE 8. CONDITIONS OF LENDING AND RELEASE................................. 29
  8.1. Conditions Precedent to First Funding................................. 29
  8.2. [INTENTIONALLY OMITTED]............................................... 32
  8.3. Release of Cash Collateral Account.................................... 32
  8.4. Notice to Banks....................................................... 33
  8.5. Tax Forms............................................................. 34

ARTICLE 9. REPRESENTATIONS AND WARRANTIES...................................  34
  9.1. Subsidiaries ........................................................  34
  9.2. Corporate Existence and Power........................................  34
  9.3. Corporate Authority..................................................  34
  9.4. Binding Agreement....................................................  35
  9.5. [INTENTIONALLY OMITTED]..............................................  35
  9.6. No Conflicting Agreements............................................  35
  9.7. Taxes................................................................  35
  9.8. Compliance with Applicable Laws......................................  36
  9.9. Governmental Regulations.............................................  36
  9.10. Property............................................................  36
  9.11. Federal Reserve Regulations; Use of Proceeds of Loans...............  37
  9.12. ERISA...............................................................  37
  9.13. Franchises, Etc.....................................................  37
  9.14. Burdensome Obligations..............................................  38
  9.15. [INTENTIONALLY OMITTED].............................................  38
  9.16. FCC and Copyright Matters...........................................  38
  9.17. Capital Stock of the Borrower.......................................  39
  9.18. Use of Proceeds.....................................................  39
  9.19. Business of the Borrower............................................  39
  9.20. Ranking of Loans; Joint and Several Liability.......................  39
  9.21. No Misrepresentation................................................  39

ARTICLE 10. [INTENTIONALLY OMITTED].........................................  40

ARTICLE 11. [INTENTIONALLY OMITTED].........................................  40

ARTICLE 12. EVENTS OF DEFAULT...............................................  40
  12.1. Events of Default...................................................  40
  12.2. Consequences of an Event of Default.................................. 43
  12.3. Waiver of Defaults................................................... 43

ARTICLE 13. THE ADMINISTRATIVE AGENT AND ARRANGING AGENTS.................... 44
  13.1. The Administrative Agent............................................. 44
  13.2. Delegation of Duties, Etc............................................ 44
  13.3. Indemnification...................................................... 44
  13.4. Exculpatory Provisions............................................... 45
  13.5. Knowledge of Default................................................. 46
  13.6. Administrative Agent in Its Individual Capacity...................... 46
  13.7. Payee of Note Treated as Owner....................................... 46
  13.8. Resignation or Removal of Administrative Agent....................... 46
  13.9. The Arranging Agents................................................. 47

ARTICLE 14. MISCELLANEOUS.................................................... 47
  14.1. Notices.............................................................. 47
  14.2. Term of Agreement.................................................... 48
  14.3. Copies of Certificates, Etc.......................................... 48
  14.4. No Waivers; Rights Cumulative........................................ 48
  14.5. Changes, Waivers, Amendments, Etc.................................... 48

  14.6.  Rights of Set-Off................................................... 49
  14.7.  Integration and Severability........................................ 49
  14.8.  Assignments and Participations; Successors and Assigns.............. 50
  14.9.  JURISDICTION; WAIVER OF JURY TRIAL.................................. 52
  14.10. Headings; Plurals................................................... 52
  14.11. Applicable Law...................................................... 52
  14.12. Counterparts; When Effective........................................ 52
  14.13. Payment of Expenses; Indemnity by Borrower.......................... 53
  14.14. Liability of VI..................................................... 54


EXHIBITS
- --------

Exhibit A         Form of Borrowing Request, Payment Notice and Continuation
                  Notice
Exhibit B         Form of Note
Exhibit C         [INTENTIONALLY OMITTED]
Exhibit D         [INTENTIONALLY OMITTED]
Exhibit E         Form of Security Agreement
Exhibit F         [INTENTIONALLY OMITTED]
Exhibit G         Form of Assignment and Acceptance Agreement
Exhibit H-1       Form of Opinion of General Counsel to the Borrower and VI
Exhibit H-2       Form of Opinion of Regulatory Counsel to the Borrower
Exhibit I         Form of Opinion of Special Counsel
Exhibit J         [INTENTIONALLY OMITTED]
Exhibit K         Form of TCIC Certificate
Exhibit L         Form of Restated Certificate of Incorporation
Exhibit M         Form of Parent Environmental Certificate

SCHEDULES
- ---------

Schedule 1.1(T)   List of Transaction Documents
Schedule 2.1      List of Commitments/Lending Offices
Schedule 9.1      List of Subsidiaries
Schedule 9.6      List of Conflicting Agreements
Schedule 9.17     List of Capital Stock of the Borrowers
Schedule 14.1     List of Addresses for Notices

                                                                   DRAFT 5/31/96


                                CREDIT AGREEMENT



      THIS CREDIT AGREEMENT (this "Agreement") is made and dated as of
                                   ---------
 ___________, 1996, by and among VIACOM INTERNATIONAL INC., a Delaware corporation (the "Borrower"), the banks and other lenders from time to time
                    --------
 party hereto, together with their respective successors and assigns as determined pursuant to the terms hereof (each a "Bank" and collectively, the
                                                  ----
 "Banks"), THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA, CIBC INC., NATIONSBANK
 ------
 OF TEXAS, N.A. and THE TORONTO-DOMINION BANK, as arranging agents (each an

 "Arranging Agent" and collectively, the  "Arranging Agents"), and THE BANK OF
 ----------------                          ----------------
 NEW YORK, as administrative agent for the Banks (in such capacity, the

 "Administrative Agent"). Capitalized terms used herein are used with the
 ---------------------
 meanings given such terms when they first appear or in Article 1 hereof.


                                    RECITALS


      A. The Borrower has requested that the Banks through their Applicable Lending Offices extend credit to the Borrower in order to enable it to borrow an aggregate principal amount of $300,000,000 on a term loan basis.

      B. The Banks through their Applicable Lending Offices are willing to extend such loans on the terms and conditions set forth herein.


                                   AGREEMENT

      NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

 ARTICLE 1.  DEFINITIONS.
             -----------

      For the purposes of this Agreement unless the context otherwise requires, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the New York Uniform Commercial Code and not otherwise defined herein shall have the respective meanings accorded to them therein.


      "Accumulated Funding Deficiency" shall mean a funding deficiency described
       ------------------------------
 in Section 302 of ERISA.

      "Administrative Agent" shall have the meaning assigned to such term in the
       --------------------
 preamble hereto.

      "Affected Bank" shall have the meaning assigned to such term in Section
       -------------
 7.2.


      "Affected Principal Amount" shall mean: (a) in the event that the Borrower
       -------------------------
 shall fail for any reason to make a borrowing, continuation or conversion after it shall have delivered to the Administrative Agent a Borrowing Request or Continuation Notice, an amount equal to the amount requested pursuant to such Borrowing Request or

 Continuation Notice; (b) in the event that notice shall be given to the Borrower pursuant to Section 7.2(b) prior to the last day of the applicable Interest Period, the principal amount of the borrowings affected; and (c) in the event that the Borrower shall prepay or repay all or any part of the principal amount of Loans prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount so prepaid or repaid.

      "Affiliate" shall mean any Person directly or indirectly controlling,
       ---------
 controlled by, or under direct or indirect common control with the Borrower, excluding any Restricted Subsidiary. A Person shall be deemed to control a corporation (hereinafter, "Control") if such Person (acting alone or with a
                            -------
 group of Persons acting in concert) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

      "Aggregate Commitments" shall mean the sum of the Commitments of all Banks
       ---------------------
 set forth on Schedule 2.1, as the same may be adjusted from time to time pursuant to the provisions of Sections 7.1, 7.2 and 12.8 and as otherwise provided in this Agreement.

      "Agreement" shall have the meaning set forth in the preamble hereof.
       ---------

      "Applicable Lending Office" shall mean in relation to a Bank, its offices
       -------------------------
 for LIBOR Rate Loans and for Base Rate Loans specified in Schedule 2.1 hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Administrative Agent and the Borrower and subject to the provisions of Article 7, be changed by such Bank.

      "Applicable Margin" shall mean with respect to the unpaid principal amount
       -----------------
 of the Loans which are subject to a LIBOR Rate Option, 0.500%, and with respect to the unpaid principal amount of the Loans which are subject to a Base Rate Option, 0.000%.

      "Assignment and Acceptance" shall mean the Assignment and Acceptance in
       -------------------------
 the form of Exhibit D to this Agreement.

      "Available Commitment" shall mean, during the Commitment Period, with
       --------------------
 respect to each Bank having a Commitment on the date of determination thereof, the amount of the Commitment of such Bank on such date.


      "Bank" and "Banks" shall have the meanings set forth in the preamble
       ----       -----
 hereof.

      "Base Rate" shall mean, as determined by the Administrative Agent on a
       ---------
 daily basis (such determination to be conclusive absent manifest error), a rate per annum equal to the higher of (i) the Prime Rate in effect on such day or (ii) the Federal Funds Effective Rate in effect on such day plus .50 of 1% per annum. All interest based on the Base Rate shall be calculated on the basis of a 365/366 day year for the actual number of days elapsed.

      "Base Rate Loan" shall mean the portion of any Loan subject to a Base Rate
       --------------
 Option which bears interest at the Base Rate.


      "Base Rate Option" shall mean the option granted to the Borrower pursuant
       ----------------
 to Sections 3.1 and 4.1 to have interest on all or a portion of the outstanding principal balance of the Loans computed with reference to the Base Rate.


      "Borrowing Request" shall have the meaning assigned to such term in
       -----------------
 Section 4.1.

      "Business Day" shall mean any day other than a Saturday, Sunday or other
       ------------
 day on which banks in New York are authorized to close their regular banking business and which, in the case of a LIBOR Rate Loan or LIBOR Interest Period, is a Eurodollar Business Day.


      "Cable Systems" shall mean all cable television facilities that are
       -------------
 operated and maintained by the Borrower or a Restricted Subsidiary pursuant to the terms of the related licenses, franchises and permits issued under federal, state or municipal laws from time to time in effect, which authorize a person to receive or distribute, or both, by cable or otherwise, audio and visual signals within a defined geographical area for the purpose of providing entertainment or other services, together with all the property, tangible and intangible, owned or used in connection with the services provided pursuant to said licenses, franchises and permits, and each other cable television facility from time to time operated by the Borrower and the Restricted Subsidiaries. A Cable System means one of such Cable Systems.


      "Capitalized Lease Obligations" shall mean all rental obligations which,
       -----------------------------
 under GAAP, are required to be capitalized on the books of the obligor, in each case taking as the amount thereof the amount which would be treated as indebtedness (net of interest expense) in accordance with GAAP.

      "Cash Collateral Account" shall have the meaning assigned to such term in
       -----------------------
 Section 4.2.


      "Code" shall mean the Internal Revenue Code of 1986, as amended, and the
       ----
 rules and regulations issued thereunder, as from time to time in effect.


      "Commitment" shall mean the commitment of each Bank listed on Schedule 2.1
       ----------
 under the heading "Commitment" to make a Loan hereunder through its Applicable Lending Office as set forth in Schedule 2.1, as the same shall be adjusted from time to time pursuant to Sections 7.1, 7.2 and 12.8 and as otherwise provided in this Agreement.

      "Commitment Expiration Date" shall mean the earlier to occur of July 31,
       --------------------------
 1996 or the Funding Date.


      "Commitment Fee" shall have the meaning assigned to such term in Section
       --------------
 6.1(a).


      "Commitment Percentage" shall mean, with respect to each Bank, the
       ---------------------
 percentage equivalent of the ratio which such Bank's Commitment bears to the Aggregate Commitments, as such Bank's Commitment and the Aggregate Commitments may be adjusted from time to time pursuant to the terms hereof.

      "Commitment Period" shall mean the period commencing on the Execution
       -----------------
 Closing Date and ending on the Commitment Expiration Date.


      "Communications Act" shall mean the Communications Act of 1934, as
       ------------------
 amended, and the rules and regulations issued thereunder, as from time to time in effect.


      "Consolidated" shall mean (i) when used in connection with the
       ------------
 determination of the standard for materiality, the Borrower and the Restricted Subsidiaries taken as a whole and (ii) in all other cases, the aggregate for two or more Persons of the amounts signified by such term for all such Persons, in each case consolidated in accordance with GAAP.


      "Continuation Notice" shall mean a request for continuation or conversion
       -------------------
 of a Loan as set forth in Section 5.3.

      "Control" shall have the meaning assigned to such term in the second
       -------
 sentence of the definition of the term "Affiliate".

      "Copyright Act" shall mean Title 17 of the United States Code, as amended,
       -------------
 and the rules and regulations issued thereunder, as from time to time in effect.


      "Credit Exposure":  shall mean, with respect to any Bank at any time, the
       ---------------
 Commitment or, if no Commitment, the outstanding Loan, as the case may be, of such Bank at such time.


      "Default" shall mean any Event of Default, and any event which, with the
       -------
 passage of time or giving of notice or both, would constitute an Event of Default.

      "Dollars" and the symbol "$" shall mean the lawful currency of the United
       -------
 States of America.


      "Eligible Assignee" shall mean (i) a commercial bank organized under the
       -----------------
 laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000; (ii) a commercial bank organized under the laws of any other country, or a political subdivision of any such country, having total assets in excess of $1,000,000,000 or the equivalent thereof; or (iii) any other entity which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

      "Eligible Institution" shall mean a bank organized under the laws of the
       --------------------
 United States of America or any state thereof or a country which is a member of the Organization for Economic Cooperation and Development and (i) whose long term debt rating is rated A- or better by Standard and Poor's Ratings Group or A3 or better by Moody's Investor Services, Inc. and (ii) which has a combined capital, surplus and undivided profits of not less than $500,000,000 or the equivalent thereof in Dollars.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
       -----
 amended, and the rules and regulations issued thereunder as from time to time in effect. Any reference herein to any specific ERISA section or form shall refer to such new or analogous section or form should such section or form be modified, amended or replaced.


      "ERISA Affiliate" shall mean each trade or business, including the
       ---------------
 Borrower or any Restricted Subsidiary, whether or not incorporated, which together with the Borrower or any Restricted Subsidiary would be treated as a single employer under Section 4001(b) of ERISA.


      "Eurodollar Business Day" shall mean any day on which banks are open for
       -----------------------
 dealings in dollar deposits in the London Interbank Market.

      "Event of Default" shall mean any of the events specified as such in
       ----------------
 Section 10.1.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
       ------------
 and the rules and regulations issued thereunder, as from time to time in effect.

      "Exchange Offer"  shall have the meaning specified in the Parents
       --------------
 Agreement.

      "Exchange Time"  shall have the meaning specified in the Parents
       -------------
 Agreement.

      "Execution Closing Date" shall have the meaning assigned to such term in
       ----------------------
 Section 12.12.

      "Expiration Time" shall have the meaning specified in the Parents
       ---------------
 Agreement.


      "Facility A" shall mean the Credit Agreement, dated as of the date hereof,
       ----------
 among the Borrower (name to be changed to TCI Pacific Communications, Inc. immediately following the Transaction Effective Date), and, on and after the TCI Cosign Date, TCI Pacific, the banks and other lenders from time to time party thereto, The Bank of New York, The Bank of Nova Scotia, CIBC Inc., NationsBank of Texas, N.A. and The Toronto-Dominion Bank, as arranging agents, Bank of America National Trust and Savings Association, Bank of Montreal, Banque Nationale de Paris, Barclays Bank PLC, Chemical Bank, CoreStates Bank, N.A., Credit Lyonnais, Deutsche Bank AG, The Fuji Bank, Limited, The Industrial Bank of Japan, Limited, The Long Term Credit Bank of Japan, Mellon Bank, N.A., PNC Bank, National Association, Royal Bank of Canada, Societe Generale, The Sumitomo Bank, Ltd. and Swiss Bank Corporation, as agents and The Bank of New York, as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

      "Facility A Cash Collateral Account" shall mean the cash collateral
       ----------------------------------
 account maintained in connection with Facility A.

      "Facility A Loans" shall mean the loans made under Facility A.
       ----------------

      "Facility A Notes" shall mean the notes issued under  Facility A.
       ----------------


      "FCC" shall mean the Federal Communications Commission or any successor
       ---
 thereto.

      "Federal Funds Effective Rate" shall mean, for any period, a fluctuating
       ----------------------------
 interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

      "Financial Officer" of any corporation shall mean its chief financial
       -----------------
 officer, senior vice president-finance, vice president-finance, finance director, principal accounting officer, treasurer or assistant treasurer.

      "Financial Statements" shall mean the Parent Cable Carve-Out 12/31/95
       --------------------
 Financial Statements, the Parent Cable Carve-Out 3/31/96 Financial Statements, the Parent Cable Special Purpose 12/31/95 Financial Statements, the Parent Cable Special Purpose 3/31/96 Financial Statements, the Parent Cable 5/31/96 Summary of Operations and the Pro-Forma Financial Statements.


      "Funded Debt" shall mean, in respect of the Borrower and the Restricted
       -----------
 Subsidiaries, the aggregate outstanding amount of all Indebtedness for Borrowed Money (excluding Parent Preferred Stock to the extent it would constitute Indebtedness for Borrowed Money), all as determined on a Consolidated basis.

      "Funding Date" shall mean the date on which the Loans are made hereunder
       ------------
 and in no event later than July 31, 1996.


      "GAAP" shall mean generally accepted accounting principles as from time to
       ----
 time in effect which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.

      "Governmental Body" shall mean any foreign, federal, state, municipal or
       -----------------
 other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.


      "Guaranty" of any Person shall mean and include as of any date as of which
       --------
 the amount thereof is to be determined, without duplication, (a) all obligations of such Person to purchase any materials, supplies or other property, or to obtain the services of any other Person, or for the sale or use of any materials, supplies or other property, or the rendering of services, if payment or performance under or in respect of the relevant contract or other property to be purchased, or services to be rendered, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered or if payments for such materials, supplies or other property to be sold or used, or payment for such services to be rendered shall be subordinated to any Indebtedness of such Person owed to the purchaser or user of such materials, supplies or other property, or the beneficiary of such services, (b) all obligations of such Person to advance or supply funds to, or to purchase property or services from, any other Person, if the purpose is to enable such other Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses of such other Person or to assure such other Person or any third party against any liability or loss, including, without limitation, obligations under any agreement or understanding, oral or written, pursuant to which such Person is obligated to advance funds to or on behalf of any other Person upon the happening of one or more stated events, (c) all contracts for the rental or lease (as lessee) of any real or personal property which provide that the payment obligations thereunder are absolute and unconditional under conditions not customarily found in commercial leases then in general use or require that the lessee purchase or otherwise acquire securities or obligations of the lessor, and (d) all guaranties, endorsements and other contingent obligations, direct or indirect, on the part of such Person (other than endorsements of negotiable instruments for collection in the ordinary course of business) for the payment, discharge or satisfaction of Indebtedness of others, including any agreement, contingent or otherwise, to (x) purchase such Indebtedness of others, or (y) purchase or sell property or sell property or services primarily to permit the debtor in respect of such Indebtedness of others to pay the same or the owner of such Indebtedness of others to avoid loss, or (z) supply funds to or invest in any such debtor.


      For purposes of this Agreement, a Guaranty shall not include (i) any bond obligation of, or any Guaranty of or letter of credit securing performance by, the Borrower or any Restricted Subsidiary undertaken or incurred in the ordinary course of its or their business (other than in connection with the borrowing of money or obtaining of credit) as presently conducted for or on behalf of the Borrower or a Restricted Subsidiary and (ii) a guaranty or other obligation consisting of a pledge of such Person's interest in any Unrestricted Subsidiary Equity, provided that recourse under any such guaranty or obligation secured by such pledge shall be limited solely to such Person's interest in such Unrestricted Subsidiary Equity so pledged.

      "Implementation Agreement" shall mean the Implementation Agreement
       ------------------------
 described in Schedule 1.1(T), as the same may be amended, supplemented or otherwise modified.


      "Indebtedness" shall mean, as of the date of determination, all
       ------------
 liabilities, obligations and reserves, contingent or otherwise, including Money Market Preferred Stock.


      "Indebtedness for Borrowed Money" shall mean, as of the date of
       -------------------------------
 determination, without duplication, all Indebtedness (a) in respect of money borrowed, (b) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, the Notes), (c) in respect of Capitalized Lease Obligations, (d) in respect of obligations under conditional sales or other title retention agreements, (e) in respect of the par value or other value of Money Market Preferred Stock as to which dividends and other payments are calculated, (f) in respect of the deferred purchase price of property or services purchased (other than amounts constituting trade payables arising in the ordinary course), and (g) all Guaranties in respect of any of the foregoing. For purposes of this Agreement, Indebtedness for Borrowed Money shall not include
 (i) any bond obligation of, or any Guaranty of or letter of credit securing performance by, the Borrower or any Restricted Subsidiary undertaken or incurred in the ordinary course of its or their business (other than in connection with the borrowing of money or obtaining of credit) as presently conducted for or on behalf of the Borrower or a Restricted Subsidiary and (ii) a guaranty or other obligation consisting of a pledge of such Person's interest in any Unrestricted Subsidiary Equity, provided that recourse under any such guaranty or obligation secured by such pledge shall be limited solely to such Person's interest in such Unrestricted Subsidiary Equity so pledged.


      "Indemnified Liabilities" shall have the meaning assigned to such term in
       -----------------------
 Section 12.13(d).

      "Indemnified Parties" shall have the meaning assigned to such term in
       -------------------
 Section 12.13(d).


      "Interest Deficit" shall have the meaning assigned to such term in Section
       ----------------
 4.4(b).

      "Interest Determination Date" shall mean with respect to any LIBOR Rate
       ---------------------------
 Loans, the date which is two Eurodollar Business Days prior to the first day of each LIBOR Interest Period.


      "Interest Period" shall mean a LIBOR Interest Period.
       ---------------


      "IRS" shall mean the Internal Revenue Service of the United States or any
       ---
 successor thereto.

      "IRS Ruling" shall mean _______________.
       ----------


      "LIBID Rate" shall mean, with respect to a LIBOR Rate Loan for the
       ----------
 relevant Interest Period, the rate per annum determined by the Administrative Agent as follows:

           (a) the Administrative Agent shall obtain the bid quotation(s) that appear on the Reuter's Screen for Dollar deposits for a period comparable to such Interest Period. If at least two such bid quotations appear on the Reuter's Screen, the LIBID Rate shall be the arithmetic average (rounded up to the nearest 1/16th of 1%) of such bid quotations, as determined by the Administrative Agent;

           (b) if the Reuter's Screen is not available or has been discontinued, the LIBID Rate shall be the rate per annum that the Administrative Agent determines to be the arithmetic average (rounded as aforesaid) of the per annum rates of interest reported to the Administrative Agent by each Reference Bank (or, if either Reference Bank fails to provide such quotation, on the basis of the rate reported to the Administrative Agent by the remaining Reference Bank) as the bid rate for deposits in Dollars given by such Reference Banks in the London Interbank Market at 11:00 a.m., London time, on the date of determination in the approximate amount of such Reference Bank's relevant LIBOR Rate Loan and having a maturity approximately equal to the relevant Interest Period; and

           (c) if the Administrative Agent is not able to obtain quotations for the determination of the LIBID Rate pursuant to subsection (a) or (b) above, the LIBID Rate shall be the rate per annum which the Administrative Agent in good faith determines to be the arithmetic average (rounded as aforesaid) of bid quotations for Dollar deposits in an amount comparable to the Administrative Agent's share of the relevant amount in respect of which the LIBID Rate is being determined for a period comparable to the relevant Interest Period that leading banks in New York City selected by the Administrative Agent are quoting at 11:00 a.m. on the date of determination in the New York Interbank Market to major international banks.

      Each determination by the Administrative Agent of the LIBID Rate shall be conclusive in the absence of manifest error. All interest based on the LIBID Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.


      "LIBOR Interest Period" shall mean, with respect to any Loan subject to a
       ---------------------
 LIBOR Rate Option, any seven day period selected by the Borrower, commencing on a Eurodollar Business Day, provided that:

           (a) no LIBOR Interest Period shall end later than the Maturity Date; and

           (b) if a LIBOR Interest Period so selected would otherwise end on a date which is not a Eurodollar Business Day, such LIBOR Interest Period shall be extended to the next succeeding Eurodollar Business Day, unless such next succeeding Eurodollar Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Eurodollar Business Day.


      "LIBOR Rate" shall mean, with respect to a LIBOR Rate Loan for the
       ----------
 relevant LIBOR Interest Period, the rate per annum determined by the Administrative Agent as follows:

           (a) on the Interest Determination Date relating to such Interest Period, the Administrative Agent shall obtain the offered quotation(s) that appear on the Reuter's Screen for Dollar deposits for a period comparable to such Interest Period. If at least two such offered quotations appear on the Reuter's Screen, the LIBOR Rate shall be the arithmetic average (rounded up to the nearest 1/16th of 1%) of such offered quotations, as determined by the Administrative Agent;

           (b) if the Reuter's Screen is not available or has been discontinued, the LIBOR Rate shall be the rate per annum that the Administrative Agent determines to be the arithmetic average (rounded as aforesaid) of the per annum rates of interest reported to the Administrative Agent by each Reference Bank (or, if any Reference Bank fails to provide such quotation, on the basis of the rates reported to the Administrative Agent by the remaining Reference Banks) as the rate at which deposits in Dollars are offered to such Reference Banks in the London Interbank Market at 11:00 a.m., London time, on the Interest Determination Date in the approximate amount of such Reference Bank's relevant LIBOR Rate Loan and having a maturity approximately equal to the relevant LIBOR Interest Period; and

           (c) if the Administrative Agent is not able to obtain quotations for the determination of the LIBOR Rate pursuant to subsection (a) or (b) above, the LIBOR Rate shall be the rate per annum which the Administrative Agent in good faith determines to be the arithmetic average (rounded as aforesaid) of the offered quotations for Dollar deposits in an amount comparable to the Administrative Agent's share of the relevant amount in respect of which the LIBOR Rate is being determined for a period comparable to the relevant LIBOR Interest Period that leading banks in New York City selected by the Administrative Agent are quoting at 11:00 a.m. on the Interest Determination Date in the New York Interbank Market to major international banks.

      Each determination by the Administrative Agent of the LIBOR Rate shall be conclusive in the absence of manifest error. All interest based on the LIBOR Rate shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

      "LIBOR Rate Loan" shall mean the portion of any Loan subject to a LIBOR
       ---------------
 Rate Option which bears interest at the LIBOR Rate.


      "LIBOR Rate Option" shall mean the option granted to the Borrower pursuant
       -----------------
 to Sections 3.1 and 4.1 to have interest on all or a portion of the outstanding principal balance of the Loans computed with reference to a LIBOR Rate.


      "Lien" shall mean any mortgage, pledge, security interest, encumbrance,
       ----
 lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or title retention agreement and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.


      "Loan" and "Loans" shall have the meanings assigned to such terms in
       ----       -----
 Section 2.1(a).

      "Loan Documents" shall mean this Agreement, the Notes, the Security
       --------------
 Agreement and the VI Indemnity Agreement.


      "Majority Banks" shall mean, at any time when no Loans are outstanding,
       --------------
 Banks having Commitments equal to more than 50% of the Aggregate Commitments, and at any time when Loans are outstanding, Banks with outstanding Loans having an unpaid principal balance equal to more than 50% of all Loans outstanding, excluding from such calculation Banks which have failed or refused to fund a Loan and which are subject to the voting restrictions set forth in the last sentence of Section 4.2(b) hereof.

      "Margin Stock" shall have the meaning assigned to such term in Regulation
       ------------
 U of the Board of Governors of the Federal Reserve System, as amended.


      "Material Adverse Change" shall mean, at any time on or prior to the
       -----------------------
 Funding Date, a material adverse change in the business, financial condition or results of operations of Parent Cable from that reflected in the Parent Cable Carve-Out 12/31/95 Financial Statements, except for (a) changes in, or changes required in order to comply with, any adjustment in subscriber rates implemented in a manner consistent with the rate regulations promulgated under the Cable Television Consumer Protection and Competition Act of 1992, as amended, and (b) changes resulting from technological changes generally applicable to the cable television industry. Notwithstanding the foregoing, the mere enactment of the Telecommunications Act of 1996 shall not in and of itself be deemed to constitute a Material Adverse Change.


      "Material Adverse Effect" shall mean, at any time on or prior to the
       -----------------------
 Funding Date, a material adverse effect in the business, financial condition or results of operations of Parent Cable from that reflected in the Parent Cable Carve-Out 12/31/95 Financial Statements, except for (a) changes in, or changes required in order to comply with, any adjustment in subscriber rates implemented in a manner consistent with the rate regulations promulgated under the Cable Television Consumer Protection and Competition Act of 1992, as amended, and (b) changes resulting from technological changes generally applicable to the cable television industry. Notwithstanding the foregoing, the mere enactment of the Telecommunications Act of 1996 shall not in and of itself be deemed to constitute a Material Adverse Effect.

      "Maturity" shall mean the Maturity Date.
       --------

      "Maturity Date" shall mean, in respect of any  Note, the earliest of (i)
       -------------
 the receipt by the Borrower of the TCI Subscription, (ii) the date such Note shall become due and payable, whether by acceleration or otherwise, or (iii) ten Business Days after the Funding Date in the event that the Transaction shall not have been consummated on or before such tenth Business Day.


      "Minimum Condition"  shall have the meaning specified in the Parents
       -----------------
 Agreement.

      "Money Market Preferred Stock" shall mean preferred stock issued on terms
       ----------------------------
 where the rate of dividend paid thereon is determined by either (i) reference to a recognized financial index or (ii) through an auction mechanism conducted by a recognized financial institution, provided that the Parent Preferred Stock shall not constitute Money Market Preferred Stock.


      "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
       ------------------
 Section 4001(a)(3) of ERISA under which the Borrower or any ERISA Affiliate is required to contribute on behalf of its employees.

      "New VII" shall mean Viacom International Services Inc., a Delaware
       -------
 corporation.

      "Note" and "Notes" shall have the meanings assigned to such terms in
       ----       -----
 Section 4.3(a).

      "Obligations" shall mean (i) all payment and performance obligations of
       -----------
 the Borrower under the Loan Documents, as they may be amended from time to time, or as a result of making the Loans and (ii) the obligation to pay an amount equal to the amount of all damages which the Administrative Agent, the Arranging Agents and the Banks may suffer by reason of any breach by the Borrower of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

      "Parent" shall mean the Borrower as defined in the preamble hereto.
       ------

      "Parent Cable" shall mean the Borrower and its Subsidiaries after giving
       ------------
 effect to the Conveyance of Assets and Assumption of Liabilities (as each such term is used in the Parents Agreement) and the distribution by the Borrower of all of the common stock of New VII to VI as contemplated by the Transaction.

      "Parent Cable Carve-Out 12/31/95 Financial Statements" shall have the
       ----------------------------------------------------
 meaning assigned to such term in Facility A.


      "Parent Cable Carve-Out 3/31/96 Financial Statements" shall have the
       ---------------------------------------------------
 meaning assigned to such term in Facility A.

      "Parent Cable Special Purpose 12/31/95 Financial Statements"  shall have
       ----------------------------------------------------------
 the meaning assigned to such term in Facility A.

      "Parent Cable Special Purpose 3/31/96 Financial Statements"  shall have
       ---------------------------------------------------------
 the meaning assigned to such term in Facility A.

      "Parent Cable 5/31/96 Summary of Operations"  shall have the meaning
       ------------------------------------------
 assigned to such term in Facility A.


      "Parent Debt Release Agreements"  shall have the meaning assigned to such
       ------------------------------
 term in Section 8.1(o).


      "Parent Preferred Stock" shall mean the Class A Senior Cumulative
       ----------------------
 Exchangeable Preferred Stock of the Borrower (exchangeable into TCI Series A Group Stock) into which the Class A common Stock of the Borrower will be automatically converted as part of the Transaction on the Transaction Effective Date, as the same may be amended, supplemented or otherwise modified from time to time.

      "Parents Agreement"  shall mean the Parents Agreement described in
       -----------------
 Schedule 1.1(T), as the same may be amended, supplemented or otherwise modified.


      "Payment Notice" shall mean a notice of payment as set forth in Section
       --------------
 5.1.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established
       ----
 pursuant to Subtitle A of Title IV of ERISA, or any Governmental Body succeeding to the functions thereof.


      "Person" shall mean and include any individual, firm, partnership, joint
       ------
 venture, corporation, association, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.


      "Plan" shall mean any plan (other than a Multiemployer Plan) subject to
       ----
 Title IV of ERISA maintained for employees of the Borrower or any ERISA Affiliate (and any such plan no longer maintained by the Borrower or any of its ERISA Affiliates to which the Borrower or any of its ERISA Affiliates has made or was required to make any contributions within any of the preceding five years).

      "Prime Rate" shall mean the prime commercial lending rate of the
       ----------
 Administrative Agent as publicly announced in New York City to be in effect from time to time, such rate to be adjusted on and as of the effective date of any change in the Prime Rate. The Prime Rate is only one of the bases for computing interest on loans made by the Banks, and by basing interest on the unpaid principal amount of the Loans not subject to a LIBOR Rate Option on the Prime Rate, the Banks have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Banks may now or in the future make loans to other borrowers.

      "Pro-Forma Financial Statements"  shall have the meaning assigned to such
       ------------------------------
 term in Facility A.


      "Prohibited Transaction" shall mean any transaction described in Section
       ----------------------
 406 of ERISA that is not exempt by reason of Section 408 of ERISA or the transitional rules set forth in Section 414(c) of ERISA and any transaction described in Section 4975(c) of the Code that is not exempt by reason of
 Section 4975(c)(2) or Section 4975(d) of the Code or the transitional rules of
 Section 2003(c) of ERISA.

      "Property" shall mean, in respect of any Person, all types of real,
       --------
 personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

      "Reference Banks" shall mean the Administrative Agent, NationsBank of
       ---------------
 Texas, N.A. and The Toronto-Dominion Bank.

      "Register" shall have the meaning assigned to such term in Section 12.8.
       --------

      "Regulation G" shall mean Regulation G of the Board of Governors of the
       ------------
 Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Regulation U" shall mean Regulation U of the Board of Governors of the
       ------------
 Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Regulation X" shall mean Regulation X of the Board of Governors of the
       ------------
 Federal Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.


      "Remaining Interest Period" shall mean: (a) in the event that the Borrower
       -------------------------
 shall fail for any reason to make a borrowing, continuation or conversion after it delivers to the Administrative Agent a Borrowing Request or Continuation Notice, a period equal to the Interest Period that the Borrower elected (from and including the first day of such Interest Period to but excluding the last day of such Interest Period); (b) in the event that notice shall be given to the Borrower pursuant to Section 7.2 prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such notice to but excluding the last day of such Interest Period as if such Interest Period had not been so terminated; and (c) in the event that the Borrower shall prepay or repay or give notice of prepayment of all or any part of the principal amount of the Loans prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment or date notified as the date of such prepayment (whichever is earlier) to but excluding the last day of such Interest Period.

      "Reportable Event" shall mean any of the events set forth in Section
       ----------------
 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, a cessation of operations described in
 Section 4068(f) or 4062(c) of ERISA, an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code and the Borrower's failure to post such security thereafter or a failure to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

      "Restricted Subsidiary" shall mean  each of the Subsidiaries designated as
       ---------------------
 such on Schedule 9.1 hereto.


      "Reuter's Screen" shall mean the display designated at page "LIBO" on the
       ---------------
 Reuter Monitor System or such other display on the Reuter Monitor System as may replace such page displaying the London interbank bid or offered rates, as the case may be, as of 11:00 a.m., London time, on the day on which the relevant determination is made.


      "Securities Act" shall mean the Securities Act of 1933, as amended.
       --------------

      "Security Agreement" shall mean the Security Agreement substantially in
       ------------------
 the form of Exhibit C hereto, as the same may be amended, supplemented or otherwise modified from time to time.

      "Significant Default" shall mean the occurrence of any of the events
       -------------------
 described in Sections 10.1(a), (b), (g) or (h), unless the occurrence of such event is waived in accordance with this Agreement.

      "Single Employer Plan" shall mean any Plan which is not a Multiemployer
       --------------------
 Plan.


      "Statutory Reserves" shall mean (a) with respect to a LIBOR Rate, the
       ------------------
 quotient (expressed as a decimal, rounded to the nearest 1/100 of 1%) obtained by dividing (i) the number one by (ii) one minus the aggregate of the reserve percentages expressed as a decimal established by the Board of Governors of the Federal Reserve System for Eurocurrency Liabilities as prescribed under Regulation D of said Board of Governors.


      "Stock" shall mean any and all shares, interests, participations or other
       -----
 equivalents (however designated) of corporate stock.


      "Subscription Agreement"  shall mean the Subscription Agreement described
       ----------------------
 in Schedule 1.1(T), as the same may be amended, supplemented or otherwise modified.

      "Subsidiary" shall mean any corporation, association, partnership, joint
       ----------
 venture or other business entity of which the Borrower and/or any Subsidiary of the

 Borrower, directly or indirectly, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether or not a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.


      "Taxes" shall have the meaning assigned to such term in Section 6.2.
       -----

      "TCI" shall mean Tele-Communications, Inc., a Delaware corporation.
       ---

      "TCIC" shall mean TCI Communications, Inc., a Delaware corporation.
       ----

      "TCI Cosign Date" shall mean the business day immediately succeeding the
       ---------------
 Transaction Effective Date.

      "TCI Holdings" shall mean TCI Holdings, Inc., a Colorado corporation.
       ------------


      "TCIC Subscription" shall mean the purchase by TCIC from the Borrower on
       -----------------
 the Transaction Effective Date of 100 shares of the Class B common Stock of the Borrower for a purchase price of $350 million pursuant to the Subscription Agreement.

      "TCI Pacific" shall mean TCI Pacific, Inc., a Delaware corporation.
       -----------


      "TCI Series A Group Stock"  shall mean the Series A TCI Group Common
       ------------------------
 Stock, $1.00 par value per share, of TCI.

      "Termination Event" shall mean (a) a Reportable Event, (b) the institution
       -----------------
 of proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (c) the appointment by the PBGC of a trustee to administer any Single Employer Plan, or (d) the existence of any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Plan.


      "Transaction" shall mean the Conveyance of Assets, the Assumption of
       -----------
 Liabilities, the Loans, the Exchange Offer, the sale of the Shares and all other transactions contemplated by the Transaction Documents (as each such term is used in the Parents Agreement).


      "Transaction Cable Systems" shall mean the Bay Area System, the Dayton
       -------------------------
 System, the Nashville System, the Northern California System, the Puget Sound System and the Salem System, as each such term is used in the Implementation Agreement.


      "Transaction Documents" shall mean the documents listed on Schedule
       ---------------------
 1.1(T), in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 11.16 of Facility A.

      "Transaction Effective Date" shall mean the date on which the Transaction
       --------------------------
 shall have been consummated in accordance with the Transaction Documents.


      "Unrestricted Subsidiary" shall mean any Subsidiary that is not designated
       -----------------------
 as a Restricted Subsidiary.

      "Unrestricted Subsidiary Equity" shall mean any capital Stock of, or
       ------------------------------
 limited partnership or debt interest in, an Unrestricted Subsidiary or a Person that is not the Borrower or a Subsidiary.


      "Untransferred Non-Cable Assets" shall mean Untransferable Assets as such
       ------------------------------
 term is defined in the Implementation Agreement.


      "VI" shall mean Viacom Inc., a Delaware corporation.
       --


      "VI Indemnity Agreement" shall have the meaning assigned to such term in
       ----------------------
 Facility A.


      "Zero-Rated Jurisdiction" shall mean any of the following countries each
       -----------------------
 of which has a treaty with the United States which, in general, as of the Execution Closing Date, fully eliminates United States withholding tax on interest, subject to compliance with treaty conditions: Austria, Denmark, Finland, France, Federal Republic of Germany, Greece, Hungary, Iceland, Ireland, Luxembourg, Netherlands, Norway, Poland, Sweden and the United Kingdom.

      All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements referred to herein and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices, except as otherwise specified herein.

      Unless otherwise specified, all references to times of day shall be to New York City, New York time.

      Each definition of an agreement or instrument in this Article 1 shall include such agreement as amended from time to time in accordance with this Agreement.


 ARTICLE 2.     LOANS; COMMITMENT AMOUNTS.
                -------------------------

      2.1.  Loans; Commitment Amounts.
            -------------------------

           (a) Subject to the terms and conditions of this Agreement, each Bank severally agrees to make a loan through its Applicable Lending Office to the Borrower on the Funding Date (each a "Loan" and collectively the "Loans") in
                                       ----                        -----
 accordance with the provisions of this Agreement. The principal amount of each Bank's Loan shall be an amount equal to the product of (a) such Bank's Commitment Percentage (expressed as a fraction) and (b) the total amount of the Loans requested; provided that in no event shall any Bank be obligated to make a

 Loan in an amount greater than such Bank's Commitment. The Loans shall be payable in full on the Maturity Date.

           (b) The amount of each Bank's Commitment and the Commitment Percentage of each Bank shall be as set forth on Schedule 2.1 hereto.

           (c) Neither the Administrative Agent nor any Bank shall be responsible for the obligations or Commitment of any other Bank hereunder, nor will the failure of any Bank to comply with the terms of this Agreement relieve any other Bank or the Borrower of their obligations under this Agreement and the other Loan Documents.

           (d) The Commitment of each Bank and the Aggregate Commitments shall terminate on the Commitment Expiration Date for the Commitments.


 ARTICLE 3.  INTEREST RATES ON LOANS.
             -----------------------

      3.1.  Interest Rate.
            -------------


           Interest on the Loans shall be determined on the basis of interest rate options selected by the Borrower from between the LIBOR Rate Option and the Base Rate Option, it being understood that, subject to the provisions of this Agreement, the Borrower may select different options to apply simultaneously to different Loans or portions thereof, provided, however, that the Borrower may not select the LIBOR Rate Option if a Default has occurred and is continuing. The Loans shall bear interest (a) on the unpaid principal amount of each Loan subject to a Base Rate Option at a rate per annum equal to the Base Rate plus the Applicable Margin until the earlier of the occurrence of an Event of Default under Section 10.1(a) or 10.1(b) or the Maturity Date, (b) on the unpaid principal amount of each Loan subject to a LIBOR Rate Option at a rate per annum equal to the applicable LIBOR Rate for the applicable Interest Period plus the Applicable Margin from and including the first day of each Interest Period to but excluding the last day of each such Interest Period relating thereto until the earlier of the occurrence of an Event of Default under Section 10.1(a) or 10.1(b) or the Maturity Date, and (c) from and after the earlier of any Event of Default under Section 10.1(a) or 10.1(b) or the Maturity Date, in accordance with Sections 3.2 or 5.2(b), as the case may be.


      3.2.  Interest Rate After Maturity.
            ----------------------------


           From and after the Maturity Date, each Loan shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest on such Loan prior to its Maturity), payable on demand, on the unpaid principal amount thereof at the Base Rate plus the Applicable Margin plus 2% per annum until paid, whether before or after entry of any judgment thereon.

 ARTICLE 4.  LOAN PROCEDURES, NOTES AND PAYMENT OF INTEREST.
             ----------------------------------------------


      4.1.  Borrowing Request.
            -----------------

           The Borrower agrees to request the making of Loans hereunder (except as provided in Section 5.3(b) for continuations or conversions) by delivery to the Administrative Agent of a notice substantially in the form of Exhibit A hereto (a "Borrowing Request"), which may be by telecopy or by telephone, in
            -----------------
 each case promptly confirmed in writing, and which shall be irrevocable. Any failure by the Borrower to confirm any borrowing request given by telephone or telecopy shall not invalidate any request so given. Such Borrowing Request shall be delivered to the Administrative Agent no later than (a) 12:00 noon at least three Business Days prior to the Funding Date in the case of Loans subject to a LIBOR Rate Option or (b) on the Funding Date in the case of Loans subject to a Base Rate Option. Such Borrowing Request shall specify (i) the aggregate amount of Loans to be borrowed, (ii) the date on which the requested Loans are to be made, (iii) the amount of Loans requested to be subject to a Base Rate Option, and (iv) the amount of Loans requested to be subject to a LIBOR Rate Option and the Interest Period therefor. The Administrative Agent shall notify each Bank (by telecopy or by telephone promptly confirmed by telecopy) of the receipt by it of the Borrowing Request (x) promptly on the date of receipt with respect to a request for Base Rate Loans, and (y) prior to 5:00 p.m. on the third Business Day preceding the Funding Date with respect to a request for LIBOR Rate Loans. Subject to the terms and conditions hereof, each Bank shall make immediately available funds available to the Administrative Agent not later than 1:00 p.m. on the Funding Date in an amount equal to the product of (x) its Commitment Percentage (expressed as a fraction), and (y) the principal amount of the Loans requested.


      4.2.  Disbursement of Proceeds.
            ------------------------


           (a) The Administrative Agent shall disburse the proceeds of the Loans at its office designated in Section 12.1 prior to 3:00 p.m. on the Funding Date, by directly depositing the funds received from each Bank into a collateral account (the "Cash Collateral Account") established and maintained
                          -----------------------
 at the Administrative Agent's offices at One Wall Street, New York, New York, or at such other offices in the City of New York as it shall designate from time to time, under the sole dominion and control of the Administrative Agent for the benefit of the Banks, designated as follows: The Bank of New York - [__________], Account No. [____________], and the Borrower hereby irrevocably directs the Administrative Agent to deposit such funds into the Cash Collateral Account on such date unless the Administrative Agent shall determine that any condition precedent set forth in Sections 4.1, 5.3 or 8.1, as applicable, has not been fulfilled. The Administrative Agent shall not be required to disburse the proceeds of any Loans until the Administrative Agent has received each Bank's pro rata share of such Loans in immediately available funds.


           (b) Unless the Administrative Agent shall have received prior notice from a Bank (which notice shall be given promptly by telephone or telecopy, in each case to be promptly confirmed in writing, provided that the failure to so confirm in writing shall not invalidate any notice so given) that such Bank will not make available to the Administrative Agent such Bank's Commitment Percentage of the Loans requested by the Borrower, and provided that the Administrative Agent shall have given such Bank timely notice of the Borrowing Request in accordance with Section 4.1, the Administrative Agent may assume that such Bank has made its applicable percentage available to the Administrative Agent on the Funding Date and the Administrative Agent in reliance upon such assumption, may (but shall not be obligated to) make available to the Borrower on the Funding Date an amount corresponding to such Bank's applicable percentage of the Loans made on such date. If and to the extent such Bank shall not have so made such applicable percentage available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon,
 (i) for each day from the date such amount is made available to the Borrower until the earlier to occur of the date such amount is repaid to the Administrative Agent or the second Business Day following the date such amount was at a rate per annum equal to the Federal Funds Effective Rate for such day and (ii) for each day thereafter until the date such amount is repaid to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate plus 1% for such day, and such Bank agrees to repay to the Administrative Agent forthwith on demand such out of pocket administrative and investigative expenses incurred by the Administrative Agent in connection with the Administrative Agent's reasonable efforts to obtain such payments. If such Bank shall repay to the Administrative Agent such corresponding amount, together with accrued interest, such amount so repaid shall constitute such Bank's Loan for purposes of this Agreement. In the event that, at any time when the conditions to borrowing have been satisfied pursuant to Section 8.1, a Bank for any reason fails or refuses to fund a Loan which it is obligated to fund hereunder, and such failure or refusal shall have continued for five Business Days, such non-funding Bank shall not be entitled (1) to vote regarding any issue (other than an issue which requires the consent or approval of all of the Banks) on which voting is required or advisable under this Agreement or any other Loan Document, (2) to receive any payment of principal or interest from the Borrower in respect of the Loan which such non-funding Bank failed or refused to fund, or (3) to receive any Commitment Fees which have accrued after the date such non-funding Bank failed or refused to fund until such time as (A) such non-funding Bank has funded such Loan or (B) all of the other Banks who funded their respective Loans have received their pro rata shares of all principal and interest payable by the Borrower in respect of the Loan which such non-funding Bank failed or refused to fund.


      4.3.  Notes.
            -----


           (a) The obligation of the Borrower to repay the Loans shall be evidenced by (i) notes in the form of Exhibit B, signed by the Borrower (as indorsed or modified from time to time, including all replacements thereof and substitutions therefor, each a "Note" and collectively, the "Notes"), in each
                                 ----                         -----
 case, with appropriate insertions therein, dated the Funding Date, one (or more if requested by a Bank) payable to the order of each Bank in the aggregate principal amount of the Commitment of such Bank. Each Bank is hereby irrevocably authorized by the Borrower to enter on the schedule attached to its Note the principal amount and interest rate or rates of the Loan made by it, each payment thereon, and the other information provided for on such schedule; provided, however, that the failure to make any such entry with respect to a Loan shall not limit or otherwise affect the obligation of the Borrower to repay the same and, in all events, the principal amount owing by the Borrower in respect of each Bank's Note shall be the amount of the Loan made by such Bank less all payments of principal thereon made by the Borrower. Each Bank may attach one or more continuations to such schedule as and when required. The aggregate unpaid principal balance of and the interest rates applicable to the Loan set forth in the schedule attached to each Note shall be presumptive evidence of the principal amount owing and unpaid thereon and the interest rates applicable thereto, absent manifest error. Any amounts outstanding under the Notes shall become due and payable on the Maturity Date.

           (b) Upon surrender of any Note to the Borrower by reason of the assignment by any Bank of its Note, Loan or Commitment or portion thereof in accordance with the provisions of Section 12.8, the Borrower shall, at the cost of such Bank, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount in the name of the designated holder or holders of such Note, Loan or Commitment or portions thereof. Upon receipt of written notice from any holder or other evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note held by such holder and, in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity agreement, or in the case of any such mutilation, upon surrender and cancellation of any such Note, the Borrower shall, at the cost of such holder, make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Any such new Note or Notes shall thereafter be considered a Note or Notes under this Agreement. Any such new Note or Notes shall carry the rights to accrued and unpaid interest which were carried by the Note or Notes so exchanged so that neither gain nor loss of interest shall result from any such exchange.


      4.4.  Limitation on Interest Rate Options and Maximum Interest Rate.
            -------------------------------------------------------------


           (a) If, on or prior to the determination of an interest rate for any LIBOR Rate Loan for any Interest Period, (i) the Administrative Agent determines that for any reason appropriate quotations are not available to it for purposes of determining the LIBOR Rate or (ii) the Majority Banks in good faith notify the Administrative Agent that the LIBOR Rate applicable to such Loans for such Interest Period would not adequately and fairly reflect the cost to such Banks of making, maintaining or converting that portion of the outstanding principal balance of their Loans proposed to be subject to a LIBOR Rate Option for such Interest Period, the Administrative Agent shall promptly give notice thereof to the Borrower and the Banks, and the Banks' obligation to make, maintain or convert such LIBOR Rate Loans shall be suspended until such time as such circumstance shall no longer exist and the applicable requests by the Borrower shall be deemed requests for Base Rate Loans from the Banks unless the Borrower specifically requests another interest rate option which remains available to the Borrower pursuant to the terms hereof.

           (b) If the provisions of this Agreement or any Note would at any time require payment by the Borrower to the Administrative Agent on behalf of any Bank of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to the Administrative Agent on behalf of such Bank shall be reduced to the extent necessary so that such Bank shall not receive interest in excess of such maximum amount. If, as a result of the foregoing such Bank shall receive interest payments under this Agreement or its Note in an amount less than the amount otherwise provided therein, such deficit (hereinafter called the "Interest Deficit") will, to the
                                                ----------------
 fullest extent permitted by applicable law, cumulate and be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Administrative Agent on behalf of such Bank under this Agreement or its Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing such Bank to receive interest in excess of the maximum amount then permitted by the law applicable to the Loan, provided that at no time shall the aggregate amount by which interest paid by the Borrower has been increased pursuant to this sentence exceed the aggregate amount by which interest paid by the Borrower has theretofore been reduced pursuant to this Section 4.4(b).


      4.5.  Interest Payment Periods.
            ------------------------


           (a) Interest on the unpaid principal amount of each Base Rate Loan and LIBOR Rate Loan shall be payable on the earlier to occur of the Transaction Effective Date or Maturity.

           (b) Interest on the unpaid principal amount of any Loan after such Loan is due and payable shall be due and payable on demand.

           (c) The Administrative Agent shall promptly notify the Borrower and each Bank of the amount and the effective date of each adjustment in the interest rate or rates applicable to the Loans, other than in respect of Base Rate Loans, provided that no failure or delay in giving any such notice shall affect or delay the making of any such adjustments or the obligations of the Borrower to pay in a timely manner the interest due on such Loans.


      4.6.  Funding.
            -------


           Each Bank may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Bank) to make or maintain such LIBOR Rate Loan; provided, however, that such LIBOR Rate Loan shall nonetheless be deemed to have been made and to be held by such Bank, and the obligation of the Borrower to repay such LIBOR Rate Loan shall nevertheless be to such Bank, for the account of such foreign branch, affiliate or international banking facility. Without limiting the responsibility of the Banks to mitigate or eliminate the increased cost to such Bank of making, funding or maintaining the Loan made by it in accordance with
 Section 7.3 hereof, the Borrower hereby consents and agrees that, for purposes of any determination to be made under Section 7.1, 7.2 or 7.4, it shall be conclusively assumed that each Bank elected to fund all LIBOR Rate Loans by purchasing Dollar deposits in its Applicable Lending Office in the London Interbank Market.


 ARTICLE 5.  PAYMENT, CONTINUATION OR CONVERSION, AND PREPAYMENT OF LOANS.
             ------------------------------------------------------------

      5.1.  Payments.
            --------

           Each payment with respect to Loans, including each prepayment of principal and interest on the Loans, and each payment of the Commitment Fee shall be accompanied by a notice substantially in the form of Exhibit A (a "Payment
                                                                    -------
 Notice"), and shall be made by the Borrower to the Administrative
 ------
 Agent at its office designated pursuant to Section 12.1, in funds immediately available by 1:00 p.m., on the due date for such payment and shall be remitted promptly by the Administrative Agent to the applicable Banks in funds immediately available at their respective Applicable Lending Offices (a) pro rata according to the average daily amount of such Bank's Available Commitment, in the case of the Commitment Fee, and (b) pro rata according to the aggregate outstanding principal balance of the Loans, in the case of principal and interest due thereon. The failure of the Borrower to make any such payment by such time shall not constitute a Default hereunder, provided that such payment is received by the Administrative Agent in immediately available funds by 4:00 p.m. on such due date, but any such payment made after 1:00 p.m. on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans, unless the Administrative Agent, in fact, was able to remit to each Bank its pro rata share of such payment by 4:00 p.m. on such due date. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of LIBOR Interest Period) shall be extended to the next Business Day and interest shall be payable at the applicable rate specified herein during such extension. If any payment is made with respect to any portion of the unpaid principal balance of any LIBOR Rate Loan prior to the last Business Day of the applicable Interest Period, the Borrower shall indemnify each Bank against any loss or expense suffered by such Bank as a result of such payment in accordance with
 Section 7.4. The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the other Loan Documents without setoff or counterclaim or any deduction whatsoever, except for Taxes to the extent a Bank fails to comply with the provisions of Sections 6.2(b) and 6.3.


      5.2.  Late Payments.
            -------------


           (a) Any payment of principal on any Note not paid on the date when due and payable shall bear interest, to the extent permitted by law, at the Base Rate, plus the Applicable Margin for Base Rate Loans plus 2% per annum from the due date thereof until the date such payment is made. Any payment of interest on any Note or any payment of any Commitment Fee or other fee or payment payable by the Borrower hereunder and not paid within five days of the date when due and payable shall bear interest, to the extent permitted by law, at the Base Rate plus the Applicable Margin for Base Rate Loans for five days and thereafter at the Base Rate plus the Applicable Margin plus 2% per annum until the date such payment is made.


           (b) Upon the occurrence of an Event of Default under Section 10.1(a) or (b), each Note shall bear interest, payable on demand, on the unpaid principal amount thereof at the Base Rate, plus the Applicable Margin for Base Rate Loans, plus 2% per annum until paid, whether before or after entry of any judgment thereon.

      5.3.  Continuation or Conversion.
            --------------------------


           (a) Subject to the terms and conditions of Section 7.2, the Borrower may, at the conclusion of any Interest Period for any LIBOR Rate Loans and at any time for any Base Rate Loans, and upon notice to the Administrative Agent substantially in the form of Exhibit A (a "Continuation Notice"), elect to
                                            -------------------
 continue or to convert any Loans (or portion thereof) into LIBOR Rate Loans with an Interest Period of equivalent or different length or to Base Rate Loans, as the case may be (in a minimum amount of $5,000,000 or $1,000,000 integral multiples in excess thereof in the case of a conversion of any Loans into a LIBOR Rate Loan); provided, however, that no Loan may be converted to, or continued after the expiration of its Interest Period as a LIBOR Rate Loan if a Default has occurred and is continuing. The Borrower shall make the elections provided for in this Section 5.3(a) by giving notice, which notice shall be irrevocable, by telephone or telecopy, in each case promptly confirmed in writing to the Administrative Agent by 1:00 p.m. at least three Business Days prior to the commencement of the new Interest Period specified in such notice with respect to the continuance of any Loans as LIBOR Rate Loans or the conversion of any Loans to LIBOR Rate Loans. The Administrative Agent shall give notice to the applicable Banks (by telecopy or by telephone promptly confirmed by telecopy) promptly on the day it receives any Continuation Notice (or if received by the Administrative Agent after 1:00 p.m., not later than the Business Day after which it receives such notice) and, subject to the terms hereof, the Loans to be continued or converted shall be (i) extended for a new LIBOR Interest Period beginning on the last day of the previous Interest Period or (ii) converted to Base Rate Loans or LIBOR Rate Loans, all as specified in the Continuation Notice. Any such continued or converted Loans may, in accordance with the provisions hereof, be continued or converted into additional Interest Periods. Failure to confirm (in writing) any notice given by telephone or telecopy under this Section shall not invalidate any notice so given.

           (b) If the Borrower does not give notice by 1:00 p.m. to the Administrative Agent at least three Business Days prior to the expiration of an Interest Period for LIBOR Rate Loans as provided in Section 5.3(a), then the principal amount of such Loans shall automatically be converted into Base Rate Loans upon expiration of the applicable Interest Period.


      5.4.  Prepayments.
            -----------


           (a) Voluntary.  Upon at least two Business Days', in the case of
               ---------
 LIBOR Loans, irrevocable prior notice to the Administrative Agent (or in the case of Base Rate Loans such notice shall have been given no later than 12:00 noon on the date of proposed prepayment) pursuant to a Payment Notice specifying the amount and the date of prepayment, and which portion, if any, of the Loans to be prepaid are LIBOR Rate Loans, the Borrower shall have the right to prepay the Loans in whole at any time or in part from time to time (pro rata to each Bank based on the proportion of its outstanding Loan to the aggregate amount of Loans outstanding for all Banks) in aggregate principal amounts equal to at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, together with accrued interest on the amount being prepaid to the date of such prepayment.

           (b) General.  Prepayments hereunder shall be without premium or
               -------
 penalty, provided however that with respect to the prepayment of Loans subject to a LIBOR Rate Option, the Borrower shall compensate each Bank for its funding costs, if any, at the time of any such prepayment in accordance with the terms of Section 7.4. The Administrative Agent shall promptly notify each Bank (by telecopy or by telephone confirmed by telecopy) of the contents of each notice of prepayment. Failure to confirm any notice given by telephone under this Section by telecopy shall not invalidate any notice so given.

      5.5.  Application of Payments.
            -----------------------

           All payments to the Administrative Agent or the Banks under this Agreement or the Notes (other than payments pursuant to Section 7.1, 7.2, 7.4, or 12.13, which payments shall be applied as set forth in those respective Sections) will be applied in the following order of priority: (a) to the Commitment Fee then due and payable, (b) to any other amounts then due and payable under this Agreement not otherwise listed in this Section 5.5, (c) to the accrued interest then due and payable on the principal amount of the Loans,
 (d) to the principal amount of the Loans then due and payable and (e) to the prepayment of the Loans in accordance with the terms of this Agreement; provided, however, that payments shall be applied in accordance with Section
 10.2 under the circumstances described therein.

      5.6.  Sharing of Payments.
            -------------------


           Except where a provision of this Agreement provides or contemplates non-pro rata treatment, if any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its pro rata share of payments on account of the Loans received by the other Banks, then such Bank shall forthwith purchase for cash, without recourse, from the other Banks having Loans, such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and each such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery, together with an amount equal to such Bank's pro rata share (according to the proportion of (a) the amount of such Bank's required repayment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 5.6 may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.


 ARTICLE 6.  FEES AND TAXES.
             --------------

      6.1.  Commitment Fee.
            --------------


           (a) The Borrower agrees to pay to the Administrative Agent for the account of each Bank, a fee (the "Commitment Fee") for the period from the
                                   --------------
 Execution Closing Date to but excluding the Funding Date, equal to .375 of 1% per annum on the sum of the average daily Available Commitment of such Bank. The Commitment Fee shall be computed on the basis of a 365/366 day year for the actual number of days elapsed and shall be payable on the earlier of Maturity or the date such Bank's Commitment is fully terminated.


           (b) If any payment of the Commitment Fee shall be due and payable on a day which is not a Business Day, the due date thereof shall be extended to the next Business Day but such extension shall not affect the amount due as of such payment date.

      6.2.  Taxes and Duties; Counterclaims.
            -------------------------------


           (a) So long as a Bank has complied with Sections 6.2(b) and 6.3, all payments in respect of this Agreement, the Loans or the Notes shall be made by the Borrower to such Bank without defense, setoff or counterclaim for Taxes (as defined below) and free and clear of all present and future taxes, levies, imposts, fees, duties and withholdings or other deductions whatsoever (other than a tax based upon the net income of any Bank) (collectively, "Taxes"). So
                                                                   -----
 long as a Bank has complied with Sections 6.2(b) and 6.3, if any such Tax becomes payable in respect of this Agreement or any Loan or Note, or any amendment, modification or supplement hereof or thereof, the Borrower agrees to pay the same together with any interest or penalties thereon plus an amount which, after provision for such Tax, is necessary to yield and remit to such Bank payments at the applicable rate set forth herein, and agrees to hold the Administrative Agent and the Bank harmless with respect thereto. To the extent the Borrower is obligated hereunder, the Borrower shall provide evidence that such Taxes of any nature whatsoever in respect of this Agreement, any Loan, or any Note shall have been paid to the appropriate taxing authorities by delivery to the Bank on whose account such payment was made of the official tax receipts or notarized copies of such receipts within 30 days after payment of any such Tax. If the Borrower fails to make any such payments when due, the Borrower shall indemnify the Banks and the Administrative Agent for any incremental Taxes, interest or penalties that may become payable by any Bank or the Administrative Agent as a result of any such failure.

           (b) In order to avoid United States withholding tax costs as in effect on the Execution Closing Date, each Bank extending credit to the Borrower hereunder shall book and maintain its Loan through:


           (i) any entity that is incorporated in the United States and that completes the appropriate Form W9; or


           (ii) the branch or agency of an entity incorporated outside the United States that completes and delivers to the Borrower in duplicate and to the Administrative Agent a currently effective Form 4224 (or any successor form) certifying that as of the Execution Closing Date such entity is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes; or

           (iii) an entity that is resident in a Zero-Rated Jurisdiction for United States withholding tax purposes and that completes and delivers to the Borrower and the Administrative Agent a currently effective Form 1001 (or any successor form) certifying that as of the Execution Closing Date such entity is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.


      6.3.  Tax Forms.
            ---------


           On or prior to the Execution Closing Date, upon the request of the Administrative Agent and from time to time thereafter if requested by the Borrower or the Administrative Agent, and to the extent possible under the tax laws and treaties then in effect, each Bank shall provide to the Administrative Agent and the Borrower executed forms prescribed by the IRS certifying as to such Bank's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder as specified in Section 6.2(b), such forms, in the case of those delivered on or prior to the Execution Closing Date, to be for the 1995 calendar year.


 ARTICLE 7.  COST PROTECTION.
             ---------------

      7.1.  Change in Circumstances; Reserve Costs.
            --------------------------------------

           In the event that any present or future applicable law, rule or regulation, or any change therein or in the interpretation or administration thereof, including any request, guideline, directive or policy (whether or not having the force of law) by any Governmental Body charged with the administration or interpretation thereof, or compliance by any Bank with any request, guideline, directive or policy of any such Governmental Body:


           (a) subjects any Bank through its Applicable Lending Office to any tax, duty or other charge (including the imposition of any withholding tax so long as such Bank has complied with Sections 6.2(b) and 6.3) with respect to its Loan or any part of its Commitment (other than any tax on or measured by the overall net income of such Bank); or

           (b) changes the basis of taxation of payments to any Bank through its Applicable Lending Office of principal of, or interest on, any Loan made by such Bank with respect to its Commitment or of other amounts payable hereunder, or any combination of the foregoing (other than any tax on or measured by the overall net income of such Bank); or


           (c) imposes, modifies or deems applicable any reserve, capital adequacy, deposit or similar requirement against any assets held by, deposits with or for the account of, or loans or commitments by, or any acquisition of funds by or for the account of an office of any Bank or its holding company in connection with any Loan, including, without limitation, Statutory Reserves; or


           (d) imposes upon any Bank any other condition with respect to any Loan, any part of such Bank's Commitment, or this Agreement;

 and the result of any of the foregoing (taking such Bank's policies into account) is to (x) increase the cost to such Bank of making, funding or maintaining its Loan or any part of its Commitment hereunder or (y) reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Bank or (z) require such Bank or its holding company to deposit any reserve, increase its capital or make any payment on or calculated by reference to the Loan made or sum received by it, or any part of its Commitment, in each case by an amount which such Bank in its sole judgment reasonably deems material after conducting the review required by Section 7.3 hereof:

           (i) such Bank shall promptly notify the Borrower and the Administrative Agent of the happening of such event;

           (ii) such Bank shall promptly, and in any case within 90 days of the date when it becomes aware of the happening of such an event, deliver to the Borrower and the Administrative Agent a certificate, executed by an authorized officer of such Bank and delivered by a relationship officer thereof, stating the change which has occurred or the reserve requirements or other conditions which have been imposed or the request, direction or requirement with which such Bank has complied or will comply, together with the date thereof, the amount of such increased costs, reduction or payment, the way in which such amount has been calculated, and shall certify that this is the Bank's standard method of calculating such amount, that such amount is or will be calculated in a similar way for other borrowers of the Bank under similar circumstances, that such requests are not inconsistent with its treatment of other borrowers which are subject to similar provisions, and that its method of allocating any such costs, reductions or payments is fair and reasonable; and

           (iii) the Borrower shall promptly pay to the Administrative Agent for transfer to such affected Bank such amount or amounts set forth in such certificate as will compensate such Bank for such additional costs, reduction or payment.

      The certificate of the affected Bank as to the additional amounts payable pursuant to this Section 7.1 delivered to the Borrower shall contain in reasonable detail the basis upon which such additional amounts have been calculated and shall be presumed correct absent manifest error. The provisions of this Section 7.1 shall be applicable to the Borrower and the affected Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed. Notwithstanding the foregoing, the Borrower will not be required to reimburse any Bank for any increased costs, reductions or payments under this Section 7.1 arising prior to 90 days preceding the date of request, unless the applicable law or regulation is imposed retroactively. In the case of a law or regulation which is retroactive in effect, such notice shall be provided to the Borrower not later than 90 days from the date that such Bank reasonably should have learned of such law or regulation, and the Borrower's obligation to compensate such Bank for such increased cost or reduction is contingent upon the provision of such timely notice (but any failure by such Bank to provide such timely notice shall not affect the Borrower's reimbursement obligations with respect to (a) costs or reduction incurred from the date as of which the law or regulation became effective to the date that is 90 days after such Bank reasonably should have learned of such law or regulation and (b) costs or reduction incurred following the provision of such notice). No failure on the part of any Bank to demand compensation under this Section 7.1 shall constitute a waiver of its right to demand such compensation on any other occasion in connection with any other similar or dissimilar event. If the affected Bank shall subsequently recoup costs for which such Bank has theretofore been compensated by the Borrower, such Bank shall remit to the Borrower the amount of the recoupment.


      7.2.  Change in Legality.
            ------------------

           Notwithstanding anything to the contrary contained in this Agreement, if any change in any present or future applicable law, rule or regulation or in the interpretation or administration thereof by any Governmental Body charged with the administration thereof, or compliance with any request, guideline, policy or directive (whether or not having the force of law) of any such Governmental Body, shall make it unlawful or impracticable in the sole judgment of any Bank (an "Affected Bank")
                                                                 -------------
 for such Bank to make, fund or maintain its Loan, or any part of its Commitment hereunder, and such Bank determines that it is not reasonably possible to take steps to avoid such illegality or impracticability without adverse cost or consequences to such Bank, then by notice to the Borrower and the Administrative Agent upon the request of such Bank, the Administrative Agent shall (a) if such event occurs prior to the making of the Loans, declare such Bank's Commitment terminated and it shall thereby be terminated and the Banks' Commitment Fee thereafter payable shall be proportionately reduced or (b) if such event occurs after the making of the Loans (i) request the Affected Bank to use reasonable efforts (which efforts shall be undertaken) to transfer its Loan to another of its branches or agencies (or to another Bank or major international bank acceptable to the Borrower, notwithstanding the restrictions on transfer set forth in Section 12.8 hereof) in order to remove any illegality provided and to the extent such transfer is not inconsistent with such Affected Bank's internal policies of general application and only if, as determined by such Affected Bank in its sole discretion, the transfer of such Loan would not otherwise materially adversely affect such Loan or such Affected Bank, and provided further that if such transfer is inconsistent with such Affected Bank's internal policies or would materially adversely affect such Loan or such Affected Bank, such Affected Bank shall deliver a certificate, executed by an authorized officer thereof and delivered by a relationship officer, stating the nature of such internal policy and that such policy has been applied consistently to similarly situated borrowers and loans, or that such transfer would materially adversely affect such Loan or such Affected Bank, as the case may be, and (ii) request the Borrower to make a good faith effort (which effort shall be undertaken) to refinance the Affected Bank's Commitment in order to remove any illegality; provided, however, that if the efforts requested to be made by the Affected Bank and the Borrower in clause (i) and clause (ii) above are not successful within a reasonable period of time, the Borrower shall pay in full the then outstanding principal amount of such Bank's Loan together with accrued interest thereon either (x) on the last day of the then current Interest Period if such Loan is subject to a LIBOR Rate Option and if such Bank may lawfully continue to fund and maintain such Loan to such day or (y) immediately if such Bank may not lawfully continue to fund and maintain such Loan to such day, in each case together with any amounts necessary to reimburse such Bank for any loss incurred as a result thereof pursuant to Section 7.4. If any Bank shall claim that the funding or maintenance of any Loan or any part of its Commitment hereunder has become unlawful, such Bank shall deliver to the Administrative Agent and the Borrower a letter from legal counsel to such Bank, which may be in-house counsel to such Bank, describing the legal basis for the determination of such illegality.


      7.3.  Responsibility of Affected Bank.
            -------------------------------


           Upon the occurrence of any change in circumstances pursuant to
 Section 7.1 or 7.2 and subject to the provisions of such Sections, the Bank affected by such change shall use its reasonable efforts to conduct a review of alternative reasonable courses of action which may mitigate or eliminate the increased cost to the Bank of making, funding or maintaining the Loan made by it and its obligations in respect of its Commitment hereunder and shall engage in any such alternative course of action which is considered reasonable under the circumstances as they shall exist at such time; provided that such alternative course of action will not result in any increased costs or reduction of the amount of any payment receivable hereunder by such Bank or cause such

 Bank, in its good faith judgment, to violate one or more of its policies in order to avoid such increased cost or reduction.

      7.4.  Cost of Funds.
            -------------


           Notwithstanding anything contained in this Agreement to the contrary, if: (a) the Borrower shall fail to borrow a Loan subject to a LIBOR Rate Option on the First Funding Date after the Borrower shall have given notice to do so (unless such failure is due to the notification to the Borrower by the Administrative Agent pursuant to Section 4.4(a)(ii)), (b) the Borrower shall fail to continue or convert on the day requested for a continuation of or conversion to a LIBOR Rate Loan after it shall have given a Continuation Notice (unless such failure is due to the notification to the Borrower by the Administrative Agent pursuant to Section 4.4(a)(ii)), (c) the Borrower shall fail to make any prepayment after having given notice thereof pursuant to
 Section 5.4, (d) a notice shall be given to the Borrower pursuant to Section
 7.2 prior to the last day of the Interest Period applicable to any LIBOR Rate Loan or (e) any repayment or prepayment of the principal amount of any LIBOR Rate Loan is made for any reason (including, without limitation, as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Bank against, and to pay directly to such Bank promptly upon receipt of a request therefor, the amount of any reasonable loss or expense (other than attorneys' fees unless an Event of Default then exists) suffered by such Bank as a result of such failure to borrow, continue or convert, termination or repayment, including without limitation, an amount equal to:


                                D
                               ---
                  A x (B-C) x  360

 where:

           "A" equals such Bank's pro rata share of the Affected Principal
 Amount;


           "B" equals, as applicable, the LIBOR Rate (expressed as a decimal) applicable to such LIBOR Rate Loan;

           "C" equals, as applicable, the LIBID Rate applicable to such Loan or portion thereof (expressed as a decimal) in effect on or about the date of such failure to borrow, continue or convert, termination, prepayment or repayment, based on the applicable rates bid on or about such date, for deposits in an amount equal approximately to such Bank's pro rata share of the Affected Principal Amount with an Interest Period equal approximately to the period commencing on the first day of the Remaining Interest Period and ending on the last day of such Remaining Interest Period or ending on the last day of the applicable Interest Period, as the case may be, as determined by such Bank (which for purposes of this calculation shall not exceed "B");


           "D" equals the number of days from and including the first day of the Remaining Interest Period to but excluding the last day of such Remaining Interest Period or the last day of the applicable Interest Period, as the case may be;

 and any other reasonable out-of-pocket loss or expense (including any reasonable internal processing charge customarily charged by such Bank) suffered by such Bank in liquidating or employing deposits prior to maturity in amounts which correspond to such Bank's pro rata share of such proposed Loan or repayment. Each Bank shall provide to the Borrower a statement, accompanied where applicable by any supporting documentation illustrating the computation described above and explaining the amount of any such loss or expense, which statements shall be presumed correct absent manifest error with respect to the parties hereto.


 ARTICLE 8.  CONDITIONS OF LENDING AND RELEASE.
             ---------------------------------

      8.1.  Conditions Precedent to First Funding
            -------------------------------------


      The obligations of the Banks to make the Loans on the Funding Date shall be subject to the satisfaction of the following conditions precedent (each in form and substance satisfactory to the Administrative Agent) on or prior to the Funding Date:

           (a) The Administrative Agent shall have received the Notes, in each case dated as of the Funding Date, duly executed by the duly authorized officer or officers of the Borrower;

           (b) The Administrative Agent shall have received the Security Agreement, duly executed by the duly authorized officer or officers of the Borrower, together with such UCC-1 financing statements and other documents as the Administrative Agent shall reasonably request in order to perfect the security interest granted thereunder;

           (c) The Administrative Agent shall have received a Borrowing Request, duly executed by the duly authorized officer or officers of the Borrower;


           (d) The Administrative Agent shall have received the VI Indemnity Agreement, duly executed by the duly authorized officer of officers of VI;


           (e) The Administrative Agent shall have received certified copies, each dated as of a recent date, of (i) the certificate of incorporation, together with all amendments thereto (including the amended and restated certificate of incorporation specifying the terms and conditions of the Parent Preferred Stock in the form of Exhibit I), of the Borrower, certified by the Secretary of State of Delaware and a certificate as to the good standing of the Borrower from such Secretary of State, (ii) certificates of the Secretary of State or other appropriate official of each state in which the Borrower conducts business or owns assets certifying that the Borrower is in good standing as a foreign corporation in such state, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and
 (iii) all documents evidencing other necessary governmental approvals, if any, with respect to this Agreement, the Notes and the Loan Documents;

           (f) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of the Borrower certifying (i) that attached thereto are true and complete copies of the resolutions, in form and substance satisfactory to the Administrative Agent, adopted by the board of directors of the Borrower, and all other necessary corporate action evidencing approval of the transactions contemplated by this Agreement, the Notes, the Loan Documents and the Transaction, (ii) that attached thereto is a true and complete copy of the bylaws of the Borrower, together with all amendments thereto, as in effect on the date of such certificate, (iii) that the certificate of incorporation of the Borrower has not been amended since the date of the certification thereto furnished pursuant to Section 8.1(e) above and that no dissolution proceedings with respect to the Borrower have been commenced or are contemplated and (iv) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement, the Notes or the Loan Documents;

           (g) The Administrative Agent shall have received a certificate signed by a duly authorized Financial Officer of the Borrower to the effect that, as of the Funding Date, (i) no event has occurred, is continuing, or would result from the incurrence of such Loans which constitutes a Default; (ii) the representations and warranties contained in Article 9 are true and correct as of the Funding Date; and (iii) no Material Adverse Change shall have occurred at any time on or prior to the commencement of the Exchange Offer;

           (h) The Administrative Agent shall have received a certificate from the Borrower attaching a true and complete copy of each of the Transaction Documents and a list and status report of all governmental approvals with respect to the Transaction which have not been obtained;

           (i) The Administrative Agent shall have received a certificate from the Borrower, VI and New VII to the effect that (i) the Transaction Documents are in full force and effect and each of the Borrower, VI and New VII is in compliance in all material respects with all obligations on its part to be performed under the Transaction Documents and to its knowledge TCI and TCIC are in compliance in all material respects with all obligations on their part to be performed under the Transaction Documents, (ii) the Minimum Condition is expected to be satisfied at 12:00 Midnight on the Funding Date, (iii) the Expiration Time is expected to occur, without further condition (other than the satisfaction of the Minimum Condition and the making of the Loans in the aggregate principal amount of $300 million under this Agreement and the deposit of the proceeds thereof in the Cash Collateral Account and the making of the Facility A Loans in the aggregate amount of $1.4 billion under Facility A and the deposit of the proceeds thereof in the Facility A Cash Collateral Account), on the Funding Date, (iv) all conditions to the consummation by the Borrower, VI and New VII of the Transaction set forth in the Transaction Documents have been satisfied (without amendment, modification or waiver, except for amendments expressly contemplated by the Transaction Documents and amendments, modifications or waivers permitted under Section 11.16 of Facility A) except for the matters set forth on Exhibit J to Facility A, and (v) each of the Borrower, VI and New VII is ready, willing and able to satisfy or cause to be satisfied in the manner required by the Transaction Documents all matters set forth on Exhibit J to Facility A on its part to be satisfied and to consummate the Transaction and knows of no reason why it cannot satisfy or cause to be satisfied in the manner required by the Transaction Documents any of such matters on its part to be satisfied or why the Transaction cannot be fully consummated in accordance with the Transaction Documents within 10 Business Days following the Funding Date;

           (j) The Administrative Agent shall have received a certificate from TCI and TCIC to the effect that (i) the Transaction Documents are in full force and effect and each of TCI and TCIC is in compliance in all material respects with all obligations on its part to be performed under the Transaction Documents and to its knowledge the Borrower, VI and New VII are in compliance in all material respects with all obligations on their part to be performed under the Transaction Documents, (ii) all conditions to the consummation by TCI and TCIC of the Transaction set forth in the Transaction Documents have been satisfied (without amendment, modification or waiver, except for amendments expressly contemplated by the Transaction Documents and amendments, modifications or waivers permitted under Section 11.16 of Facility A) except for the matters set forth on Exhibit J to Facility A, and (iii) each of TCI and TCIC is ready, willing and able to satisfy or cause to be satisfied in the manner required by the Transaction Documents all matters set forth on Exhibit J to Facility A on its part to be satisfied and to consummate the Transaction and knows of no reason why it cannot satisfy or cause to be satisfied in the manner required by the Transaction Documents any of such matters on its part to be satisfied or why the Transaction cannot be fully consummated in accordance with the Transaction Documents within 10 Business Days following the Funding Date;

           (k) The IRS Ruling shall have been issued by the IRS, shall not have been amended, modified, repealed, waived or withdrawn and shall not contain any significant conditions, representations or caveats not contained in the request (or any supplement thereto) for such IRS Ruling, and the Administrative Agent shall have received a copy of the IRS Ruling and a certificate from the Borrower to such effect;

           (l) TCIC shall have on the Funding Date and on the Transaction Effective Date either (i) cash on hand or (ii) the availability to borrow, and the ability to satisfy all preconditions to borrow, the necessary funds under committed credit facilities, in each case in an amount equal to the amount necessary to close the TCIC Subscription, and the Administrative Agent shall have received a certificate from TCIC to such effect;

           (m) No actual litigation, order, decree, injunction or other proceeding shall exist which enjoins or seeks to enjoin (i) the consummation of the Transaction, (ii) the Banks from making the Loans or releasing the proceeds of the Loans from the Cash Collateral Account, or (iii) the Facility A Banks from making the Facility A Loans or releasing the proceeds of the Facility A Loans from the Facility A Cash Collateral Account, and the Administrative Agent shall have received a certificate from the Borrower to such effect;


           (n) No Material Adverse Change shall have occurred at any time on or prior to the commencement of the Exchange Offer;


           (o) New VII shall have obtained the release of the Borrower from or the substitution of New VII as obligor under (so that the Borrower will have no obligation under), all of the Borrower's obligations to repay the Old VII Debt (as defined in the Implementation Agreement), or shall have caused the agreement or indenture pursuant to which such debt was issued to be amended or supplemented so that the Borrower will no longer be an obligor (so that the Borrower will have no obligation) thereunder, in each case effective concurrently with the release of all funds from the Cash Collateral Account and the Facility A Cash Collateral Account, and a copy of each such release, amendment or supplement shall have been delivered to the Administrative Agent and shall be in all respects reasonably satisfactory to the Arranging

 Agents (such releases, amendments or supplements, the "Parent Debt Release
                                                        -------------------
 Agreements");
 ----------

           (p) The Administrative Agent shall have received the Parent Cable Carve-Out 12/31/95 Financial Statements, the Parent Cable Special Purpose 12/31/95 Financial Statements, the Parent Cable Carve-Out 3/31/96 Financial Statements, the Parent Cable Special Purpose 3/31/96 Financial Statements, the Parent Cable 5/31/96 Summary of Operations and the Pro-Forma Financial Statements;


           (q) The Administrative Agent shall have received a certificate of a Financial Officer of TCIC with respect to the financial projections delivered by TCIC to the Banks in connection with this Agreement, such certificate to be substantially in the form of Exhibit G hereto;


           (r) The Administrative Agent shall have received a certificate of an authorized officer of the Borrower with respect to environmental matters, such certificate to be substantially in the form of Exhibit H hereto;

           (s) The Administrative Agent shall have received opinions, dated the Funding Date, of Philippe Dauman, general counsel to the Borrower, and Edward
 N. Schor, regulatory counsel to the Borrower, in substantially the form attached hereto as Exhibits E-1 and E-2, and the Borrower hereby instructs each such counsel to prepare and deliver its opinion to the Administrative Agent;

           (t) The Administrative Agent shall have received an opinion of Emmet, Marvin & Martin, LLP special counsel to the Administrative Agent, in substantially the form attached hereto as Exhibit F;

           (u) The representations and warranties contained in Article 9 shall be accurate and complete on and as of the Funding Date;

           (v) Immediately before and after giving effect to the Loans on the Funding Date, no Default shall exist;

           (w) No Default or Event of Default shall have occurred and be continuing under any Funded Debt having an outstanding aggregate principal amount equal to or greater than $10,000,000; and

           (x) All fees and expenses payable to the Administrative Agent, the Arranging Agents and the Banks shall have been paid to the extent such fees and expenses have become payable on or prior to the Funding Date.

      8.2.  Release of Cash Collateral Account.
            ----------------------------------


           The Administrative Agent shall release the funds held in the Cash Collateral Account to the Borrower subject to the conditions precedent that:

           (a) The Banks shall have received evidence satisfactory to them that TCIC has cash on hand in an amount equal to the amount necessary to close the TCIC Subscription and that TCIC is ready, willing and able to transfer such cash to the Borrower immediately following the Exchange Time whereupon the Borrower shall immediately repay the Obligations in full. The Administrative Agent shall have received a certificate from TCI and TCIC that each of TCI and TCIC is ready, willing and able to satisfy or cause to be satisfied in the manner required by the Transaction Documents all matters set forth on Exhibit J to Facility A on its part to be satisfied and to consummate the Transaction and knows of no reason why it cannot satisfy or cause to be satisfied in the manner required by the Transaction Documents any of such matters on its part to be satisfied or why the Transaction cannot be fully consummated in accordance with the Transaction Documents immediately following the release of the funds from the Cash Collateral Account and the Facility A Cash Collateral Account;

           (b) No order, decree or injunction shall be in effect which enjoins the consummation of the Transaction or the release of the funds in the Cash Collateral Account or the Facility A Cash Collateral Account;


           (c) Immediately before and after giving effect thereto no Default shall exist;

           (d) No default or event of default shall have occurred and be continuing under any Funded Debt having an outstanding aggregate principal amount equal to or greater than $10,000,000;

           (e) The representations and warranties set forth in Section 9.10 shall be true and correct;


           (f) The Administrative Agent shall have received a certificate from the Borrower, VI and New VII to the effect that (i) the Transaction Documents are in full force and effect and each of the Borrower, VI and New VII is in compliance in all material respects with all obligations on its part to be performed under the Transaction Documents and to its knowledge TCI and TCIC are in compliance in all material respects with all obligations on their part to be performed under the Transaction Documents, (ii) all Exchange Offer conditions shall have been satisfied (without amendment, modification or waiver except for amendments expressly contemplated by the Transaction Documents and amendments, modifications or waivers permitted under Section 11.16 of Facility A), (iii) subject to the release of the funds in the Cash Collateral Account and the Facility A Cash Collateral Account and the delivery of $1.7 billion of such funds to the Borrower for transfer to New VII as part of the Conveyance of Assets (as such term is defined in the Implementation Agreement), (x) the Borrower, VI and New VII will immediately in accordance with the Transaction Documents cause the Conveyance of Assets and Assumption of Liabilities (as each such term is defined in the Implementation Agreement), take the actions referred to in Items XI and XII of Exhibit J to Facility A and cause the Exchange Time to occur and (y) subject to receipt of the Purchase Price (as defined in the Subscription Agreement) from TCIC the Borrower will, and VI and New VII expect that the Borrower will, deliver the

 Certificate (as defined in the Subscription Agreement) to TCIC, and (iv) subject to the matters referred to in preceding clause (iii), there are no conditions to the consummation of the Transaction that remain to be satisfied and upon completion of such matters the Transaction will be consummated; and


           (g) The Administrative Agent shall have received copies of the opinions of counsel to VI, New VII and the Borrower and counsel to TCI and TCIC delivered pursuant to the Transaction Documents.


      8.3.  Notice to Banks.
            ---------------


           Promptly after the Administrative Agent receives all documents required under Section 8.1 as a condition precedent to the obligation of the Banks to make the Loans on the Funding Date, the Administrative Agent shall give notice to the Banks at their Applicable Lending Offices that it has received all such documents and that such documents are satisfactory to it.


      8.4.  Tax Forms.
            ---------


           On or prior to the Execution Closing Date, each Bank shall provide the Administrative Agent and the Borrower with tax forms prescribed by Section 6.3.


 ARTICLE 9.  REPRESENTATIONS AND WARRANTIES.
             ------------------------------


      In order to induce the Banks to make the Loans on the First Funding Date, the Borrower hereby represents and warrants to the Administrative Agent and the Banks as to itself and, as the context may require, to each of its Subsidiaries, as follows:


      9.1.  Subsidiaries.
            ------------


           Except for changes otherwise permitted by this Agreement, Schedule
 9.1 hereto sets forth a true and complete list of the Borrower's Subsidiaries (excluding any Subsidiaries to be transferred to New VII on or prior to the Transaction Effective Date as part of the consummation of the Transaction) on the Execution Closing Date and on the Transaction Effective Date, specifying as of the Execution Closing Date and as of the Transaction Effective Date whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary for purposes of this Agreement. The outstanding shares of capital stock of each Restricted Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise indicated on Schedule
 9.1 or otherwise permitted by this Agreement, all of the outstanding shares of each class of the capital stock of each Restricted Subsidiary are owned, directly or indirectly, beneficially and of record, by the Borrower free and clear of all Liens.


      9.2.  Corporate Existence and Power.
            -----------------------------


           The Borrower and each Restricted Subsidiary is duly organized or formed and validly existing in good standing under the laws of the state in which it is incorporated or formed; each has the power to own its property and to carry on its respective business as now being conducted; and is duly qualified and is in good standing in each jurisdiction in which the nature of the respective business conducted by it or the properties owned by it makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

      9.3.  Corporate Authority.
            -------------------


           The Borrower has full legal power and corporate authority to enter into, execute, deliver and perform the terms of this Agreement, the Loan Documents and the Transaction Documents to which it is a party, to make the borrowings contemplated hereby and pursuant to the Notes, to execute, deliver and perform the terms of the Loans, the Loan Documents and the Transaction Documents to which it is a party, and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate actions and are in full compliance with its certificate of incorporation and bylaws. No consent or approval of, notice to or filing with, or other action by, shareholders, any Governmental Body or any other Person, which has not already been obtained, is required to authorize, or is required in connection with the execution, delivery and performance of this Agreement, the Notes, the Loans, the Loan Documents or the Transaction Documents (except as expressly contemplated in the Transaction Documents) to which it is a party, or is required as a condition to the validity or enforceability of this Agreement, the Notes, the Loans, the Loan Documents or the Transaction Documents to which it is a party.


      9.4.   Binding Agreement.
             -----------------


           This Agreement, the Notes and the other Loan Documents to which the Borrower is a party have been duly executed and delivered on behalf of the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the remedy of specific performance is within the discretion of the applicable court.

      9.5.  No Conflicting Agreements.
            -------------------------


           Neither the Borrower nor any Restricted Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction that could reasonably be expected to have a Material Adverse Effect. Neither the execution nor delivery by the Borrower of this Agreement, the borrowings hereunder, nor performance or fulfillment of or compliance with the terms and provisions of this Agreement or the other Loan Documents, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets (after giving effect to the consummation of the Transaction) of the Borrower or any Restricted Subsidiary pursuant to its charter or bylaws, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which any of them is subject. The use of the proceeds of the Loans made on the Funding Date will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrower or any Restricted Subsidiary pursuant to (i) its charter or bylaws, any award of any arbitrator, any agreement with stockholders, any order, judgment or decree, or any statute, law, rule or regulation to which any of them is subject or (ii) any other agreement or instrument to which any of them is subject that could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Restricted Subsidiary is a party to, or otherwise subject to, any provision contained in any instrument evidencing Indebtedness of any of them, any agreement relating thereto or any other contract or agreement (including its charter) that limits the amount of, or otherwise imposes restrictions on, the incurrence of Indebtedness by the Borrower of the type to be evidenced by the Notes except as set forth in Schedule 9.5 hereto and, as to the instruments, agreements or contracts, if any, listed on Schedule 9.5 the Borrower and/or any Restricted Subsidiary that is a party to any of the same has complied therewith, or received any consents or waivers necessary for compliance therewith.


      9.6.  Taxes.
            -----


           The Borrower and each Restricted Subsidiary has filed or caused to be filed all federal, state and other material local income tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it, and no tax Liens have been filed and no claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the Pro-Forma Financial Statements and are not so reflected therein. The charges, accruals and reserves on the books of the Borrower and each Restricted Subsidiary with respect to all federal, state and other material local taxes are considered by the management of the Borrower to be adequate, and the Borrower has no knowledge of any material unpaid assessment, tax or other governmental charge or levy which is or might be due and payable against it or any Restricted Subsidiary or any Property (after giving effect to the consummation of the Transaction) of the Borrower or any Restricted Subsidiary, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.


      9.7.  Compliance with Applicable Laws.
            -------------------------------


           Neither the Borrower nor any Restricted Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Body which default could reasonably be expected to have a Material Adverse Effect. The Borrower and each Restricted Subsidiary is complying in all material respects with all applicable statutes and regulations, including, without limitation, the Communications Act and ERISA, of all Governmental Bodies, including the FCC, a violation of which could reasonably be expected to have a Material Adverse Effect.


      9.8.  Governmental Regulations.
            ------------------------


           Neither the Borrower nor any Restricted Subsidiary nor any corporation controlling the Borrower or any Restricted Subsidiary or under common control with the Borrower or any Restricted Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness for Borrowed Money (other than Regulation X), including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      9.9.  Property.
            --------


           The Borrower and each Restricted Subsidiary has good and marketable title to all of its owned Property (after giving effect to the consummation of the Transaction) other than personal property and good title to all of its Property that is personal property (after giving effect to the consummation of the Transaction), title to which is material to the Borrower or such Restricted Subsidiary, except for title imperfections or defects which could not reasonably be expected to have a Material Adverse Effect, and such Property is subject to no Liens, except Liens permitted under Section 11.2 of Facility A. The Borrower and each Restricted Subsidiary enjoys peaceful and undisturbed possession under all material leases necessary for the use and operation of its Property (after giving effect to the consummation of the Transaction), none of which contains any provisions which could reasonably be expected to have a Material Adverse Effect. All such leases are valid and subsisting and are in full force and effect, and neither the Borrower nor any Restricted Subsidiary is in default thereunder which default could reasonably be expected to have a Material Adverse Effect.


      9.10.  Federal Reserve Regulations; Use of Proceeds of Loans.
             -----------------------------------------------------


           The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, by the Borrower or any of its Subsidiaries for a purpose which violates any law, rule or regulation of any Governmental Body, including, without limitation, the provisions of Regulation G, Regulation U or Regulation X. Neither the Borrower nor any agent acting on its behalf has taken any action that might cause this Agreement or the Notes to violate Regulation G, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act. Following application of the proceeds of the Loans, not more than 25% (or such greater or lesser percentage as provided in the exclusions from the definition of "Indirectly Secured" contained in Regulation G and Regulation U in effect on the Funding Date) of the value of the assets (both of the Borrower alone and of the Borrower and the Restricted Subsidiaries on a consolidated basis) subject to the provisions of Section 11.2 of Facility A will be Margin Stock.


      9.11.  ERISA.
             -----


           (a) No Prohibited Transactions, Accumulated Funding Deficiencies, withdrawals from Multiemployer Plans or Reportable Events have occurred with respect to any Plans or Multiemployer Plans that, in the aggregate, could subject the Borrower or any ERISA Affiliate to any material tax, penalty or other liability where such tax, penalty or liability is not covered in full for the benefit of the Borrower or such ERISA Affiliate, by insurance. As of the date of this Agreement, neither the Borrower nor any ERISA Affiliate reasonably expects to withdraw from a Multiemployer Plan where such withdrawal would subject the Borrower or any ERISA Affiliate to any material tax, penalty or other liability;


           (b) No notice of intent to terminate a Plan under Section 4041(c) of ERISA has been filed, nor has any Plan been terminated under Section 4041(c) of

 ERISA nor has the PBGC instituted proceedings to terminate, nor appointed a trustee to administer, a Plan and no event has occurred or condition exists which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Plan;

           (c) The present value of all vested benefit liabilities (as defined in Section 4001(a)(16) of ERISA) under all Plans does not exceed by a material amount the assets of the Plans allocable to such vested benefits; and


           (d) The execution, delivery and performance by the Borrower of this Agreement and the borrowings hereunder and the use of the proceeds thereof will not involve any Prohibited Transaction with respect to any Plan or Multiemployer Plan.


      9.12.  Franchises, Etc.
             ---------------


           The Borrower and each Restricted Subsidiary possesses all material franchises, certificates, licenses, permits and other authorizations from Governmental Bodies and all material patents, trademarks, service marks, trade names, copyrights, licenses, easements, rights of way and other rights, use, access or rental agreements and utility easements that are necessary for the ownership of its properties and assets and the maintenance and operation of its businesses as presently conducted (after giving effect to the consummation of the Transaction), and is not in violation of any of the foregoing in any material respect. No event has occurred which permits, or after notice or lapse of time (except expiration of the stated term thereof), or both, would permit, the revocation or termination of any such franchise, certificate, permit, license, authorization or other right which could reasonably be expected to have a Material Adverse Effect. All such franchises, certificates, permits, licenses and other authority have been validly issued to the Borrower or a Restricted Subsidiary, as the case may be, by the appropriate governmental authority and, except for franchises, certificates, permits, licenses or other authority which if not obtained could not reasonably be expected to have a Material Adverse Effect, each such franchise, certificate, permit, license or other authority is valid and subsisting. The Borrower and each Restricted Subsidiary is operating its respective businesses (after giving effect to the consummation of the Transaction) in material compliance with the terms and conditions of such franchises, certificates, permits, licenses and other authority.


      9.13.  Burdensome Obligations.
             ----------------------


           Neither the Borrower nor any Restricted Subsidiary is a party to or is bound by any franchise, agreement, deed, lease or other instrument, or subject to any corporate restriction which, in the opinion of the management of the Borrower, is so unusual or burdensome as in the foreseeable future could reasonably be expected to have a Material Adverse Effect.


      9.14.  FCC and Copyright Matters.
             -------------------------


           The Borrower and each Restricted Subsidiary (a) has duly and timely filed all cable television registration statements and other filings that are required to be filed by the Borrower and each Restricted Subsidiary under the Communications Act, the failure to file of which could reasonably be expected to have a Material Adverse Effect, and (b) is complying in all material respects with the Communications Act, including, without limitation, the rules, regulations and published policies of the FCC relating to the transmission of television, cable and microwave signals, a violation of which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Restricted Subsidiary has any knowledge that the Borrower or any Restricted Subsidiary has not recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal all material notices, statements of account, royalty fees and other documents and instruments required under the Copyright Act with respect to its business operations (after giving effect to the consummation of the Transaction), and, to the knowledge of the Borrower, neither the Borrower nor any Restricted Subsidiary is liable in any material respect to any Person for copyright infringement under the Copyright Act as a result of its business operations (after giving effect to the consummation of the Transaction). The Borrower and each Restricted Subsidiary has filed or caused to be filed with the FCC all reports, applications, documents, instruments and information required to be filed pursuant to all FCC rules, regulations and requests the failure to file of which could reasonably be expected to have a Material Adverse Effect.

      9.15.  Capital Stock of the Borrower.
             -----------------------------

           Except as otherwise permitted by the terms of this Agreement, the ownership of the issued and outstanding capital stock of the Borrower is as set forth on Schedule 9.15 at the relevant times set forth therein. The outstanding shares of capital stock of the Borrower have been duly authorized and validly issued and are fully paid and non-assessable. Except as disclosed on Schedule 9.15, and except as otherwise permitted by the terms of this Agreement, there are no outstanding options, rights or warrants for the acquisition by any Person, directly or indirectly, of shares of the capital stock (other than Money Market Preferred Stock) of the Borrower or of securities or obligations convertible into such capital stock and there are no sale agreements, proxies, voting trusts, powers of attorney or other agreements binding upon the Borrower and any Person, directly or indirectly, with respect to beneficial or record ownership, or voting rights with respect to, shares of capital stock of the Borrower.


      9.16.  Use of Proceeds.
             ---------------


           On the Funding Date, funds equal to the entire principal amount of the Loans made on the Funding Date shall be directly deposited into the Cash Collateral Account and such funds, subject to and in accordance with the terms and conditions of this Agreement, shall be released to the Borrower on the Transaction Effective Date to enable the Borrower to contribute such funds to New VII.

      9.17.  Business of the Borrower.
             ------------------------

           The Borrower and the Restricted Subsidiaries (after giving effect to the consummation of the Transaction) are engaged primarily in the cable television business, including pay cable service, which involves the distribution primarily by cable of audio and video signals in defined geographical areas, and in the business of acquiring, owning, expanding, operating and maintaining Cable Systems, and in directly related media activities, including, without limitation, data transmission services, telephony and the production and distribution of programming.

      9.18.  Ranking of Loans; Joint and Several Liability.
             ---------------------------------------------


           This Agreement and the other Loan Documents to which the Borrower is a party, when executed, and the Loans, when borrowed, are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and under the other Loan Documents rank and will rank at least pari passu in priority of payment to all other Indebtedness for Borrowed Money of the Borrower. For purposes of this Section 9.18, the phrase "priority of payment" refers to the order of payment or seniority of debt and not to the presence or absence of security.


      9.19.  No Misrepresentation.
             --------------------


           (a) On the Funding Date, no representation or warranty contained in this Agreement and no certificate, document, written statement or written report furnished or to be furnished by or on behalf of the Borrower in connection with this Agreement or the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact, or omits to state a material fact required to be stated in order to make such representation, warranty, certificate, document, statement or report not misleading in the light of the circumstances under which they are made.

           (b) As of the Funding Date, there is no fact peculiar to the Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect that has not been set forth in this Agreement or in the other documents, certificates and written statements and reports furnished to the Administrative Agent by or on behalf of the Borrower.

           (c) Notwithstanding anything to the contrary contained in this
 Section 19, the representations and warranties contained in this Section 19 shall not be deemed to apply to any financial projections provided by the Borrower or any Restricted Subsidiary.


 ARTICLE 10. EVENTS OF DEFAULT.
             -----------------

      10.1.  Events of Default.
             -----------------

             The following shall each constitute an "Event of Default":
                                                     ----------------


           (a) The failure of the Borrower to make any scheduled payment or prepayment (other than a voluntary prepayment pursuant to the terms of Section 5.4) of principal of the Loans on the date due and payable; or

           (b) The failure of the Borrower to make payment of interest on any of the Loans or the Commitment Fee or any other amount payable hereunder, other than amounts described in Section 10.1(a), on any date when due and payable and such failure shall continue unremedied for a period of five days after the same shall become due; or

           (c) The failure of the Borrower or any other obligor under any other Loan Document (other than the Administrative Agent, the Arranging Agents or any
 Bank) to observe or perform any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have become aware of such failure; or

           (d) If at any time on or prior to the closing of the Transaction on the Transaction Closing Date, the Borrower shall not be a wholly-owned, direct or indirect Subsidiary of VI; or

           (e) Any representation or warranty of the Borrower (or of any of its officers on its behalf in connection with this Agreement or the Loans) made herein or in any certificate, report, opinion (other than an opinion of counsel) or other Loan Document shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made or deemed made or confirmed; or

           (f) The Borrower or any Restricted Subsidiary shall fail (i) to pay, or, if required to purchase or otherwise acquire, shall fail to purchase or otherwise acquire, any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under, any Funded Debt having a then outstanding aggregate principal amount of $10,000,000 or more, on or prior to the expiration of any period of grace with respect thereto, whether or not such default has been waived by the holders of such Indebtedness, or (ii) to perform or observe any other agreement, term or condition contained in any document evidencing or securing such Funded Debt, or in any agreement under which any such Funded Debt was issued or created, which default has not been waived in writing by the holders of such Funded Debt prior to the time the Loans have become or been declared to be due and payable hereunder, if the effect of such failure is (x) to cause, or permit the holders of such Funded Debt (or a trustee on behalf of such holders) to cause, any payment in respect of such Funded Debt to become due prior to its stated date of maturity, or (y) to cause the Borrower or any Restricted Subsidiary to be required to purchase or otherwise acquire such Funded Debt; or

           (g) The Borrower or any Restricted Subsidiary shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors,
 (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for it, or any substantial part of its Property, (ix) be the subject of any such proceeding filed against it that remains undismissed for a period of 60 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains unstayed and in effect for 60 days or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or any Restricted Subsidiary; or

           (h) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction and, in the case of an order for relief entered against the Borrower or any Restricted Subsidiary (and not voluntarily submitted by the Borrower or any Restricted Subsidiary), continues unstayed and in effect for a period of 60 days (i) adjudging the Borrower or any Restricted Subsidiary a bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of, or in respect of the Borrower or any Restricted Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Restricted Subsidiary or of any substantial parts of the Property of any thereof or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Restricted Subsidiary; in each such case the Borrower, for itself and on behalf of each Restricted Subsidiary, expressly authorizes the Administrative Agent to protect and defend the Administrative Agent's or the Bank's rights in such case or proceeding; or

           (i) One or more judgments or decrees in an aggregate amount in excess of $1,500,000 shall be rendered against the Borrower and the Restricted Subsidiaries, or any of them, and such judgments or decrees shall continue unsatisfied and unstayed for a period of 60 days; or

           (j) (i) A Termination Event with respect to a Plan shall occur, (ii) any Person shall engage in any transaction involving any Plan which is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA or by a class or individual exemption issued by the Department of Labor, which results in material liability of the Borrower or any ERISA Affiliate, (iii) an Accumulated Funding Deficiency, whether or not waived, shall exist in a material amount with respect to any Plan, (iv) the Borrower or any ERISA Affiliate shall be in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments due to a Multiemployer Plan resulting from the Borrower's or such ERISA Affiliate's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Plan or (v) any other event or condition shall occur or exist with respect to a Single Employer Plan or a Multiemployer Plan, except that no event or condition referred to in any of the clauses (i) through (v) shall constitute an Event of Default if it, together with all other events or conditions at the time existing, would not subject the Borrower or any of its Restricted Subsidiaries to any tax, penalty, Indebtedness for Borrowed Money or liability which, alone or in the aggregate, would have a Material Adverse Effect; or

           (k) Any of the following events shall occur with respect to any Plan:
 (i) the institution of any steps by the Borrower, any ERISA Affiliate or any other Person to terminate a Plan if, as a result of such termination, the Borrower or any ERISA Affiliate could be required to make a contribution to such Plan, or could reasonably expect to incur a liability or obligation to such Plan in excess of $1,000,000; or (ii) a contribution failure occurs with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

           (l) The failure of (i) the Borrower, VI, TCI or TCIC to observe or perform any material term, covenant or agreement contained in the Transaction Documents, and such failure shall have continued unremedied for a period of 3 days after such party shall have become aware of such failure, (ii) any other party to the Transaction Documents to observe or perform any term, covenant or agreement contained in the Transaction Documents, if such failure could reasonably be expected to have a Material Adverse Effect, and such failure shall have continued unremedied for a period of 3 days after such party shall have become aware of such failure, or (iii) any of the Transaction Documents shall terminate or any party thereto shall elect to terminate any of the Transaction Documents prior to the closing of the Transaction on the Transaction Effective Date; or


           (m) The occurrence of an Event of Default under and as defined in any Loan Document; or


           (n) The occurrence of an Event of Default under and as defined in Facility A.


      10.2.  Consequences of an Event of Default.
             -----------------------------------


           Upon the occurrence or at any time during the continuance of an Event of Default, the Administrative Agent, at the written request of the Majority Banks, shall notify the Borrower that the Aggregate Commitments have been terminated and/or that the Loans (plus any prepayment premium due hereunder) have been declared immediately due and payable, whereupon the Loans shall be and become immediately due and payable; provided, however, that upon the occurrence of an Event of Default with respect to the Borrower under Section 10.1(g) or (h) the Aggregate Commitments shall automatically terminate and the Loans shall become immediately due and payable, without declaration or notice to the Borrower. To the fullest extent permitted by law, except for the notice provided for in the preceding sentence, the Borrower hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind. To the fullest extent permitted by law, the Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of this Agreement, the Notes, the Intercompany Debt Subordination Agreement, the Loans or any of the other Loan Documents.

           In the event that the Aggregate Commitments shall have been terminated or the Loans shall have been declared due and payable pursuant to the provisions of this Section 10.2, the Banks and the Borrower agree that any funds received from or on behalf of the Borrower by any of the Banks in respect of the Obligations shall be remitted to the Administrative Agent and shall be applied by the Administrative Agent in payment of the Loans and the Obligations of the Borrower in the following manner and order: (a) first, to reimburse the Administrative Agent and the Banks for any expenses due from the Borrower pursuant to the expense reimbursement and indemnification provisions of this Agreement; (b) second, to the payment, pro rata according to the Aggregate Commitments, of the Commitment Fee due under this Agreement; (c) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Loans) payable by the Borrower to the Administrative Agent or any of the Banks under or in connection with this Agreement; (d) fourth, to the payment of any interest due on the Loans, pro rata according to the aggregate outstanding principal balance of the Loans; (e) fifth, to the payment, pro rata according to the aggregate outstanding principal balance of the Loans, and (f) sixth, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct.


      10.3.  Waiver of Defaults.
             ------------------


           Except as otherwise specifically provided by the provisions of this Agreement, including without limitation Section 12.5, the Administrative Agent shall, only if authorized in writing by the Majority Banks, by written notice to the Borrower, at any time and from time to time, waive in whole or in part, absolutely or conditionally, any Default that shall have occurred or that may be expected to occur hereunder, under the Notes or under any of the other Loan Documents. Any such waiver shall be for such period and subject to such conditions or limitations as shall be specified in any such notice, and no single or partial waiver by the Administrative Agent or the Majority Banks of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies. In the case of any such waiver, the rights and obligations of the Borrower and the Banks under this Agreement, the Notes and the other Loan Documents shall be otherwise unaffected, and any Default so waived shall be deemed to be cured and not continuing to the extent and on the conditions or limitations set forth in such waiver, but no such waiver shall extend to any subsequent or other Default, or impair any right, remedy or power consequent upon any such other Default.


 ARTICLE 11. THE ADMINISTRATIVE AGENT AND ARRANGING AGENTS.
             ---------------------------------------------


      11.1.  The Administrative Agent.
             ------------------------


           The Bank of New York is hereby irrevocably designated the Administrative Agent by each of the other Banks to perform such duties on behalf of the other Banks and itself, and to have such powers as are set forth herein and as are reasonably incidental thereto. In performing its functions and duties under this Agreement and the Loan Documents, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust hereunder or thereunder with or for the Borrower. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any Loan Document a fiduciary relationship with any Bank, and nothing in this Agreement or any Loan Document, expressed or implied, is intended or shall be so construed to impose upon the

 Administrative Agent any obligations in respect of this Agreement, the Loan Documents, the Loans or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

      11.2.  Delegation of Duties, Etc.
             -------------------------

           The Administrative Agent may execute any of its duties and perform any of its powers hereunder by or through agents or employees and shall be entitled to consult with legal counsel and any accountant or other professional selected by it. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

      11.3.  Indemnification.
             ---------------


           The Banks agree to indemnify the Administrative Agent, in its capacity as such, and its directors, officers, employees or agents, to the extent not reimbursed promptly by the Borrower, pro rata according to their respective Loan outstanding or, if no Loans are outstanding, according to their respective Commitment, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted to be taken or suffered in good faith by any of them hereunder or thereunder, provided that no Bank shall be liable for any portion of any of the foregoing items resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents. Without limiting the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its pro rata share of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by the Administrative Agent in connection with the preparation, execution, administration or enforcement of, legal advice in respect of rights or responsibilities under, or amendment, modification or waiver of any provision of, this Agreement or any Loan Document, to the extent that the Administrative Agent is not promptly reimbursed for such expenses by the Borrower. If the Administrative Agent is subsequently reimbursed by the Borrower for such expenses, the Administrative Agent shall remit to the Banks their pro rata shares of such reimbursement.


      11.4.  Exculpatory Provisions.
             ----------------------


           (a) Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted to be taken or suffered in good faith by it hereunder or in connection herewith, except that the Administrative Agent shall be liable for its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, employees or agents, shall be liable in any manner for the effectiveness, enforceability, collectability, genuineness, perfection, validity, sufficiency or the due execution of this Agreement or any Loan Document or for the due authorization, authenticity or accuracy of the representations and warranties herein or in any other certificate, report, notice, consent, opinion, statement, or other document furnished or to be furnished hereunder, and shall be entitled to rely upon any of the foregoing believed by it to be genuine and correct and to have been signed and sent or made by the proper Person. The Administrative Agent shall be under no duty or responsibility to the Banks to ascertain or to inquire into the performance or observance by the Borrower or any Restricted Subsidiary or any other obligor of any of the provisions hereof or of any document executed and delivered in connection herewith. Each Bank acknowledges that it has taken and will continue to take such action and to make such investigation as it deems necessary to inform itself of the affairs of the Borrower and the Restricted Subsidiaries and each Bank acknowledges that it has made and will continue to make its own independent investigation of the creditworthiness and the business and operations of the Borrower and the Restricted Subsidiaries and that, in entering into this Agreement and in making its Loans, it has not relied and will not rely upon any information or representations furnished or given by the Administrative Agent or any other Bank.


           (b) Each Bank expressly acknowledges that the Administrative Agent has made no representations or warranties to it and that no act taken by the Administrative Agent shall be deemed to constitute any representation or warranty by the Administrative Agent to the Banks.

           (c) If the Administrative Agent shall request instruction from the Banks with respect to any act or action (including the failure to take an action) in connection with the Loans under this Agreement or any Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from all of the Banks or the Majority Banks, as the case may be. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys, accountants, experts and other professional advisors selected by it and (ii) no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting under this Agreement with respect to the Loans in accordance with the instructions of all of the Banks or the Majority Banks, as the case may be.

      11.5.  Knowledge of Default.
             --------------------


           It is expressly understood and agreed that the Administrative Agent shall be entitled to assume that no Default has occurred and is continuing, unless the officers of the Administrative Agent immediately responsible for matters concerning this Agreement shall have been notified in writing by (a) the Borrower, or (b) any Bank that such Bank considers that a Default has occurred and is continuing and specifying the nature thereof.


      11.6.  Administrative Agent in Its Individual Capacity.
             -----------------------------------------------

           With respect to this Agreement, all Loans made by the Administrative Agent and any renewals, extensions or deferrals of the payment thereof and any
 Note issued to or held by the Administrative Agent, the Administrative Agent shall have the same rights and powers hereunder as any Bank, and may exercise the same as though it were not the Administrative Agent, and the term "Bank" or "Banks" shall include the Administrative Agent in its individual capacity. The Administrative Agent and each of its affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any Restricted Subsidiary or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the

 Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.


      11.7.  Payee of Note Treated as Owner.
             ------------------------------


           The Administrative Agent and the Borrower may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an assignment or transfer becomes effective in accordance with Section 12.8 and a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the Borrower. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor.


      11.8.  Resignation or Removal of Administrative Agent.
             ----------------------------------------------


           If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each of the Banks and the Borrower a written notification of its resignation as Administrative Agent under this Agreement, such resignation to be effective on the thirtieth day after the date of such notice, provided that a successor Administrative Agent has been appointed in accordance herewith. In the event that the Administrative Agent shall have breached any of its material obligations to the Banks hereunder, the Majority Banks may remove the Administrative Agent effective on the date specified by them, by written notice to the Administrative Agent and the Borrower. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, provided that no Event of Default shall have occurred and be continuing, shall be reasonably satisfactory to the Borrower. If no successor Administrative Agent shall have been so appointed by the Majority Banks and accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or notification of the Administrative Agent of its removal, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which successor Administrative Agent hereunder shall be either a Bank or, if none of the Banks is willing to serve as successor Administrative Agent, a major international bank having combined capital and surplus of at least $500,000,000. Such successor Administrative Agent, provided that no Event of Default shall have occurred and be continuing, shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. The Borrower and the Banks shall execute such documents as shall be necessary to effect such appointment. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the Loan Documents. If at any time there shall not be a duly appointed and acting Administrative Agent, the Borrower agrees to make each payment due hereunder and under the Notes directly to the Banks entitled thereto during such time.

      11.9.  The Arranging Agents.
             --------------------

           The Arranging Agents shall have only those duties and obligations as expressly set forth in the Loan Documents in their capacity as Arranging Agents. The Arranging Agents in such capacity shall be entitled to the same protections, indemnities and rights, and subject to the same standards with respect to their actions, inactions and duties, as the Administrative Agent.


 ARTICLE 12. MISCELLANEOUS.
             -------------

      12.1.  Notices.
             -------

           All notices and other communications hereunder shall be given to the parties hereto at the following addresses:


           (a) if to the Borrower, at its address or addresses set forth on
 Schedule 12.1;


           (b) if to any Bank, at its address or addresses set forth on Schedule 2.1; and


           (c) if to the Administrative Agent, at its address or addresses set forth on Schedule 2.1;


 or in any of the foregoing cases at such other address and/or to such other Person as the Borrower, any Bank or the Administrative Agent may hereafter specify for that purpose by written notice to the Borrower and the Administrative Agent. Such notices and other communications will be effective only if and when given in writing, signed by an authorized officer and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, at the applicable address specified above, or one (l) day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided above (promptly confirmed in writing).


      12.2.  Term of Agreement.
             -----------------


           The term of this Agreement shall be until the later of the Maturity Date and the payment in full of all amounts due hereunder, under the Loans and the Notes, and the performance of all other obligations of the Borrower under the Loan Documents.


      12.3.  Copies of Certificates, Etc.
             ---------------------------


           Whenever the Borrower is required to deliver notices, certificates, opinions, statements or other information hereunder to the Administrative Agent or to the Administrative Agent for delivery to any Bank, they shall do so in such number of copies as the Administrative Agent shall reasonably specify. Whenever the Administrative Agent receives from the Borrower notices, certificates, opinions, statements or other information hereunder for delivery to any Bank, it shall promptly make such delivery, unless the Borrower is required by the terms hereof to deliver such items to such Bank itself.


      12.4.  No Waivers; Rights Cumulative.
             -----------------------------

           No failure or delay by the Administrative Agent, any Bank or the holder of any Note in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies in this Agreement are cumulative and not exclusive of any rights or remedies provided by laws.

      12.5.  Changes, Waivers, Amendments, Etc.
             ---------------------------------


           (a) Subject to the express provisions of subsection (b) below, neither this Agreement, any Loan Document nor any provision hereof or thereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought; provided, however, that the Administrative Agent may from time to time acting alone revise Schedule 2.1 to reflect changes in the Commitment or address of any Bank of which the Administrative Agent has received notice pursuant to the terms of this Agreement, and such revisions shall, absent manifest error, be binding on all parties hereto.

           (b) Any of the provisions of this Agreement or any Loan Document may be waived, modified or amended by an agreement or agreements in writing entered into by the Borrower and the Majority Banks; provided, however, that no such agreement, without the prior written consent of each Bank, shall (i) change the principal amount of, or extend or advance the maturity of or the date for the payment or required prepayment of principal of, or the payment of interest on, any Loan, or extend or advance the date for the payment of any fee due hereunder, or reduce the rate of interest on any Loan or the amount of any fee due hereunder, or change the method of computing interest or any fee payable hereunder, (ii) change the requirement that payments and prepayments of principal of, and payments of interest on, the Notes be made pro rata to the Banks on the basis of the outstanding principal amount of the Notes, or the outstanding amount of accrued but unpaid interest thereon, (iii) change the requirement that all borrowings hereunder shall be from the Banks pro rata in accordance with their respective Commitment, (iv) modify, amend or waive the provisions of Section 2.1(c), Section 12.5(b), Section 12.8 or the definition of Majority Banks, (v) modify, amend or waive the provisions of Article 7, (vi) expressly provide for discrimination between Banks except in a manner consistent with the existing terms of this Agreement, (vii) release any collateral except as permitted by the Loan Documents, or (viii) change the amount of the Commitment of any Bank except as expressly provided for by this Agreement. Each Bank and each holder of any Note then or thereafter outstanding shall be bound by any waiver, modification or amendment authorized by this Section 12.5(b), whether or not such Note is marked to make reference thereto, and any consent by any holder of any Note pursuant to this Section 12.5(b) shall bind any subsequent holder of such Note, whether or not such Note is so marked. Notwithstanding the above, no provision of this Agreement that affects the rights, privileges or duties of the

 Administrative Agent or the application of payments and proceeds provisions contained in the second paragraph of Section 10.2 may be waived, modified or amended without the prior written consent of the Administrative Agent.

      12.6.  Rights of Set-Off.
             -----------------


           (a) To the extent permitted by law, upon the occurrence of an acceleration of any Loans or Notes, each Bank is hereby authorized, in addition to any other right or remedy that any Bank may have by operation of law or otherwise, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to exercise its bankers' lien or right of set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower or any Restricted Subsidiary against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Note and although such obligations may be unmatured.

           (b) Each Bank agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and application; provided, however, that the failure to give any such notice shall not affect the validity of such set-off and application.


      12.7.  Integration and Severability.
             ----------------------------

           This Agreement embodies the entire agreement and understanding among all the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Loan Document, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

      12.8.  Assignments and Participations; Successors and Assigns.
             ------------------------------------------------------


           (a) This Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Banks and their respective successors and assigns, except that the Borrower may not assign any of its rights or transfer any of its duties hereunder, without the prior written consent of each of the Banks.

           (b) Any Bank may assign to one or more Eligible Assignees part of its interest under its Note, its Loan and its Commitment, provided that, immediately after giving effect to such assignment, such Bank (including its affiliates) shall have a Credit Exposure equal to at least 51% of its Credit Exposure, and prior principal payments of the Loans pursuant to Section 5.4, at the time such Bank first became a Bank hereunder.

           (c) Any Bank may assign to one or more Eligible Assignees any of its interest under its Note, its Loan and its Commitment not otherwise permitted under (b) above, provided that the Borrower shall have consented to such assignment (such consent to be within the sole discretion of the Borrower).

           (d) Each assignment by any Bank of any of its Note, its Loan and its Commitment shall be in a minimum aggregate principal amount of $5,000,000, or such amount plus an integral multiple of $1,000,000 in excess thereof, unless the Borrower and the Administrative Agent consent otherwise, and (i) shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations being assigned under this Agreement, (ii) the parties to such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee payable to the Administrative Agent of $3,000, and (iii) the Borrower shall issue a new Note or Notes to the Banks party to such assignment against receipt of the existing Note of the assignor Bank in accordance with Section 4.3(b) hereof. Upon such execution, delivery, acceptance and recording, from and after the Effective Date, as defined in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder.

           (e) Any Bank may participate any of its rights under its Note, its Loan, or its Commitment, provided that any grant of rights to a participant with respect to the Loan by a Bank shall state that such rights exist only as a result of the agreement between the participant and such Bank. The holder of any such participation shall not be entitled to require such Bank to take or omit to take any action under this Agreement except any action that would extend the maturity of the Note participated in by such participant, reduce the interest rate payable on the Note or the Commitment Fee, increase the Aggregate Commitments, forgive the payment of principal or interest on the Note or extend any payment date with respect thereto, or release any collateral except as permitted by the Loan Documents, in each case to the extent that it participates in such Note, Commitment or Commitment Fee.

           (f) Notwithstanding (b) and (c) above, any Bank may assign any interest in its Note, its Loan or its Commitment (i) to an affiliate of such Bank without restriction or (ii) pursuant to the provisions of Section 7.1 or 7.2.

           (g) Any Bank that assigns or participates any of its rights under its Note, its Loan or its Commitment hereunder shall, as a condition to the effectiveness of such assignment or participation, provide notice of such transaction to the Borrower and the Administrative Agent. No Bank shall, as between the Borrower and such Bank, be relieved of any of its obligations hereunder as a result of any assignment or granting of participations in all or any part of its Loan, its Note or its Commitment, or other obligations owed to such Bank, except that a Bank shall be relieved of its obligations hereunder to the extent of any assignment of all or any part of its Loan, its Note or its Commitment made pursuant to this Section 12.8. All amounts payable to any Bank under Section 6.2(a) or Article 7 shall be determined as if such Bank had not
 (i) sold any participations and (ii) made any pledges or assignments pursuant to Section 12.8(h).

           (h) Nothing contained in this Section 12.8 shall prevent or prohibit any Bank from assigning or pledging all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Bank from its obligations hereunder.

           (i) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Banks.

           (j) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the representations and warranties expressly set forth in the applicable Assignment and Acceptance, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the Note or any other instrument or document furnished pursuant hereto or thereto; (ii) such assignor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of their obligations under this Agreement or the Note; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (v) such assignee appoints and authorizes the Administrative Agent as its agent pursuant to, and in accordance with, Article 11.

           (k) The Administrative Agent shall maintain at its address at which notices are to be given to it pursuant to Section 12.1 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loan owing to, each Bank from time to time (the "Register"). The entries in the
                                             --------
 Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.


      12.9.  JURISDICTION; WAIVER OF JURY TRIAL.
             -----------------------------------


           IN CONSIDERATION OF THE AGREEMENT OF THE BANKS TO MAKE THE LOANS HEREUNDER, THE BORROWER AGREES THAT ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE BORROWINGS HEREUNDER, ANY NOTE OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS FOR THAT PURPOSE. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT,

 ACTION OR PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER. THE BORROWER AND THE BANKS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A JURY TRIAL.


      12.10. Headings; Plurals.
             -----------------

           The headings of articles and sections herein are inserted for convenience only and form no part of this Agreement. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

      12.11. Applicable Law.
             --------------

           This Agreement and the Loan Documents shall be governed by and construed in accordance with the internal laws of the State of New York without reference to its choice of law principles.

      12.12. Counterparts; When Effective.
             ----------------------------


           This Agreement and the Loan Documents may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Administrative Agent has received counterparts hereof executed by the Borrower, the Administrative Agent, the Arranging Agents and all the Banks (such date herein referred to as the "Execution Closing Date"). The Administrative Agent
                            ----------------------
 will notify each of the other parties hereto of such effectiveness as promptly as practicable, but in any event not later than the Business Day following the Execution Closing Date. Complete sets of the counterparts hereof will be lodged with the Borrower and the Administrative Agent and copies thereof provided to each Bank.


      12.13. Payment of Expenses; Indemnity by Borrower.
             ------------------------------------------


           (a) The Borrower, whether or not the transactions hereby contemplated shall be consummated, shall pay the reasonable fees and expenses (including reasonable out-of-pocket expenses) of the Administrative Agent's special counsel, Emmet, Marvin & Martin, LLP, and all other reasonable expenses arising in connection with (i) negotiation, preparation, execution and delivery of this Agreement and the Loan Documents, including schedules and exhibits, and (ii) the preparation and review of the form of any document or instrument relevant to this Agreement.

           (b) The Borrower agrees to pay, on demand, the reasonable fees and expenses (including reasonable attorneys' fees, legal expenses and out-of-pocket expenses) of the Administrative Agent and the Banks incurred in connection with any amendments, waivers, consents, supplements or other modifications to this Agreement and the Loan Documents as may from time to time hereafter be required (except for fees and expenses relating to the issuance of new Notes by the Borrower pursuant to

 Section 4.3(b) hereof and any assignment or participation of interests in the Loans or any Commitments pursuant to Section 12.8 hereof).


           (c) The Borrower further agrees to pay, and to save the Administrative Agent and the Banks harmless from all liability for, any stamp or other taxes, together in each case with interest and penalties, if any, and any income tax payable by the Administrative Agent or any Bank in respect of any reimbursement therefor, which may be payable in connection with the execution or delivery of this Agreement and the Loan Documents, the borrowings hereunder or the issuance of the Notes. The Borrower also agrees to reimburse the Administrative Agent and each Bank upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent or such Bank in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any of the Borrower's obligations hereunder and under the Loan Documents and
 (y) the enforcement of any such obligations, including without limitation costs and expenses incurred in any bankruptcy case or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower, any Restricted Subsidiary or any agent thereof.

           (d) In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Bank and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Administrative Agent, each Arranging Agent, each Bank and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free
                                                     -------------------
 and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection herewith and therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified
                                                                  -----------
 Liabilities"), incurred by the Indemnified Parties or any of them as a result
 -----------
 of, or arising out of, or relating to:


                     (i) any transaction (including, without limitation, the Transaction) financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;


                     (ii) the entering into and performance of this Agreement or any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Majority Banks pursuant to Article 8 not to fund any borrowing);

 except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      12.14.   Liability of VI
               ---------------


      Notwithstanding any provision set forth herein or in any Loan Document, the Banks hereby agree that they will not look to or assert any claim against VI or any of its affiliates (other than, prior to the Transaction Effective Date, the Borrower and the Restricted Subsidiaries and, on and after the Transaction Effective Date, Parent Cable) for the payment of any amounts payable hereunder or under the Loan Documents (including, without limitation, any Obligations). The foregoing shall not apply to any claims arising out of the VI Indemnity Agreement or any claims for damage resulting from any material inaccuracy of any representation or statement made by VI or New VII in any certificate delivered by VI or New VII as required by Section 8.1(i) or Section 8.2(f). VI and its affiliates are intended third party beneficiaries, and are entitled to all rights and remedies of a third party beneficiary, of this
 Section 12.14.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                           VIACOM INTERNATIONAL INC., as
                           Borrower


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________



                           THE BANK OF NEW YORK,
                           as an Arranging Agent and as the
                           Administrative Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           NATIONSBANK OF TEXAS, N.A., individually and as an Arranging Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE BANK OF NOVA SCOTIA, individually
                           and as an Arranging Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           CIBC INC., individually and as an Arranging Agent


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________

                           THE TORONTO-DOMINION BANK, indi-
                           vidually and as an Arranging Agent



                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________


                           THE BANK OF NEW YORK COMPANY, INC.


                           By: ______________________________
                           Name: ____________________________
                           Title: ___________________________